UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 3)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

PANGAEA LOGISTICS SOLUTIONS LTD.
(Name of Registrant as Specified in its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PANGAEA LOGISTICS SOLUTIONS LTD.
109 Long Wharf
Newport, RI 02840
[●], 2024
To the Shareholders of Pangaea Logistics Solutions Ltd.:
You are invited to attend a special meeting of shareholders (the “Special Meeting”) of Pangaea Logistics Solutions Ltd., a Bermuda company (the “Company”) scheduled for [●], 2024, at 10:00 AM, Eastern Time. The Special Meeting will be held at the Company’s Executive Office, 109 Long Wharf, Newport, RI 02840.
On September 23, 2024, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Strategic Shipping Inc. (“SSI”), Renaissance Holdings LLC, a wholly-owned subsidiary of SSI (“Renaissance”), and Renaissance Merger Sub LLC, a wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which the Company has agreed to acquire Renaissance from SSI through the merger of Merger Sub with and into Renaissance, with Renaissance surviving the merger as a wholly-owned subsidiary of the Company (the “Merger”). As a result of the Merger, the Company will acquire ownership of, or assume bareboat charters-in with purchase options for, 15 handy-size bulk vessels currently owned or chartered-in by SSI indirectly through Renaissance and its wholly-owned subsidiaries (collectively, the “Acquisition Fleet”). By virtue of the Merger and without any action by the parties to the Merger Agreement, all of the limited liability company interests of Renaissance outstanding immediately prior to the effective time of the Merger will be converted into the right of SSI to receive (i) a number of shares of common stock, par value $0.0001 per share, of the Company (the “Merger Shares”) to be determined prior to the Merger based on a net asset value to net asset value exchange ratio as set forth in the Merger Agreement (the “Merger Consideration”) and (ii) any amount SSI is entitled to under Section 1.10 of the Merger Agreement as a result of certain adjustments to be made to the Merger Consideration at and following the closing of the Merger (the “Closing”).
In addition to the Merger Agreement, the Company will enter into (i) an Investor and Registration Rights Agreement with SSI, which will grant SSI certain registration, board representation and other rights at the Closing, and (ii) certain technical management agreements with the current technical manager of the Acquisition Fleet at the Closing, which will provide for the technical management of the Acquisition Fleet following the Closing.

While the exact number of Merger Shares will be determined prior to the Closing, based on relative valuations of Renaissance and the Company, and certain other adjustments described below, it is expected that the total number of Merger Shares will be approximately 29% of the Company’s issued and outstanding shares of common stock upon completion of the Merger but in no event will be less than 25% or greater than 30% of the Company’s total issued and outstanding shares of common stock.
At the Special Meeting, you will be asked to consider and vote: (1) to approve the issuance of the Merger Shares in accordance with the shareholder approval requirements of Nasdaq Listing Rule 5635 (“Proposal 1”); (2) to adjourn or postpone the Special Meeting, if necessary or appropriate, for the solicitation of additional proxies in the event that there are insufficient votes at the time of the Special Meeting to constitute a quorum or approve the issuance of the Merger Shares (“Proposal 2”); and (3) to conduct any other business that may properly come before the Special Meeting or any adjournments or postponements of the Special Meeting. This information is solicited on behalf of our board of directors (the “Board of Directors”).
AFTER CAREFUL CONSIDERATION, BY THE UNANIMOUS VOTE OF ALL DIRECTORS, OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE ISSUANCE OF THE MERGER SHARES IN CONNECTION WITH THE PROPOSED MERGER AND FOR THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES, AND TO CONDUCT ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

The Company’s obligation to consummate the Merger is subject to closing conditions that include the approval of the issuance of the Merger Shares pursuant to Nasdaq Listing Rule 5635, which requires that a company obtain shareholder approval prior to the issuance of securities, other than in a public offering for cash, in connection with the acquisition of the stock or assets of another company when the number of shares of common stock to be issued will be equal to or in excess of 20% of the company’s issued and outstanding common stock prior to the issuance. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the matter (provided that a quorum is present in person or by proxy at the Special Meeting) is required for the approval of Proposal 1. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the matter is required for the approval of Proposal 2; if less than a quorum is present in person or by proxy at the Special Meeting, then the affirmative vote of the holders of shares having a majority of the voting power of all shares represented at the Special Meeting may adjourn the Special Meeting.
The enclosed proxy statement provides you with detailed information about us, the Merger and the issuance of the Merger Shares in connection with the proposed Merger. You may obtain additional information about us from documents that we have filed with the U.S. Securities and Exchange Commission as described under “Voting; Additional Information” on page [●] of the enclosed proxy statement. We strongly encourage you to carefully read the enclosed proxy statement and its exhibits, in their entirety.
It is very important that your vote be represented at the Special Meeting regardless of the number of shares you own. Even if you plan to attend the Special Meeting, we urge you to submit your vote promptly. You may vote your shares by marking, signing and dating the enclosed proxy card and returning it in the envelope provided, as described in further detail herein. Voting by proxy card will not prevent you from voting in person, but will ensure that your vote is counted if, for whatever reason, you are unable to attend the Special Meeting.

I enthusiastically support this transaction and join the other members of our Board of Directors in recommending that you vote “FOR” Proposal 1 to issue the Merger Shares and “FOR” Proposal 2 to adjourn or postpone the Special Meeting, if necessary.

/s/ Mark L. Filanowski
Chief Executive Officer

PANGAEA LOGISTICS SOLUTIONS LTD.
109 Long Wharf
Newport, RI 02840

NOTICE OF
SPECIAL MEETING OF SHAREHOLDERS
TO THE SHAREHOLDERS OF PANGAEA LOGISTICS SOLUTIONS LTD:
NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the “Special Meeting”) of Pangaea Logistics Solutions Ltd., a Bermuda company (the “Company”), will be held on [●], 2024, at 10:00 AM, Eastern Time. The Special Meeting will be held at the Company’s Executive Office, 109 Long Wharf, Newport, RI 02840.
On September 23, 2024, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Strategic Shipping Inc. (“SSI”), Renaissance Holdings LLC, a wholly-owned subsidiary of SSI (“Renaissance”), and Renaissance Merger Sub LLC, a wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which the Company has agreed to acquire Renaissance from SSI through the merger of Merger Sub with and into Renaissance, with Renaissance surviving the merger as a wholly-owned subsidiary of the Company (the “Merger”). As a result of the Merger, the Company will acquire ownership of, or assume bareboat charters-in with purchase options for, 15 handy-size bulk vessels currently owned or chartered-in by SSI indirectly through Renaissance and its wholly-owned subsidiaries (collectively, the “Acquisition Fleet”). By virtue of the Merger and without any action by the parties to the Merger Agreement, all of the limited liability company interests of Renaissance outstanding immediately prior to the effective time of the Merger will be converted into the right of SSI to receive (i) a number of shares of common stock, par value $0.0001 per share, of the Company (the “Merger Shares”) to be determined prior to the Merger based on a net asset value to net asset value exchange ratio as set forth in the Merger Agreement (the “Merger Consideration”) and (ii) any amount SSI is entitled to under Section 1.10 of the Merger Agreement as a result of certain adjustments to be made to the Merger Consideration at and following the closing of the Merger (the “Closing”).
While the exact number of Merger Shares will be determined prior to the Closing, based on relative valuations of Renaissance and the Company, and certain other adjustments described below, it is expected that the total number of Merger Shares will be approximately 29% of the Company’s issued and outstanding shares of common stock upon completion of the Merger but in no event will be less than 25% or greater than 30% of the Company’s total issued and outstanding shares of common stock.
At the Special Meeting we will:
1.	vote to approve the issuance of the Merger Shares in accordance with the shareholder approval requirements of Nasdaq Listing Rule 5635 (referred to as “Proposal 1”);
2.
vote to adjourn or postpone the Special Meeting if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to constitute a quorum or to approve Proposal 1 or Proposal 2, and to ensure that any supplement or amendment to the proxy statement is timely provided to the Company’s shareholders (referred to as “Proposal 2”); and

3.	conduct any other business that may properly come before the Special Meeting or any adjournments or postponements thereof.
Our Board of Directors is not aware of any other business to come before the Special Meeting.
Only shareholders of record, or their legal proxy holders, at the close of business on [●], 2024 are entitled to receive notice of, and to vote at, the Special Meeting.
Your vote is extremely important. I hope you will be able to attend the Special Meeting. Details regarding how to attend the Special Meeting and the business to be conducted at the Special Meeting are more fully described in the accompanying Proxy Statement. We consider the votes of all of our shareholders to be important. Whether or not you plan to attend the Special Meeting, please vote your shares as promptly as possible by completing, signing, dating and returning the proxy card in the postage-paid envelope provided. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Special Meeting, you must obtain a legal proxy issued in your name from that record holder.

By Order of the Board of Directors,

/s/ Mark L. Filanowski
Chief Executive Officer
Newport, Rhode Island
[●], 2024

PANGAEA LOGISTICS SOLUTIONS LTD.
109 Long Wharf
Newport, RI 02840

PROXY STATEMENT FOR THE
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [●], 2024
This proxy statement and the accompanying proxy are furnished to shareholders of Pangaea Logistics Solutions Ltd. (the “Company”) in connection with the solicitation of proxies by the Company’s board of directors (the “Board of Directors”) for use at the special meeting of shareholders (the “Special Meeting”) scheduled for [●], 2024, at 10:00 AM, Eastern Time. The Special Meeting will be held at the Company’s Executive Office, 109 Long Wharf, Newport, RI 02840, for the purposes set forth in the accompanying Notice of Special Meeting. This proxy statement, including the form of proxy included herewith, are first being mailed to shareholders on or about [●], 2024. We are soliciting proxies pursuant to this proxy statement for use at the Special Meeting.
Shareholders of record at the close of business on [●], 2024 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting. On the Record Date, there were issued and outstanding 46,902,091 shares of common stock, par value $0.0001 per share. The presence, in person or by proxy, of at least two shareholders representing the holders of at least thirty-three percent (33%) of the issued and outstanding shares entitled to vote at the Special Meeting is necessary to constitute a quorum. In deciding all questions, each holder of common stock shall be entitled to one vote, in person or by proxy, for each share held on the Record Date.
If you are a shareholder of record and attend the Special Meeting, you may deliver your completed proxy card in person. However, if you hold your shares in “street name” (not registered in your name): (i) you must return your voting instructions to your broker or nominee so that the holder of record can be instructed how to vote those shares; or (ii) if you wish to attend the Special Meeting and vote in person, you must obtain and bring to the Special Meeting a proxy signed by the record holder giving you the right to vote the shares on their behalf. (You may not use the voting instruction form provided by your broker or nominee to vote in person at the Special Meeting.)
On September 23, 2024, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Strategic Shipping Inc. (“SSI”), Renaissance Holdings LLC, a wholly-owned subsidiary of SSI (“Renaissance”), and Renaissance Merger Sub LLC, a wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which the Company has agreed to acquire Renaissance from SSI through the merger of Merger Sub with and into Renaissance, with Renaissance surviving the merger as a wholly-owned subsidiary of the Company (the “Merger”). As a result of the Merger, the Company will acquire ownership of, or assume bareboat charters-in with purchase options for, 15 handy-size bulk vessels currently owned or chartered-in by SSI indirectly through Renaissance and its wholly-owned subsidiaries (collectively, the “Acquisition Fleet”). By virtue of the Merger and without any action by the parties to the Merger Agreement, all of the limited liability company interests of Renaissance outstanding immediately prior to the effective time of the Merger will be converted into the right of SSI to receive (i) a number of shares of common stock, par value $0.0001 per share, of the Company (the “Merger Shares”) to be determined prior to the Merger based on a net asset value to net asset value exchange ratio as set forth in the Merger Agreement (the “Merger Consideration”) and (ii) any amount SSI is entitled to under Section 1.10 of the Merger Agreement as a result of certain adjustments to be made to the Merger Consideration at and following the closing of the Merger (the “Closing”).
While the exact number of Merger Shares will be determined prior to the Closing of the Merger, based on relative valuations of Renaissance and the Company, and certain other adjustments described below, it is expected that the total number of Merger Shares will be approximately 29% of the Company’s issued and outstanding shares of common stock upon completion of the Merger but in no event will be less than 25% or greater than 30% of the Company’s total issued and outstanding shares of common stock.
1

At the Special Meeting we will:
1.	vote to approve the issuance of the Merger Shares in accordance with the shareholder approval requirements of Nasdaq Listing Rule 5635 (referred to as “Proposal 1”);
2.
vote to adjourn or postpone the Special Meeting if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to constitute a quorum or to approve Proposal 1 or Proposal 2, and to ensure that any supplement or amendment to the proxy statement is timely provided to the Company’s shareholders (referred to as “Proposal 2”); and

3.
conduct any other business that may properly come before the Special Meeting or any adjournments or postponements thereof.

Our Board of Directors is not aware of any other business to come before the Special Meeting.

Votes cast by proxy or in person at the Special Meeting will be tabulated by the election inspector appointed for the Special Meeting and will determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present (for purposes of determining quorum) and entitled to vote but as not voted for purposes of determining the approval of any matter submitted to the shareholders for a vote. Abstentions will have the same effect as negative votes for Proposal 1 and Proposal 2. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter or chooses not to exercise its authority (“Broker Non-Votes”), those shares will be counted for the purpose of determining whether a quorum is present. Under Nasdaq rules, Proposal 1 and Proposal 2 are non-routine matters and therefore a broker may not be entitled to vote shares held in street name on the proposals absent instructions from the beneficial holder of such shares. Consequently, if your shares are held in street name and you do not submit any voting instructions to your bank, broker or other nominee, your shares will not be voted on the proposals and will be considered a Broker Non-Vote.
All properly completed written proxies and all properly completed proxies that are delivered pursuant to this solicitation will be voted in accordance with the directions given in the proxy unless the proxy is revoked before completion of voting at the Special Meeting. If no direction is indicated, such proxies will be voted FOR Proposal 1 and FOR Proposal 2. Each shareholder may revoke a previously submitted proxy at any time before it is exercised by using the procedures specified in the proxy card or by submitting written notice of revocation or a duly executed proxy bearing a later date to us. Attendance at the Special Meeting will not, in itself, constitute revocation of a proxy but a shareholder in attendance may request a ballot and vote in accordance with the instructions provided herein, which revokes a prior submitted proxy. Where a proxy is properly signed and returned without indicating any voting instructions regarding a proposal, the shares represented by the proxy will be voted FOR Proposal 1 and FOR Proposal 2.
All expenses incurred in the solicitation of proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited on behalf of the Company by directors, officers and employees of the Company in writing, by telephone, e-mail or other means of communication. Directors, officers, and other employees will not be paid any additional compensation for soliciting proxies. The Company will reimburse banks, brokers, nominees and other record holders of common stock for their reasonable expenses in sending proxy material to the beneficial owners of such common stock and obtaining their proxies.
The Board of Directors knows of no other matters to be presented for consideration at the Special Meeting. If any other proper matters should be presented at the Special Meeting, the proxy holders may vote any shares represented by proxy in their discretion.
Your vote is extremely important. All shareholders of the Company are cordially invited to attend the Special Meeting. Whether or not you plan to attend, you are urged to make, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided. Voting in advance of the Special Meeting will help ensure that your shares are represented and that a quorum is present at the Special Meeting. If you submit your proxy and then decide to attend the Special Meeting and wish to vote your shares at the Special Meeting, you may still do so. Your proxy is revocable in accordance with the procedures identified in the accompanying proxy statement. Only shareholders of record at the close of business on the Record Date are entitled to notice of, to attend and to vote at, the Special Meeting. This proxy statement and the enclosed proxy card are first being mailed to shareholders on or about [●], 2024.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held on [●], 2024. This notice of meeting and the accompanying Proxy Statement are being made available on or about [●], 2024.
As of the date of this proxy statement, the Board of Directors knows of no other business, which will be presented for consideration at the Special Meeting. If any other proper matters are presented at the Special Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions, including to vote any shares, in their discretion.
2

GENERAL INFORMATION
The Board of Directors of Pangaea Logistics Solutions Ltd., a Bermuda company (the “Company”), is providing these proxy materials to you in connection with the solicitation of proxies for use at our special meeting of shareholders (the “Special Meeting”) to be held at the Company’s Executive Office, 109 Long Wharf, Newport, RI 02840 on [●], 2024 at 10:00 AM Eastern Time, or at any adjournment or postponement thereof, for the purposes stated herein. This proxy statement summarizes the information that you will need to know to vote in an informed manner.
3

SUMMARY TERM SHEET OF THE MERGER AGREEMENT

The following section is a summary term sheet that briefly describes in bullet point format the most material terms of the proposed transaction. This is being included to provide shareholders with sufficient information to understand the essential features and significance of the Agreement and Plan of Merger. This section is only a summary of material terms, and a more detailed discussion of the terms of the Agreement and Plan of Merger can be found under section titled “The Merger and Related Transactions” in this Proxy Statement.

Parties
Pangaea Logistics Solutions Ltd. (the “Company”), Strategic Shipping Inc. (“SSI”), Renaissance Holdings LLC, a wholly-owned subsidiary of SSI (“Renaissance”), and Renaissance Merger Sub LLC, a wholly-owned subsidiary of the Company (“Merger Sub”).

Merger
Upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger (the “Merger Agreement”), the Company will merge with and into Merger Sub (the “Merger”).  As a result of the Merger, the separate existence of Merger Sub will cease, and the Company will continue as the surviving company. As a result of the Merger, the Company will acquire ownership of, or assume bareboat charters-in with purchase options for, 15 handy-size bulk vessels currently owned or chartered-in by SSI indirectly through Renaissance and its wholly-owned subsidiaries (collectively, the “Acquisition Fleet”).

Consideration
By virtue of the Merger and without any action by the parties to the Merger Agreement, all of the limited liability company interests of Renaissance outstanding immediately prior to the effective time of the Merger will be converted into the right of SSI to receive (i) a number of shares of common stock, par value $0.0001 per share, of the Company (the “Merger Shares”) to be determined prior to the Merger based on a net asset value to net asset value exchange ratio as set forth in the Merger Agreement (the “Merger Consideration”) and (ii) any amount SSI is entitled to under Section 1.10 of the Merger Agreement as a result of certain adjustments to be made to the Merger Consideration at and following the closing of the Merger (the “Closing”).

Representations and Warranties
The parties have generally made a full set of representations and warranties regarding themselves and their businesses, including with respect to organization, existence and good standing, subsidiaries, capitalization, financial statements, litigation, compliance with laws, taxes, vessels and indebtedness for borrowed money. Some of these representations and warranties were made as of specified dates.  The representations and warranties of the Company are generally qualified by, among other things, filings by the Company with the SEC that are publicly available during the period beginning on January 1, 2023 and ending two (2) days prior to the date of the Merger Agreement and a confidential disclosure letter containing non-public information.  The representations and warranties of the SSI and the Company are generally qualified by, among other things, matters disclosed in a confidential disclosure letter containing non-public information. Many of the parties’ representations and warranties are also qualified by the absence of a “material adverse effect”.

Regulatory Filings
Following the date of the Merger Agreement, the parties made a Hart-Scott-Rodino (HSR) filing with the Federal Trade Commission (“FTC”) and the Antitrust Division of the United States Department of Justice and the statutory HSR waiting period expired prior to Closing. Any filing fees in connection with such filing was borne and paid by the Company. Other than this regulatory filing, there are no remaining federal or state regulatory requirements that must be complied with or approval must be obtained in connection with the transaction.

Technical Management Agreements
At Closing, the Company and the current vessel manager of the Renaissance fleet, shall execute and deliver one or more technical management agreements (the “Technical Management Agreements”) in respect of each vessel in the Acquisition Fleet, pursuant to which the current vessel manager will continue to provide certain technical management to the vessels acquired or chartered-in in the Merger.

Conditions to Closing
The respective obligations of the parties to the Merger Agreement to effect the Merger are subject to the satisfaction of the following conditions, among others discussed elsewhere in this Proxy Statement:
•    the expiration of the HSR waiting period;

•    no governmental entity shall have enacted, issued, promulgated, enforced or entered any legal requirement or order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger, on the terms contemplated by the Merger Agreement;
•    the approval of Parent’s shareholders of the Shareholder Proposals shall have been obtained; and
•    upon completion of the Merger, the Merger Consideration, in no event will be less than 25% or greater than 30% of the Company’s total issued and outstanding shares of common stock.

Termination
The Merger Agreement may be terminated prior to the effective time of the Merger, by mutual written agreement of the Company and SSI at any time.

In addition, The Company or SSI may terminate the Merger Agreement at any time before the effective time of the Merger, by written notice to the other party for reasons discussed elsewhere in the Proxy Statement.

4

QUESTIONS AND ANSWERS
The following questions and answers briefly address some questions you may have regarding the Special Meeting, the proposed issuance of the Merger Shares and the proposal to adjourn or postpone the Special Meeting, if necessary or appropriate. These questions and answers may not address all questions that may be important to you as a shareholder of the Company. Please refer to the definitions of the “Merger Consideration,” “Merger Shares” as well as other more detailed information contained elsewhere in this proxy statement, including the exhibits and the documents we refer to in this proxy statement.
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING OF SHAREHOLDERS
Q:	Why am I receiving this proxy statement?
A:
You are receiving this proxy statement because you have been identified as a shareholder of the Company at the close of business on the Record Date for the determination of shareholders entitled to notice of the Special Meeting. This proxy statement contains important information about the Merger, the issuance of the Merger Shares, and the Special Meeting. You should read this proxy statement carefully.

Q:	When and where is the Special Meeting?
A:	The Special Meeting will be held at the Company’s Executive Office, 109 Long Wharf, Newport, RI 02840 on [●], 2024, at 10:00 AM Eastern Time.
Q:	What proposals are being presented at the Special Meeting?
A:
The Company is seeking our shareholder’s approval of two proposals at the Special Meeting. Each share of common stock has one vote on each matter.

• Proposal 1: a proposal to approve the issuance of the Merger Shares.

• Proposal 2: a proposal to adjourn or postpone the Special Meeting if necessary or appropriate, for the solicitation of additional proxies if there are insufficient votes at the time of the Special Meeting to constitute a quorum or approve the issuance of the Merger Shares.

Q:	How many Merger Shares will be issued in connection with the Merger, if consummated?
A:
While the exact number of Merger Shares will be determined closer to the Closing based on relative valuations of Renaissance and the Company, and certain other adjustments described below, it is expected that the total number of Merger Shares will be approximately 29% of the Company’s issued and outstanding shares of common stock upon completion of the Merger but in no event will the number of Merger Shares be less than 25% or greater than 30% of the Company’s total issued and outstanding shares of common stock.

Q:	How does the Board of Directors recommend that I vote?
A:	Our Board of Directors unanimously recommends that you vote your shares:
• “FOR” the proposal to approve the issuance of the Merger Shares (Proposal 1).
•
“FOR” the proposal to adjourn or postpone the Special Meeting if necessary or appropriate, for the solicitation of additional proxies if there are insufficient votes at the time of the Special Meeting to constitute a quorum or approve the issuance of the Merger Shares (Proposal 2).

Note: The Merger Agreement provides that one of the conditions to the Company’s obligation to consummate the Merger is that the Company’s shareholders approve the issuance of the Merger Shares pursuant to Nasdaq Listing Rule 5635, which requires that a company obtain shareholder approval prior to the issuance of securities, other than in a public offering for cash, in connection with the acquisition of the stock or assets of another company when the number of shares of common stock to be issued will be equal to or in excess of 20% of the company’s issued and outstanding common stock prior to the issuance.
5

Q:	Who is entitled to vote at the Special Meeting?
A:
All shareholders of record at the close of business on [●], 2024, the Record Date for the determination of shareholders entitled to vote at the Special Meeting, are entitled to vote at the Special Meeting. On that date, 46,902,091 shares of our common stock were issued and outstanding.

As of [●], 2024, our executive officers and directors held an aggregate of [10,972,322] shares of our common stock, which would represent approximately [23.39] % of all shares of common stock issued and outstanding on the Record Date. The executive officers and directors of the Company have indicated that they intend to vote in favor of Proposal 1 and Proposal 2.

Q:	What vote is required to approve each proposal?
A:
With respect to Proposal 1, the approval, pursuant to Nasdaq Listing Rule 5635, of the issuance of the Merger Shares, requires the affirmative vote of the holders of a majority of the shares of our common stock present at, or represented and entitled to vote at, the Special Meeting. If you do not submit a proxy or voting instructions or do not vote in person at the Special Meeting, your shares will not be counted in determining the outcome of the proposal. If you “ABSTAIN” from voting on Proposal 1, the effect will be the same as a vote “AGAINST” that proposal.
With respect to Proposal 2, the approval to adjourn or postpone the Special Meeting if necessary or appropriate, for the solicitation of additional proxies if there are insufficient votes at the time of the Special Meeting to constitute a quorum or approve the issuance of the Merger Shares, requires the affirmative vote of the holders of a majority of the shares of our common stock present at, or represented and entitled to vote at, the Special Meeting.

Q:	Can I attend the Special Meeting? What do I need for admission?
A:
You are entitled to attend the Special Meeting if you were a shareholder of record or a beneficial owner at the close of business on [●], 2024 or you hold a valid legal proxy for the Special Meeting. If you are a shareholder of record, your name will be verified against the list of shareholders of record prior to your being admitted to the Special Meeting. If you are a beneficial owner, you will need to provide proof of beneficial ownership on the Record Date in order to be admitted to the Special Meeting, such as a brokerage account statement showing that you owned common stock of the Company as of the Record Date, a voting instruction form provided by your bank, broker or other nominee, or other similar evidence of ownership at the Record Date, including a valid legal proxy from your bank, broker or other nominee. You should also be prepared to present photo identification for admission. If you do not provide photo identification or comply with the other procedures outlined in this proxy statement upon request, you may not be admitted to the Special Meeting.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?
A:
If, as of the Record Date, your shares were registered directly in your name with our transfer agent, then you are considered a “shareholder of record.”

If, as of the Record Date, your shares were held in a stock brokerage account and/or registered in the name of a broker, bank or other organization, then those shares are considered to be held in “street name” and you are considered the “beneficial owner” of those shares. As the beneficial owner, you may direct the broker, bank or other organization holding your shares how to vote the shares you beneficially own. You should have received a notice with voting instructions from the broker, bank or other organization that holds those shares.

Follow the instructions provided by that broker, bank or other organization to ensure that your vote is counted.

6

Q:	What are “broker non-votes”?
A:
If you hold your shares in street name (i.e., you are a beneficial owner of shares), the broker, bank or other organization that holds your shares may vote your shares only on certain of proposals without receiving voting instructions from you. If you hold your shares in street name and you do not submit voting instructions to the broker, bank or other organization that holds your shares, whether that broker, bank or other organization may exercise its discretion to vote your shares typically depends on whether a particular proposal is considered a “routine” or “non-routine” matter under the rules of the New York Stock Exchange applicable to securities intermediaries (and is applicable to Nasdaq-listed companies).

If you do not provide voting instructions to the broker, bank or other organization that holds your shares, we do not expect that those shares will be voted on any proposal considered a “non-routine” matter because such broker, bank or other organization typically lacks discretionary authority to vote uninstructed shares on non-routine matters.

On the other hand, we expect the broker, bank or other organization that holds your shares will have discretionary voting authority to vote your shares on proposals considered to be “routine” matters even if that broker, bank or other organization does not receive voting instructions from you. However, certain brokers, banks or other organizations may elect not to vote shares without an instruction from the beneficial owner even if they have discretionary authority to do so.

Brokers, banks and other organizations may reach conclusions regarding their ability to vote your shares on a particular proposal that differ from our expectations expressed in this proxy statement. Accordingly, we urge you to direct the broker, bank or other organization that holds your shares how to vote your shares on all proposals to ensure that your vote is counted. We expect that brokers, banks and other organizations will vote shares as you have instructed.

A “broker non-vote” will occur if the broker, bank or other organization that holds your shares cannot vote your shares on a particular matter because it has not received instructions from you and it does not have discretionary voting authority on that matter or because the organization that holds your shares chooses not to vote on a matter for which it does have discretionary voting authority.

Q:	What proposals are expected to be considered routine or non-routine matters?
A:	We expect Proposal 1 and Proposal 2 to be considered non-routine matters.
Q:	How can I vote my shares in person at the Special Meeting?
A:
All shareholders, including shareholders of record and shareholders who hold their shares through banks, brokers or other nominees, at the close of business on the Record Date are invited to attend the Special Meeting and vote their shares in person.

If your shares of our common stock are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the shareholder of record with respect to those shares. If you are a shareholder of record at the close of business on the Record Date for the determination of shareholders entitled to vote at the Special Meeting, you have the right to vote your shares in person at the Special Meeting. If you choose to do so, you can vote at the Special Meeting using the written ballot that will be provided at the Special Meeting or you can complete, sign and date the enclosed proxy card you received with this proxy statement and submit it at the Special Meeting.

If your shares are held in a stock brokerage account or by a bank, broker, or other nominee (that is, in “street name”) rather than directly in your own name with our transfer agent, you are considered a beneficial owner of your shares and this proxy statement is being forwarded to you by your bank, broker, or other nominee. As the beneficial owner, you may attend the Special Meeting and vote your shares in person at the Special Meeting only if you obtain a legal proxy from the bank, broker, or other nominee that holds your shares giving you the right to vote the shares at the Special Meeting.

Even if you plan to attend the Special Meeting, we recommend that you submit your proxy or voting instructions in advance of the Special Meeting as described in this proxy statement so that your vote will be counted if you later decide not to attend the Special Meeting.

Q:	How can I vote my shares without attending the Special Meeting?
A:
Whether you are a shareholder of record or a beneficial owner, you may direct how your shares are voted without attending the Special Meeting. If you are a shareholder of record, you may submit a proxy to authorize how your shares are voted at the Special Meeting. Your proxy can be submitted by mail by completing, signing, and dating the proxy card you received with this proxy statement and then mailing it in the enclosed prepaid envelope. If you are a beneficial owner, you must submit voting instructions to your bank, broker or other nominee in order to authorize how your shares are voted at the Special Meeting. Please follow the instructions provided by your bank, broker or other nominee.
Submitting a proxy or voting instructions will not affect your right to vote in person should you decide to attend the Special Meeting, although beneficial owners must obtain a “legal proxy” from the bank, broker, or other nominee that holds their shares giving them the right to vote the shares at the Special Meeting in order to vote in person at the Special Meeting.

7

Q:	What does it mean if I received more than one set of proxy materials?
A:
If you received more than one set of proxy materials, it means that you hold shares of our common stock in more than one account. For example, you may own your shares in various forms, including jointly with your spouse, as trustee of a trust, or as custodian for a minor. To ensure that all of your shares are voted, please provide a proxy or voting instructions for each account for which you received proxy materials.

Q:	How will my shares be voted if I do not provide specific voting instructions in the proxy or voting instruction form that I submit?
A:
If you submit a proxy or voting instructions but do not indicate your specific voting instructions on one or more of the proposals to be presented at the Special Meeting, your shares will be voted “FOR” Proposal 1 and “For” Proposal 2 as recommended by our Board of Directors on those proposals and as the proxyholders may determine, in their discretion, with respect to any other matter properly presented for a vote at the Special Meeting.

Q:	What is the deadline for voting my shares?
A:
If you are a shareholder of record, you may mark, sign, date, and return the enclosed proxy card, which must be received before the polls close at the Special Meeting, in order for your shares to be voted at the Special Meeting. If you are a beneficial owner, please read the voting instructions provided by your bank, broker, or other nominee for information on the deadline for voting your shares.

Q:	How do I revoke my proxy and change my vote?
A:
You may change your vote or revoke your proxy at any time before the vote at the Special Meeting. You may change your vote prior to the Special Meeting by executing a valid proxy card bearing a later date and delivering it to us prior to the Special Meeting at Company’s Executive Office, 109 Long Wharf, Newport, RI 02840. Only your latest dated proxy we receive at or prior to the Special Meeting will be counted. Attendance at the Special Meeting will not by itself revoke a previously granted proxy. If you hold shares in street name and wish to change your vote, you must follow the directions provided by the broker, bank or other organization that holds your shares.

Q:	What is a quorum?
A:
The presence, in person or by proxy, of at least two shareholders representing the holders of at least thirty-three percent (33%) of the issued and outstanding shares entitled to vote at the Special Meeting is necessary to constitute a quorum. Abstentions and Broker Non-Votes are counted as present for the purpose of determining whether a quorum is present.

Q:	How will abstentions be counted?
A:	If you “ABSTAIN” from voting on any proposal, the effect will be the same as a vote “AGAINST” such proposal.
Q:	Why is my vote important?
A:
If you do not submit a proxy or voting instructions or do not vote in person at the Special Meeting, it will be more difficult for us to obtain the necessary quorum to hold the Special Meeting and to obtain the necessary approval under Nasdaq Listing Rule 5635 to issue the Merger Shares, which requires that a company obtain shareholder approval prior to the issuance of securities, other than in a public offering for cash, in connection with the acquisition of the stock or assets of another company when the number of shares of common stock to be issued will be equal to or in excess of 20% of the company’s issued and outstanding common stock prior to the issuance. The approval of our shareholders to issue the Merger Shares in accordance with Nasdaq Listing Rule 5635 is a closing condition to both the Company’s and SSI’s obligations to consummate the Merger, and it is unlikely that the Merger will be consummated if shareholder approval is not obtained.

If you do not submit a proxy or voting instructions or do not vote in person at the Special Meeting, your shares will not be counted in determining the outcome of any of the proposals at the Special Meeting.
8

Q:	If my shares are held in “street name” by my broker, bank, or other nominee, will my broker, bank, or other nominee vote my shares for me if I do not submit voting instructions?
A:
No. We do not expect that your broker, bank, or other nominee will have discretion to vote your shares on any of the matters listed in the Notice of Special Meeting, except in accordance with your specific instructions. Therefore, if you hold your shares in “street name” through a brokerage account and do not submit voting instructions to your broker, bank, or other nominee, your broker, bank, or other nominee will not be able to vote your shares of common stock on any of the proposals at the Special Meeting.

Q:	May I change my vote after I have submitted my proxy or voting instructions?
A:
Yes. Send a later-dated, signed proxy card to our corporate secretary at the address set forth below so that it is received prior to the vote at the Special Meeting or attend the Special Meeting in person and vote. Shareholders also may revoke their proxy by sending a notice of revocation to our corporate secretary, which must be received by our corporate secretary prior to the vote at the Special Meeting.

Please note that if you hold your shares in “street name” through a broker, bank or other nominee and you have instructed your broker, bank or other nominee to vote your shares, the above-described options for changing your vote do not apply, and instead, you must follow the instructions received from your broker, bank or other nominee to change your vote.

Q:	What happens if I transfer my shares of common stock after the Record Date?
A:	Transferors of shares of our common stock after the Record Date but prior to the Special Meeting will retain their right to vote at the Special Meeting.
Q:	What do I need to do now?
A:
We urge you to read this proxy statement carefully, including its exhibits and the documents we refer to in this proxy statement, and then mail your completed, dated, and signed proxy card or voting instruction form in the enclosed prepaid return envelope as soon as possible so that your shares can be voted at the Special Meeting.

Q:	Who is paying for this proxy solicitation?
A:
We will pay the costs of printing and mailing this proxy statement to shareholders and all other costs incurred in connection with the solicitation of proxies for the Special Meeting. In addition to the use of the mail, proxies may be solicited on behalf of the Company by directors, officers and employees of the Company in writing, by telephone, e-mail or other means of communication. Directors, officers, and other employees will not be paid any additional compensation for soliciting proxies. The Company will reimburse banks, brokers, nominees and other record holders of common stock for their reasonable expenses in sending proxy materials to the beneficial owners of such common stock and obtaining their proxies.

Q:	Who can help answer my questions?
A:
If you have questions about the Special Meeting or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Gianni Del Signore
109 Long Wharf, Newport, RI 02840
Phone: 401-846-7790
Email: gdelsignore@pangaeals.com

9

QUESTIONS AND ANSWERS ABOUT THE ISSUANCE OF THE MERGER SHARES
AND RELATED TRANSACTION

Q:	What is the proposed transaction for which I am being asked to vote?
A:
You are being asked to consider and vote on a proposal to approve the issuance of the Merger Shares pursuant to Nasdaq Listing Rule 5635. On September 23, 2024, the Company entered into the Merger Agreement with SSI, Renaissance, and Merger Sub, pursuant to which the Company has agreed to acquire Renaissance from SSI through the merger of Merger Sub with and into Renaissance, with Renaissance surviving the merger as a wholly-owned subsidiary of the Company (the “Merger”). As a result of the Merger, the Company will acquire ownership of, or assume bareboat charters-in with purchase options for the Acquisition Fleet. By virtue of the Merger and without any action by the parties to the Merger Agreement, all of the limited liability company interests of Renaissance outstanding immediately prior to the effective time of the Merger will be converted into the right of SSI to receive (i) the number of Merger Shares to be determined prior to the Merger based on a net asset value to net asset value exchange ratio as set forth in the Merger Agreement, or the Merger Consideration, and (ii) any amount SSI is entitled to under Section 1.10 of the Merger Agreement as a result of certain adjustments to be made to the Merger Consideration at and following the Closing.

In addition to the Merger Agreement, the Company will enter into (i) Investor Rights Agreement with SSI which will grant SSI certain registration, board representation and other rights at the Closing, and (ii) certain technical management agreements with the current technical manager of the Acquisition Fleet at the Closing, which will provide for the technical management of the Acquisition Fleet following the Closing. For more information, see “The Merger and Related Transactions—Technical Management Agreements” and “—Investor and Registration Rights Agreement.”

A copy of the Merger Agreement is included as Exhibit A to this proxy statement.

We are not seeking shareholder approval for the adoption of the Merger Agreement because no vote of the Company’s shareholders is required under Bermuda Law for the entry into the Merger Agreement or the consummation of the Merger. However, we cannot issue the Merger Shares in compliance with Nasdaq rules unless the holders of a majority of the shares present in person or by proxy and entitled to vote at the Special Meeting vote in favor of the proposal to approve the issuance of the Merger Shares. The approval of our shareholders of the issuance of the Merger Shares is a condition to both our and SSI’s obligations to consummate the Merger, and it is unlikely that the Merger will be consummated in the event that shareholder approval of the issuance of the Merger Shares in accordance with Nasdaq Listing Rule 5635 is not obtained.

Q:	As a shareholder, what will I receive in the Merger?
A:
Current shareholders of the Company will not receive anything in the Merger. As a result of the Merger, our shareholders’ existing share ownership will be diluted by the issuance of the Merger Shares, however, the deemed value of our shares to be issued to SSI in the Merger is expected to be above the current market value of such shares and our Board of Directors has determined that the Merger is in the best interests of the Company and existing shareholders.

Q:	Is the Merger expected to be taxable to me?
A:	We do not believe the consummation of the Merger or the issuance of the Merger Shares will have any material tax consequences to the holders of our existing shares of common stock.
Q:	When is the Merger expected to be consummated?
A:
We are working toward completing the Merger as promptly as reasonably possible, and we currently anticipate that the Merger will be consummated on or prior to [●], 2024. However, there are multiple conditions to Closing and there can be no assurances that the Merger will be consummated at all or, if consummated, that it will be consummated on or prior to [●], 2024. Please refer to the section titled “Risk Factors” for more information on risks related to failure to completing the Merger or a delay in the consummation of the Merger. The exact timing and likelihood of consummation of the Merger cannot be predicted because the Merger is subject to the satisfaction or waiver of certain conditions. Neither we nor SSI is obligated to consummate the Merger unless and until the closing conditions in the Merger Agreement have been satisfied or waived. See “The Merger and Related Transactions; The Merger and Merger Agreement; Termination of the Merger Agreement” and “Conditions to Merger.”

Q:	What effects will the proposed Merger have on the Company’s ownership, management and Board of Directors?
A:
The Merger would not change the number of shares owned by the Company’s current shareholders. If the Merger is consummated, Renaissance will become a wholly-owned subsidiary of the Company, and the current shareholders of Renaissance will become shareholders of the Company.

Pursuant to the Merger Agreement, (i) certain employees of SSI and its affiliates will be offered employment by the Company prior to the Closing on terms that are no less favorable than those in effect with respect to such individuals as of the date of the Merger Agreement and (ii) the Company and certain subsidiaries of SSI which serve as the current vessel manager of the dry bulk fleet, will enter into one or more technical agreements at the Closing in respect of each of the vessels in the Acquisition Fleet reflecting the terms set forth in the Merger Agreement. In addition, SSI and the Company will enter into an Investor and Registration Rights agreement, pursuant to which SSI will, among other things, (a) maintain the right to designate up to two persons on the Company’s Board of Directors, (b) maintain certain registration and pre-emptive participation rights with respect to the Company’s securities, and (c) be restricted from becoming a beneficial owner in excess of 30% of the Company’s issued and outstanding common shares, subject to certain exceptions. SSI’s two director designees will be appointed to the Company’s Board of Directors immediately after the Closing.

For more information on the composition of the Board of Directors after the Merger see “The Merger and Related Transactions; Investor and Registration Rights Agreement; Board of Directors and Management of the Company Following the Merger.”

Q:	What happens if the Merger is not consummated?
A:
If the issuance of the Merger Shares is not approved by our shareholders, or if the Merger is not consummated for any other reason, we will not issue the Merger Shares and Renaissance will not become a wholly-owned subsidiary of the Company.

10

QUESTIONS AND ANSWERS ABOUT
THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING
IF NECESSARY OR APPROPRIATE
Q:	What is the proposed action for which I am being asked to vote?
A:
You are being asked to consider and vote on a proposal to adjourn or postpone the Special Meeting to another time and place in order to permit the solicitation of additional proxies if there are insufficient votes to approve the issuance of the Merger Shares in connection with the Merger. The proposal also permits the proxy holder to ensure that any supplement or amendment to this proxy statement is timely provided to the Company’s shareholders.

Q:	What effects would the proposal have on the Company’s shareholders?
A:
If there are insufficient votes at the Special Meeting to approve the issuance of the Merger Shares in connection with the Merger, a closing condition to the Company’s obligations to consummate the Merger with Renaissance would have failed. If the adjournment proposal is approved, the Company would be able to adjourn the Special Meeting and solicit additional proxies from shareholders to enable the Special Meeting to be duly called, with a quorum present, and the votes on Proposal 1 tabulated. The results of such shareholder votes would inform the Company as to the position of its shareholders before the Company terminates the Merger Agreement for the failure of the closing condition.

11

THE MERGER AND RELATED TRANSACTIONS

The Merger and Merger Agreement

Overview
On September 23, 2024, the Company entered into the Merger Agreement with SSI, Renaissance, and Merger Sub, pursuant to which the Company has agreed to acquire Renaissance from SSI through the merger of Merger Sub with and into Renaissance, with Renaissance surviving the merger as a wholly-owned subsidiary of the Company (the “Merger”). As a result of the Merger, the Company will acquire ownership of, or assume bareboat charters-in with purchase options for, the Acquisition Fleet. By virtue of the Merger and without any action by the parties to the Merger Agreement, all of the limited liability company interests of Renaissance outstanding immediately prior to the effective time of the Merger will be converted into the right of SSI to receive (i) a number of shares of Merger Shares to be determined prior to the Merger based on a net asset value to net asset value exchange ratio as set forth in the Merger Agreement and described below, the Merger Consideration, and (ii) any amount SSI is entitled to under Section 1.10 of the Merger Agreement as a result of certain adjustments to be made to the Merger Consideration at and following the Closing.  The adjustments to the Merger Consideration are described below in “Consideration.”

While the exact number of Merger Shares will be determined prior to the Closing, based on relative valuations of Renaissance and the Company, and certain other adjustments described below, it is expected that the total number of Merger Shares will be approximately 29% of the Company’s issued and outstanding shares of common stock upon completion of the Merger but in no event will be less than 25% or greater than 30% of the Company’s total issued and outstanding shares of common stock.  The Merger Shares issued as the Merger Consideration will not be registered under the Securities Act in reliance on the exemption provided by Section 4(a)(2) of the Securities Act.

The Merger Agreement is included as Exhibit A to this proxy statement. We currently anticipate that the Merger will be consummated on or prior to [●], 2024. However, there can be no assurances that the Merger will be consummated at all or, if consummated, that it will be consummated on or prior to [●], 2024.

Approval of the Merger Agreement does not require the approval of the shareholders of the Company under Bermuda law. The Company will seek shareholder approval under Nasdaq Listing Rule 5635 in order to issue in excess of twenty percent (20%) of the Company’s issued and outstanding shares of common stock immediately prior to the Merger as Merger Consideration.

The foregoing and following description summarizes the material terms of the Merger Agreement. However, it may not contain all of the information that may be important to your consideration of the proposed issuance of the Merger Shares. We encourage you to read the Merger Agreement in full, a copy of which is included as Exhibit A to this proxy statement.

The description of the Merger Agreement in this proxy statement has been included to provide you with information regarding its terms, and we recommend that you carefully read the Merger Agreement in its entirety. Except for its status as the contractual document that establishes and governs the legal relations among the parties with respect to the Merger, we do not intend for its text to be a source of factual, business, or operational information about the Company, Merger Sub, Renaissance or SSI. That kind of information can be found elsewhere in this proxy statement. The Merger Agreement contains representations and warranties of the parties as of specific dates and may have been used for the purposes of allocating risk between the parties other than establishing matters as facts. Those representations and warranties are qualified in several important respects, which you should consider as you read the Merger Agreement, including contractual standards of materiality that may be different from what may be viewed as material to shareholders. Only the parties themselves may enforce and rely on the terms of the Merger Agreement. As shareholders, you are not third-party beneficiaries of the Merger Agreement and therefore may not directly enforce or rely upon its terms and conditions. You should not rely on its representations, warranties, or covenants as characterizations of the actual state of facts or condition of the Company, Merger Sub, Renaissance or SSI. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement and subsequently developed or new information qualifying a representation or warranty may have been included in this proxy statement.
12

Parties to the Merger Agreement
The Company and Renaissance Merger Sub
The Company provides seaborne drybulk logistics and transportation services as well as terminal and stevedoring services. The Company utilizes its logistics expertise to service a broad base of industrial customers who require the transportation of a wide variety of drybulk cargoes, including grains, coal, iron ore, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company provides ocean transportation services to clients utilizing an ocean-going fleet of motor vessels in the Handymax, Supramax, Ultramax, Panamax and Post-Panamax segments. As of September 30, 2024, the Company owned and operated 26 vessels which were wholly-owned or partially-owned through joint ventures. The Company also operates a flexible number of vessels, usually between 20 and 40 ships, it charters-in from other owners.  The Company formed Merger Sub on September 19, 2024, as a Marshall Islands limited liability company, solely for the purpose of providing the vehicle by which Renaissance will become the Company’s subsidiary in the Merger. Merger Sub conducts no business and has no assets. It will be merged into Renaissance in connection with the Merger, and the separate existence of Merger Sub will cease and Renaissance will continue as the surviving entity following the Merger.
Strategic Shipping Inc. and Renaissance Holdings LLC
SSI is a drybulk vessel owner and operator with a portfolio of 15 handy-size vessels (the “Acquisition Fleet”) owned or chartered-in through its wholly-owned subsidiary Renaissance and its subsidiaries. In addition to acquiring or assuming the charter-in the Acquisition Fleet, the Company is also expecting to offer employment to each employee of SSI or its affiliates designated by SSI to the Company in writing prior to Closing (each, a “Proposed Employee”) on employment terms that are no less favorable to those in effect with respect to such individuals on the date of the Merger Agreement, including with respect to base salary compensation and benefit levels (excluding equity-based compensation), with such offer of employment to be effective as of the date of the Closing. Each such Proposed Employee who accepts such offer of employment from the Company or any of its affiliates is referred to as a “Continuing Employee”.

Vessel Acquisition

In connection with the Merger and in exchange for SSI receiving Merger Shares, the Company will acquire ownership of, or assume bareboat charters-in with purchase options for, the Acquisition Fleet and certain other assets and liabilities described below. The Company considers the integration of its fleet and the Acquisition Fleet and related operations as a key aspect of its long-term business plans.

The transaction shall include the following SSI dry bulk assets and liabilities:

•	The Acquisition Fleet.
•
The transfer of vessel related mortgage debt and lease commitments associated with the Acquisition Fleet (the Acquisition Fleet, net of such vessel related debt and lease commitments, is referred to as the “Net Fleet Assets”).

•	The Continuing Employees.

13

Consideration

In exchange for the conversion of all of Renaissance issued and outstanding limited liability company interests, SSI shall have the right to receive: (i) the Merger Consideration and (ii) any amount SSI is entitled to under Section 1.10 of the Merger Agreement as a result of certain adjustments to be made to the Merger Consideration at and following the Closing.  The Merger Consideration and the number of Merger Shares issued as Merger Consideration shall be determined by reference to the following ratio: the Renaissance Adjustment NAV, divided by the Transaction Value Per Share. For purposes of the foregoing:

(i)
“Renaissance Adjusted NAV” means the aggregate net asset value (“NAV”) of the Acquisition Fleet, minus to the extent not taken into account in the calculation of the NAV of the Acquisition Fleet, the aggregate indebtedness and other liabilities of Renaissance and its subsidiaries as of the Closing, calculated in accordance with the accounting principles set forth in the Merger Agreement;

(ii)
“Transaction Value Per Share” means an amount equal to the Company Adjusted NAV, divided by the aggregate number of shares of common stock of the Company issued and outstanding immediately prior to the effective time of the Merger (which includes all unvested common shares awarded pursuant to the Company’s equity incentive plan prior to the effective time of the Merger, but excludes any common shares otherwise reserved for issuance under the Company’s equity incentive plan; and

(iii)
“Company Adjusted NAV” means an amount equal to the shareholders’ equity of the Company as of a date mutually agreed upon by the Company and SSI, calculated in accordance with the accounting principles set forth in the Merger Agreement. For purposes of calculating the Company Adjusted NAV: (a) the Company Adjusted NAV shall be reduced by the aggregate amount of any dividend paid by the Company between the date of the Company’s last quarterly financial statement date and the Closing (to the extent not already taken into account in the calculation of the Company NAV); (b) the portion of the Company’s shareholders’ equity that represents the value of the owned and chartered-in vessels of the Company  shall be substituted for the aggregate NAV of those vessels; and (c) to the extent a subsidiary of the Company is not directly or indirectly wholly-owned by the Company, the portion of the Company Adjusted NAV ascribed to such subsidiary shall be prorated to only reflect the Company’s percentage ownership interest.

The Company has agreed not to issue any additional shares of common stock during the period commencing from the signing of the Merger Agreement until the Closing, other than shares of common stock issued pursuant to the Company’s equity incentive plan.

Pursuant to the Merger Agreement, there will be two adjustments to the Merger Consideration in order to among other things (i) allocate to SSI and the Company the net voyage revenues and expenses of any voyages in progress, and (ii) to compensate SSI for bunkers, unused lubes and certain prepayments of principal and interest, and (iii) to adjust for any changes to the working capital and indebtedness of the parties at Closing. The first adjustment will be made at the Closing based on estimated figures, and any payments due as a result of the adjustment will be settled in cash (the “Closing Adjustment”). The second adjustment will take place after the six-month anniversary of the Closing, or, solely with respect to accounts receivable, at the Company’s election after the 12-month anniversary (the “Second Adjustment”). Any payment due as a result of the Second Adjustment shall be settled in cash; provided that if such amounts paid and/or payable to SSI exceed $5,000,000, any payment in excess of such amount may at the Company’s sole election be settled in cash, shares of common stock, or a combination of the foregoing. If the Company elects to pay SSI in shares of common stock pursuant to the foregoing, and the Company declared any dividend on shares of its common stock between the Closing and the date of such payment to SSI, then the Company will include the amount of any such dividend that would have otherwise been payable with respect to the shares of common stock issued to SSI as part of such payment.

If the number of Merger Shares to be issued to SSI represents less than 25% of the issued and outstanding shares of common stock immediately following the Closing, SSI will not be under any obligation to consummate the Merger Agreement and will incur no penalty for not closing, provided that SSI shall contribute to the Net Fleet Assets, in the form of debt prepayment and/or repayment of vessel related mortgage debt or lease commitments associated with the Acquisition Fleet, such additional value (“Minimum Required Contribution”) not to exceed $10,000,000 (“Maximum Allowable Contribution”) that would result in a number of Merger Shares to be issued to SSI in connection with the Merger Agreement of at least 25% of the issued and outstanding shares of common stock immediately following the Closing; and provided further that to the extent that the Minimum Required Contribution is less than the Maximum Allowable Contribution, SSI at its option and in its sole discretion, may contribute the excess of the Maximum Allowable Contribution over the Minimum Required Contribution to the Net Fleet Assets so long as it results in no more than 30% of the issued and outstanding shares of common stock immediately following the Closing.

14

Subject to the foregoing provisions applicable to SSI, the Company will be under no obligation to complete the Merger and will not incur any penalty for not closing if the number of shares of the Company to be issued to SSI in connection with the Merger represents more than 30% of the issued and outstanding shares of common stock immediately following the Closing.

Technical Management Agreements

At Closing, the Company and certain subsidiaries of SSI which serve as the current vessel manager of the dry bulk fleet, shall execute and deliver one or more technical management agreements (the “Technical Management Agreements”) in respect of each vessel in the Acquisition Fleet, pursuant to which the current vessel manager will continue to provide certain technical management to the vessels acquired or chartered-in in the Merger.

The Technical Management Agreements will be prepared and negotiated on competitive terms and on an arm’s length basis, with terms including, among other things: (i) a minimum duration of three years (with a right of first refusal of the current vessel manager to retain management for an additional 24-month period in the event of certain performance benchmarks), (ii) a management fee payable to the current vessel manager that will remain unchanged from that charged with respect to the Acquisition Fleet as of the date of the Merger Agreement, subject to mutually agreed upon adjustment, (iii) SSI to settle directly any accounts with the current vessel manager up until the Closing, and (iv) SSI to work with the Company following the Closing on the possibility of changing insurance with respect to the Acquisition Fleet (except for those vessels with bare boat charter parties).

Termination of the Merger Agreement

The Merger Agreement may be terminated, and the Merger may be abandoned, at any time at or prior to the consummation of the Merger:

•	by mutual written agreement of the Company and SSI at any time;

•
by either the Company or SSI if the Merger shall not have been consummated by January 31, 2025 (the “Termination Date”) for any reason; provided, however, that such party’s right to terminate the Merger Agreement shall not be available if such party’s action or failure to act in breach of the Merger Agreement, or other breach of the Merger Agreement by such party, in each case, has been a principal cause of or resulted in the failure of the Merger to occur on or before the Termination Date;

•
by either the Company or SSI if a governmental entity shall have issued an order, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger which order is final and non-appealable;

•
by SSI, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company or Merger Sub set forth in the Merger Agreement, or if any representation or warranty of the Company or Merger Sub shall have become untrue, in either case such that the conditions set forth in Article VII of the Merger Agreement would not be satisfied, provided, that if the Company proceeds in its sole discretion to cure such breach, then SSI may not terminate the Merger Agreement under this provision for thirty (30) calendar days after delivery of written notice from SSI to the Company of such breach (it being understood that SSI may not terminate the Merger Agreement pursuant to this provision if Renaissance or SSI shall have materially breached the Merger Agreement or if such breach by the Company is cured during such thirty (30) calendar day period); and

•
by the Company, upon a material breach of any representation, warranty, covenant or agreement on the part of Renaissance or SSI set forth in the Merger Agreement, or if any representation or warranty of Renaissance or SSI shall have become untrue, in either case such that the conditions set forth in Article VII of the Merger Agreement would not be satisfied, provided, that if Renaissance or SSI proceeds in its sole discretion to cure such breach, then the Company may not terminate the Merger Agreement under this provision for thirty (30) calendar days after delivery of written notice from the Company to Renaissance of such breach (it being understood that the Company may not terminate the Merger Agreement pursuant to this provision if the Company shall have materially breached the Merger Agreement or if such breach by Renaissance or SSI is cured during such thirty (30) calendar day period).

The Merger Agreement does not contemplate a termination fee payable by either party; provided, however, (i) if the Closing does not occur due to any material breach by Renaissance or SSI, all transaction expenses shall be paid by SSI or reimbursed by SSI to the Company if previously paid by the Company, or (ii) if the Closing does not occur due to any material breach by the Company of any of its representations or warranties or covenants, all such transaction expenses of SSI and Renaissance shall be paid by the Company or reimbursed by the Company to SSI if previously paid by SSI.

15

Conditions to the Merger

The respective obligations of the parties to consummate the Merger are subject to the satisfaction of the following conditions on or before the consummation of the Merger:

•	the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;
•
no governmental entity shall have enacted, issued, promulgated, enforced or entered any legal requirement or order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger, on the terms contemplated by the Merger Agreement; and

•	the issuance of the Merger Shares pursuant to the terms of the Merger Agreement shall have been duly adopted and approved by our shareholders pursuant to Nasdaq Listing Rule 5635.

The obligations of SSI and Renaissance to consummate the Merger are subject to the satisfaction of the following conditions as of the consummation of the Merger:
•

the representations and warranties of the Company and Merger Sub (i) contained in clause (x) of Section 4.10 of the Merger Agreement shall be true and correct in all respects as of the date of the Merger Agreement   and as of the Closing with the same force and effect as if made on such date, (ii) that are Fundamental Representations (as such term is defined in the Merger Agreement) shall be true and correct in all material respects as of the date of the Merger Agreement and as of the date of the Closing, with the same force and effect as if made on the date of the Closing (or, if given as of a specific date, as of such date), other than the representations and warranties contained in Section 4.3(a), Section 4.3(b), and Section 4.18 of the Merger Agreement which shall be true and correct (except for de minimis exceptions) as of the date of the Merger Agreement and as of the date of the Closing, with the same force and effect as if made on the date of the Closing (or, if given as of a specific date, as of such date), and (iii) set forth in the Merger Agreement that are not described in clause (i) or clause (ii) above shall be true and correct in all respects (ignoring all materiality and Material Adverse Effect (as such term is defined in the Merger Agreement) qualifications therein) as of the date of the Merger Agreement and as of the date of the Closing, with the same force and effect as if made on the date of the Closing (or, if given as of a specific date, as of such date), except for any inaccuracies in the representations and warranties described in this clause (iii) (ignoring all materiality and Material Adverse Effect qualifications therein) which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole;

•
the Company and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the Closing;

•
at any time on or after the date of the Merger Agreement, there shall not have occurred any change, circumstance or event that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole;

•	the shares of common stock to be issued to SSI pursuant to the Merger Agreement shall have been approved for listing on Nasdaq, subject to the completion of the Merger; and
•
the Merger Consideration shall represent at least 25% of the issued and outstanding shares of common stock of the Company immediately following the Closing; provided that, to the extent such condition is not met following the initial determination of the Merger Consideration, SSI shall at least five business days prior to the Closing contribute to Renaissance and its subsidiaries so as to increase the Company Adjusted NAV (as such term is defined in the Merger Agreement) (such contribution to be in the form of prepayment and/or repayment of any indebtedness associated with the Acquisition Fleet vessels, which shall not be taken into account for purposes of calculating the Net VIP Amount (as such term is defined in the Merger Agreement)) such additional value, the Minimum Required Contribution, not to exceed $10,000,000, the Maximum Allowable Contribution, that would result in the Merger Consideration representing 25% of the issued and outstanding shares of common stock of the Company immediately following the Closing; and provided further, that to the extent the Minimum Required Contribution is less than the Maximum Allowable Contribution, SSI may, at its option and in its sole discretion, contribute an additional amount of value to Renaissance and its subsidiaries equal to the difference between the Maximum Allowable Contribution and the Minimum Required Contribution (not to exceed $10,000,000), such contribution to be in the form of additional prepayment and/or repayment of any indebtedness associated with the Acquisition Fleet, so long as such contribution does not result in the Merger Consideration representing more than 30% of the issued and outstanding shares of common stock of the Company immediately following the Closing).

16

The obligations of the Company to consummate the Merger are subject to the satisfaction of the following conditions as of the consummation of the Merger:

•
the representations and warranties of SSI and Renaissance (i) contained in clause (x) of Section 2.10 of the Merger Agreement shall be true and correct in all respects as of the date of the Merger Agreement and as of the date of the Closing with the same force and effect as if made on the date of the Closing, (ii) set forth in Article II of the Merger Agreement that are Fundamental Representations shall be true and correct in all material respects as of the date of the Merger Agreement and as of the date of the closing of the Merger Agreement, with the same force and effect as if made on the date of the closing of the Merger Agreement (or, if given as of a specific date, as of such date) other than the representations and warranties contained in Section 2.3(a), Section 2.3(b), and Section 2.21 of the Merger Agreement which shall be true and correct (except for de minimis exceptions) as of the date of the Merger Agreement and as of the date of the closing of the Merger Agreement, with the same force and effect as if made on the Closing Date (or, if given as of a specific date, as of such date), and (iii) set forth in Article II of the Merger Agreement that are not described in clause (i) or clause (ii) above shall be true and correct in all respects (ignoring all materiality and Material Adverse Effect qualifications therein) as of the date of the Merger Agreement and as of the date of the closing of the Merger Agreement, with the same force and effect as if made on the date of the closing of the Merger Agreement (or, if given as of a specific date, as of such date), except for any inaccuracies in the representations and warranties described in this clause (iii) (ignoring all materiality and Material Adverse Effect qualifications therein) which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Renaissance and any of its subsidiaries, taken as a whole;

•
the representations and warranties of SSI (i) set forth in Article III of the Merger Agreement that are Fundamental Representations (as such term is defined in the Merger Agreement) shall be true and correct in all respects as of the date of the Merger Agreement  and as of the Closing with the same force and effect as if made on the Closing (or, if given as of a specific date, as of such date) and (ii) set forth in Article III of the Merger that are not Fundamental Representations shall be true and correct in all respects as of the date of the Merger Agreement and as of the closing date of the Merger Agreement, with the same force and effect as if made on the closing date of the Merger Agreement(or, if given as of a specific date, as of such date), except for any inaccuracies in the representations and warranties described in this clause (ii) which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of SSI to consummate the transactions contemplated in the Merger Agreement;

•
Renaissance and SSI shall have performed and complied in all material respects with all agreements and covenants to be performed by or complied with by Renaissance and SSI under the Merger Agreement on or prior to the consummation of the Merger;

•	from the date on or after the date of the Merger Agreement, no event causing any Material Adverse Effect (as such term is defined in the Merger Agreement) shall have occurred to Renaissance and SSI;
•	the Merger Consideration shall not represent more than 30% of the issued and outstanding shares of common stock of the Company immediately following the Closing;
•	the Reorganization (as such term is defined in the Merger Agreement) shall have been completed as described in the Merger Agreement; and
•
the Company shall have received a certificate signed on behalf of SSI by an authorized officer of SSI that no Acquisition Fleet vessel has been grounded or been involved in an underwater collision since the date of such Acquisition Fleet vessel’s last drydocking has occurred (“SSI Vessel Incident”), or providing the details of any such SSI Vessel Incident.

Fees and Expenses

All transaction expenses incurred by the Company or its affiliates (including by Merger Sub and, after the Closing, the Company and its subsidiaries) in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the Company; provided that if the Closing does not occur due to any material breach by Renaissance or SSI of any of its representations or warranties or covenants, all such transaction expenses shall be paid by SSI or reimbursed by SSI to the Company if previously paid by the Company.

If the Closing does not occur, all transaction expenses incurred by SSI or its affiliates (including, before the Closing, by Renaissance and its subsidiaries) in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by SSI; provided that if the Closing does not occur due to any material breach by the Company of any of its representations or warranties or covenants, all such transaction expenses shall be paid by the Company or reimbursed by the Company to SSI if previously paid by SSI.

If the Closing does occur, all transaction expenses incurred by SSI or its affiliates (including, before the Closing, by Renaissance and its subsidiaries) in connection with the Merger Agreement and the transactions contemplated in the Merger Agreement shall be paid by the Company or reimbursed by the Company to SSI if previously paid by SSI.
17

Background of the Merger
The terms of the merger are the result of arm’s length negotiations between the Company and M.T. Maritime Management (USA) LLC (“MTM”), on behalf of SSI and its wholly-owned subsidiary Renaissance, through which SSI owns a fleet of 15 dry bulk carriers (“Renaissance’s dry bulk fleet”). MTM is a wholly-owned subsidiary of SSI and the commercial manager of Renaissance’s dry bulk fleet. The following is a summary of the events leading up to the agreement to combine Renaissance’s dry bulk fleet with the Company's fleet and the key meetings, negotiations, discussions and actions by and between the Company and MTM and their respective representatives and advisors that preceded the public announcement of the merger.

On November 1, 2023, Daniel Schildt, Senior Vice President of Dry Cargo of MTM, contacted Mark Filanowski, the Company’s Chief Executive Officer, to arrange a meeting. The parties met on November 3, 2023 at MTM’s offices in Southport, Connecticut. Mr. Filanowski, and Mads Boye Petersen, the Company’s Chief Operating Officer, and representatives from MTM, Doug MacShane, Christina Tan and Mr. Schildt, were present. The meeting covered general business topics, including areas for potential cooperation and strategic focus for each of the parties. Following this meeting, a virtual meeting of this same group, as well as Courtney Renault, the Company's chartering director, was held on November 10, 2023 to continue the discussion of potential areas of cooperation between the parties.

The parties resumed their conversations in January 2024, and Mr. Filanowski and Mr. Petersen visited MTM’s offices on February 1, 2024 where they met with Ms. Tan and Mr. MacShane.  At this meeting the parties continued their discussion regarding a wide-range of potential areas of cooperation, including commercial fleet pooling arrangements, the creation of joint ventures between MTM and the Company and the combination of the respective dry bulk fleets. At this meeting, both MTM and Company representatives further considered how the possibilities would be useful, and they agreed that MTM and the Company should execute a non-disclosure agreement and exchange certain information that would help the parties evaluate the various alternatives. The primary objectives of the parties were to obtain better efficiencies from commercial and operational activities from a combined fleet operation, a fair valuation of the respective net assets to be contributed to any combined operation by each party, and to maintain the roles of the experienced people in current operation at the respective fleets.

A mutual non-disclosure agreement, effective as of February 15, 2024, was signed on March 4, 2024 to cover the exchange of any confidential information between the parties in connection with such discussions.

In early March 2024, MTM again reached out to Mr. Filanowski to arrange a next meeting between the Company and MTM to discuss further potential opportunities for cooperation between the parties. This resulted in a lunch meeting near the Company’s headquarters in Newport, Rhode Island on March 6, 2024, which was attended by Mr. Filanowski, Gianni del Signore, the Company’s Chief Financial Officer, Mr. Petersen and representatives from MTM, Ms. Tan and Mr. Schildt. The meeting concluded with an understanding among the parties that they would continue their discussions about potential transactions.

On March 12, 2024, the Company's Board of Directors held a meeting at which management updated the Board of Directors on the meetings with MTM and described the different types of potential transactions that had been discussed. The Board of Directors expressed its preference for the Company to pursue a transaction involving the merger of the parties’ respective vessel fleets and instructed management to continue discussions towards such a transaction.

18

Following the Company’s Board of Directors meeting on March 12, 2024, both parties provided documents and other information to each other subject to the mutual non-disclosure agreement, and the parties held various telephonic conversations during the last two weeks of March 2024 for the purpose of further understanding certain of the information exchanged.

On April 2, 2024, Mr. Petersen sent an email to MTM with the proposed NAV calculation, which included the value of certain Company contracts of affreightment (“COAs”) with a discount to the future cashflows of the COAs.

On April 4, 2024, a meeting was held at MTM’s offices and was attended by Messrs. Filanowski, duMoulin (the Company’s Chairman) and Petersen from the Company and Ms. Tan, and Messrs. MacShane and Schildt as representatives of MTM to discuss additional details of the potential combination of Renaissance’s dry bulk fleet with the Company’s fleet in exchange for the issuance of newly issued common shares of the Company. Also discussed at this meeting was how to approach the valuation of the respective fleets and the Company shares being considered as the consideration to be paid for Renaissance’s dry bulk fleet. At this meeting the parties discussed using the net asset value of the contributed fleet of Renaissance, on the one hand, and the net asset value of the Company, on the other hand, and how such net asset values could be calculated. Also discussed at this meeting was the continued employment of certain employees of MTM by the Company following a potential fleet combination and the inclusion of two MTM nominees to the Company’s Board of Directors.

On April 11, 2024, Mr. Schildt sent an email and document titled “Sale of Strategic Fleet to Pangaea” to the Company’s management team summarizing the principal aspects of a potential sale of Renaissance’s dry bulk fleet (the “Original Terms”). This document became the basis for discussion of a more detailed non-binding term sheet (“Term Sheet”) for the eventual preparation of the Merger Agreement. The proposed estimated sale price was approximately $145.7 million, determined by the estimated market value of Renaissance’s dry bulk fleet minus the total debt associated with Renaissance and which would be assumed by the Company.  In exchange for the sale of the dry bulk assets and business operations, the Company would compensate SSI in the form of common shares in the Company and allow SSI to appoint two members to the Board of Directors. The Company would guarantee that the common shares transferred to SSI would represent at least 25% beneficial ownership in the Company.  The number of shares was to be calculated on a net asset value basis, excluding COAs and projected future earnings.  The number of shares to be issued would be adjusted and mutually agreed upon by the valuations of two independent S&P brokerage firms for each of SSI and the Company. The proposed sale would include 15 dry bulk vessels, eight dry bulk staff and the transfer of any cargo or COAs. As part of the sale, the technical management of the SSI dry bulk vessels would remain with their current technical manager, MTM Ship Management Pte. Ltd., which is indirectly wholly owned by SSI, for a guaranteed minimum duration to be mutually agreed.

On April 11, 2024, Messrs. Filanowski and Boye-Petersen had a telephonic conversation with the Company’s outside legal counsel, Edward Horton, at Seward & Kissel LLP (“Seward & Kissel LLP”) about potential structuring issues relating to a transaction involving the combination of the Renaissance and the Company fleets and potential valuation methodologies for such a transaction if the Company were to fund the transaction in part or in its entirety with newly issued common shares of the Company. Also discussed as part of this conversation were the considerations relating to obtaining a fairness opinion to the Board of Directors with respect to a potential fleet combination agreement.

On April 16, 2024, a special meeting of the Company’s Board of Directors was held for the purpose of allowing management to update the Board of Directors on the status of the discussions with SSI. After being briefed on several potential transactions being discussed, the Board of Directors authorized and instructed management to continue discussions with MTM towards the consummation of a transaction resulting in the merger of Renaissance’s dry bulk fleet with the Company’s fleet and developing a plan for this type of transaction. The Board of Directors also directed management to pursue a transaction consisting solely or exclusively of newly issued common shares of the Company as the transaction consideration. Telephone and video calls and emails between the parties continued to define terms of a potential transaction.

On April 19, 2024, Mr. Schildt and Mr. Filanowski discussed the possibility of Seward & Kissel also acting for MTM, and the related implications, and each party agreed to waive potential conflicts of interest that may arise as result of such dual representation and would discuss with their respective attorney at Seward & Kissel at such time as outside legal counsel became involved in the negotiation process.

During the last two weeks of April 2024, additional telephonic conversations took place between the Company’s management team and representatives of MTM to further discuss the details of a potential fleet combination transaction. A focus of these conversations was the valuation methodologies to be used for a potential transaction. During this time, the parties continued to discuss the terms for a “NAV to NAV” transaction using common shares of the Company and how the valuation of Renaissance’s dry bulk fleet and the Company’s common shares to be issued as consideration for the transaction would be determined.

On May 3, 2024, Mr. Schildt emailed the Company, noting that the revised calculations provided on April 30, 2024, taking into account the value of certain forward contracts were not acceptable and that they would only be prepared to go forward with a transaction on the basis of using the original NAV calculations, excluding the COAs, provided on April 2, 2024.

On May 3, 2024, Mr. Filanowski contacted and had conversations with DNB Markets Inc. (“DNB”) about the terms of potential advisory services.

On May 7, 2024, a regularly scheduled meeting of the  Company’s Board of Directors was held, which updated the Board of Directors on the progression of the discussion with MTM. The Board of Directors also instructed management at this meeting to identify potential financial advisors to advise the Company in the transaction and be in a position to deliver a fairness opinion to the Board of Directors in connection with a potential transaction. Also at the May 7, 2024 Board of Directors meeting, Mr. Filanowski advised the Board of Directors that the Company had been asked by MTM to consent to MTM’s use of Seward & Kissel as outside legal counsel, which the Company’s Board agreed to subject to the law firm’s implementation of customary information firewalls.

From May 7, 2024, to May 9, 2024, Mr. Schildt and Mr. Petersen exchanged emails regarding the NAV calculations. Most notably, Mr. Schildt explained that the transaction would proceed only based on the original NAV calculations.

On May 10, 2024, Mr. Filanowski emailed Mr. Schildt, noting that using the original NAV calculation would not work and offered to discuss in more detail. This was followed by an email from Ms. Tan to Mr. Filanowski adjusting the way the NAV is calculated by including goodwill on the balance sheet.

On May 16, 2024, the Company and MTM each exchanged revised versions of the Term Sheet, which expanded on the Original Terms. More specifically, in exchange for the transfer of ownership of Renaissance’s dry bulk assets, the Company would issue common shares of the Company to SSI equal in value to approximately $145.7 million.  If the number of common shares to be issued to SSI represented less than 25% ownership in the Company at the time of closing, SSI would not be under any obligation to complete the closing of the transaction, with no penalty for not closing.  If the number of common shares to be issued to SSI represented more than 30% ownership in the Company at the time of closing, neither party would be under any obligation to complete the closing of the transaction, with no penalty for not closing. Additionally, SSI would agree not to purchase any shares which would cause its beneficial ownership in the Company to exceed 30% of the total issued and outstanding shares unless the Board of Directors and shareholder approved. The number of common shares to be issued to SSI would be calculated on a NAV basis in accordance with the relative net value of the vessels and other net assets contributed to the combined company by each of the Company and SSI. The NAV of Renaissance’s dry bulk fleet would be determined by deducting debt balances to be assumed by the Company from the valuation of Renaissance’s dry bulk fleet to be acquired by the Company, as determined by the average of two brokerage firms. The adjusted NAV of the Company would be determined as of a date mutually agreed between SSI and the Company, which would not be more than 30 days from the date of a quarterly closing of the Company’s financial statements.  As the Company’s common shares represented a variety of assets and liabilities, in addition to vessels, the Company’s adjusted NAV would be determined by reference to the Company’s stockholder equity, as adjusted for the substitution of broker values for vessels at cost on its balance sheet.  Since Renaissance vessels might have voyages in progress at the closing date, the allocation of net voyage revenues and operating expenses between the Company and SSI of the vessels were to be addressed in a logical manner.  The transfer of vessel ownership to the Company’s subsidiaries would be performed on a memorandum of agreement basis, with SSI compensated for bunkers and lubes aboard, as appropriate. All spares and supplies onboard and ashore would be included with the transfer of the respective vessels to the Company. If vessel inspections were not performed (including underwater), then uninsured defects discovered after closing would be indemnified by SSI, as would any uninsured, undisclosed claims relating to the vessels. The Company would agree not to resell more than two of the dry bulk vessels within two years after the closing date. The Company would also employ existing MTM dry bulk commercial and operations personnel after the closing, on terms no less beneficial to existing terms. MTM Ship Management Pte. Ltd. would also have the option to extend technical management of Renaissance’s dry bulk fleet no later than the expiry of the current term for an additional three years, provided it was competitive and complied with industry standards for safety, cost control and overall quality of the management. Completion of the contemplated transaction would be subject to the Company receiving a favorable fairness opinion letter from a highly-regarded full service investment banking firm as to the advisability of the transaction for the business plan and strategy of the Company and its fairness to the existing shareholders of the Company.

On May 24, 2024, Mr. Schildt emailed the Company regarding the NAV reflecting the adjustments initially conveyed by Ms. Tan on May 10, 2024.

On May 28, 2024, Mr. Petersen sent an email to MTM with a walkthrough spreadsheet of the NAV calculation.

On May 29, 2024, DNB provided the Company with a draft engagement letter for the provision of financial advisory services and the delivery of a written fairness opinion in connection with a potential transaction.

Also on May 29, 2024, a virtual meeting was held between the Company and MTM whereby the parties discussed certain items relating to the Term Sheet and the NAV calculations.

On May 30, 2024, Mr. Petersen sent MTM a revised Term Sheet, reflecting changes that had been discussed on the virtual meeting on May 29, 2024, including the NAV calculation that Mr. Petersen provided on May 28, 2024.

Also on May 30, 2024, Mr. Schildt sent an updated draft of the Term Sheet to Mr. Filanowski, reflecting a fleet combination transaction in exchange for newly issued shares of the Company.

On May 30, 2024, Mr. Derick Betts, a partner at Seward & Kissel who had represented SSI, MTM and their respective affiliated entities in a number of corporate and other transactional matters since 2002, discussed with Edward Horton Seward & Kissel’s potential representation of SSI in connection with a proposed transaction with the Company.  Mr. Betts and Mr. Horton discussed Seward & Kissel’s representation of the Company in the potential transaction with MTM and the necessary safeguards that would need to be implemented to permit Seward & Kissel to act for both parties.  In addition, Mr. Betts advised Mr. Horton that MTM had been advised and was aware of Seward & Kissel’s representation of the Company in the potential transaction and been informed of its potential implications of Seward & Kissel representing both parties and had agreed to waive any potential conflict of interest resulting from such dual representation. MTM also advised Mr. Betts that on or around April 19, 2024 MTM has discussed the possibility of dual representation by Seward & Kissel with Mr. Filanowski at the Company and that Mr. Filanowski had agreed that the Company would waive such conflict.
19

Also on May 30, 2024, and following the conversation with Mr. Betts, Mr. Horton spoke to Mr.  Filanowski to confirm that the Company had agreed to waive potential conflicts that could arise as a result of Seward & Kissel’s representation of MTM and to discuss the terms of such waiver and the potential implications to the Company of Seward & Kissel acting for both parties and Mr. Filanowski confirmed that such waiver had been agreed.  Mr. Horton and Mr. Filanowski also discussed the terms of the Seward & Kissel dual representation, which Mr. Horton confirmed in a subsequent email, which included that no attorney acting for the Company in connection with the potential transaction would act for MTM in any capacity in connection with the potential transaction and that Seward & Kissel would establish internal firewalls that would isolate any correspondence or information obtained from MTM related to the potential transaction and make such information available only to a specified list of attorneys identified as acting for MTM in connection with the potential transaction, and establish corresponding firewalls to protect information obtain from the Company from being accessed by or otherwise made available to any person identified as acting for MTM in connection with the transaction.  Mr. Horton also advised Mr. Filanowski that as a condition to the dual representation, Seward & Kissel would not be able to represent either party in the event that a conflict were to arise subsequent to the closing of the transaction.  Finally, Mr. Filanowski confirmed that while he understood that Seward & Kissel has not acted on behalf of either party in connection with specific negotiations of any term of the proposed transaction, he had been advised that MTM had several conversations with Seward & Kissel about certain terms and conditions generally applicable to asset acquisitions similar to that being contemplated by the Company, and the Company waiver related to both historical and future conduct.

During the week of June 3, 2024, the Company and MTM had further discussions about the material terms of the draft Term Sheet including those relating to the calculation of the valuation of the Company’s common shares to be used as transaction consideration and the registration of the Company’s common shares to be issued to SSI.

On June 11, 2024, Mr. Schildt emailed a revised Term Sheet to the Company. Included in this version of the Term Sheet were revised terms to the technical management agreements to be entered into with MTM Ship Management Pte. Ltd.  While it was expressly understood that there was no obligation for either party to continue to cooperate after the initial three-year period, the Company would agree to assess the performance of all of its technical managers and make a responsible and equitable decision based on an evaluation and benchmarking among the managers, considering, but not limited to, the following: (i) safety; (ii) inspections; (iii) costs; (iv) off-hire and costs; and (v) performance.  In addition, provided that MTM Ship Management Pte. Ltd., over the duration of the initial three-year period, performed similarly or better than the Company’s other technical management providers and market benchmarks, MTM Ship Management Pte. Ltd. would have a right of first refusal to retain the management of the vessels for another 24-month period. Regarding the minimum and maximum beneficial ownership in the Company, SSI added a provision that nothing would prevent the Company from distributing common shares to its employees and directors under its incentive plan, provided that SSI would have pre-emptive rights to acquire and maintain a sufficient number of shares to maintain at least 25% beneficial ownership in the Company.

On June 11, 2024, Mr. Filanowski emailed MTM, noting a concern of the Company’s Board of Directors, regarding SSI’s proposed 25% beneficial ownership in the Company.  They noted that if there was a decrease in the valuation of Renaissance’s dry bulk fleet at closing thus causing a decrease in its NAV, this may cause the deal not to close.  Mr. Filanowski proposed a way to cure this issue by including the sale of bunkers aboard the vessels for common shares, instead of cash, or prepayment by SSI of some debt to increase the NAV up to a defined amount prior to closing.  Mr. Schildt reiterated the importance of SSI owning at least 25% in the Company.

On June 11, 2024, the Company provided a revised Term Sheet to its outside legal counsel at Seward & Kissel for legal counsel review. Also on June 11, 2024, Mr. Filanowski discussed with Mr. Horton that MTM had confirmed to the Company that it had engaged Seward & Kissel as its outside legal advisors on the transaction and had delivered its written confirmation of the waiver of potential conflicts arising from such dual representation to Seward & Kissel and that the Company would provide a similar confirmation to Seward & Kissel shortly. Mr. Filanowski informed Mr. Horton that MTM had advised him that none of the persons acting for MTM as part of the potential transaction had previously provided legal services to the Company. Mr. Filanowski inquired about the parameters of a potential conflict waiver necessary to allow Seward & Kissel to represent both parties.

On June 13, 2024, the Company and Seward & Kissel held a telephonic meeting to review comments to the draft Term Sheet. The revised Term Sheet was sent to MTM on June 16, 2024 with minor changes.

On June 14, 2024, a conflict waiver was provided by MTM to Seward & Kissel.

On June 17, 2024, Mr. Filanowski provided Mr. Horton at Seward & Kissel with the Company’s written waiver of Seward & Kissel’s representation of MTM in the potential transaction. Such waiver was based in part on the institution of information barriers within Seward & Kissel’s information technology systems among all persons working for the Company in connection with the transaction, on the one hand, and all persons representing MTM, on the other.

On June 19, 2024, Seward & Kissel exchanged a revised draft of the Term Sheet with MTM’s legal counsel at Seward & Kissel. This revised Term Sheet reflected that SSI’s ownership in the Company would not exceed 30% of the total issued and outstanding the Company common shares. Additionally, notwithstanding the 30% limitation, to the extent that the number of common shares to be issued in connection with the transaction would constitute less than 25% of the issued and outstanding common shares of the Company following the closing, SSI would contribute up to $10 million of additional value to the net fleet assets in the form of debt prepayment and/or repayment of vessel related mortgage debt or lease commitments associated with Renaissance’s dry bulk fleet.  Further, nothing would prevent the Company from distributing common stock to its employees and directors under its incentive plan provided that if such issuance caused SSI’s position to fall below 25% and, due to applicable Company policy, regulatory or other securities law restrictions, SSI was unable to acquire additional shares in the open market sufficient to increase its ownership to at least 25% after giving effect to such incentive plan issuances, the Company would offer to SSI the opportunity to purchase a number of shares so as to meet this 25% ownership threshold.

On June 28, 2024, the Company received a revised Term Sheet from MTM which included, among other things, SSI’s ability to contribute up to $10 million (by way of debt prepayment and/or repayment of vessel related mortgage debt or lease commitments) to meet the aforementioned 25% ownership threshold, additional protections to ensure its board representation, and the concept of a right of first refusal with respect to certain fundamental or other material transactions involving the Company. Additionally, MTM removed any obligation that it purchase shares in open market transactions in order to satisfy the aforementioned 25% ownership threshold in the event that SSI’s percentage ownership in the Company fell below 25% due to incentive plan issuances. This ultimately became a moot issue based on the vessel valuations, which indicated that SSI would own over 25% of the Company’s issued and outstanding common shares immediately following the Closing.

On June 29, 2024, the Company discussed the concept of the aforementioned right of first refusal with Seward & Kissel.

On July 1, 2024, Seward & Kissel had a discussion with MTM’s legal counsel regarding the right of first refusal, required financial information to complete the transaction, including pro forma financial information, the inclusion of a working capital adjustment, and SSI’s right to contribute up to $10 million by way of debt prepayment and/or repayment of vessel related mortgage debt or lease commitments.

On July 3, 2024, the Company exchanged a revised draft of the Term Sheet with MTM, which, among other things, removed the right of first refusal concept and included the requirement to obtain shareholder approval to issue the Company shares under the applicable Nasdaq rules.

On July 3, 2024, the Company and MTM discussed certain outstanding items to the Term Sheet, including the removal of the right of first refusal concept.

On July 5, 2024, a virtual meeting was held between the Company and MTM in order to discuss the Term Sheet.

On July 11, 2024, the Company exchanged a revised draft of the Term Sheet, accepting the removal of the terms of the right of first refusal and making other changes to the 30% ownership limitation and the scenario under which the ownership limitation would be waived. More specifically, the 30% limitation would be automatically waived in the event the Board of Directors approved an offer by any party other than SSI or its affiliates to acquire shares of the Company that could reasonably result in a change of control of the Company.

On July 14, 2024, MTM exchanged a revised draft of the Term Sheet which, among other things, made certain changes to the terms regarding director independence and the aforementioned waiver of the 30% ownership limitation.

On July 16, 2024, a virtual call was held between MTM and the Company.  Following the call, the Company sent a revised draft Term Sheet to MTM to, among other things, add a minimum threshold of 100,000 common shares for any resale by SSI in any future registration statement. Regarding the 30% limitation, the Company revised the terms to state that the 30% limitation would be automatically waived in the event the Board of Directors directed management to further explore any bona offer by any party other than SSI or its affiliates to acquire shares of the Company that could reasonably result in a change of control of the Company, which would include but not be limited to an offer for the acquisition of more than 30% of the total issued and outstanding shares of the Company.

On July 22, 2024, the Company made additional changes to the Term Sheet, including with respect to the waiver of the 30% limitation.  In particular, the 30% limitation would be automatically waived in the event that the Board of Directors reasonably determined that it had commenced negotiations with respect to the terms of any transaction, based upon a bona fide offer by a party other than SSI or its affiliates to acquire shares of the Company that could reasonably result in a change of control of Pangaea, which, for purposes of this provision, would include but not be limited to an offer for the acquisition of more than 30% of the total issued and outstanding common shares of the Company.

20

On July 29, 2024, the Company exchanged the final version of the Term Sheet.

On July 30, 2024, DNB provided a timeline and diligence request list to the Company.

On August 6, 2024 and on August 21, 2024, Seward & Kissel shared a due diligence request list with MTM’s legal counsel and MTM’s legal counsel shared a due diligence request list with Seward & Kissel, respectively. The parties conducted due diligence from August 2024 to mid-September 2024, and each party provided responses to the satisfaction of the other party prior to execution of the Merger Agreement.

On August 8, 2024, the Company’s Board of Directors met to receive an update of the status of the negotiations.

On August 18 and 19, 2024, Seward & Kissel circulated an initial draft of the Merger Agreement and Investor and Registration Rights Agreement, respectively, to the Company for review and comments.

On August 20, 2024, the Company provided written comments and questions to Seward & Kissel on the draft Merger Agreement and Investor and Registration Rights Agreement. Seward & Kissel and the Company had a telephonic conversation on August 20 and August 21, 2024 for the purpose of updating the draft Merger Agreement and Investor and Registration Rights Agreement, which were sent to MTM for review on August 21, 2024.

On August 29, 2024 and on September 1, 2024, MTM exchanged revised drafts of the Merger Agreement and Investor and Registration Rights Agreement with the Company, respectively. The comments to the Merger Agreement related primarily to working capital adjustment and related provisions, the scope of the representations and warranties of the parties, and the allocation of certain expenses. The comments to the Investor and Registration Rights Agreement related primarily to the MTM’s pre-emptive rights and ownership limitations contained in the draft agreements.

On September 6, 2024, Mr. Schildt emailed the Company certain topics to be reflected in the Merger Agreement. With respect to bunkers for voyages in progress, MTM would provide an estimate of bunkers that would be onboard at the end of the voyage within three days prior to closing.  SSI would be paid for these bunkers at closing. Additionally, any working capital adjustment payable to SSI by Pangaea up to $5 million would be settled in cash, and the Company would have the option to settle any working capital adjustment in excess of $5 million in either stock or cash. Regarding accounts receivable, the accounts receivable on the statement of working capital at closing, including reserve for bad debts, would be used to compute the Company’s NAV for closing. Any damage or claim (H&M, P&I or FD&D) relating to Renaissance’s dry bulk fleet that was already recorded or incurred before the closing date would be assumed by SSI. Bareboat charter hire payments would be made one month in advance which would need to be pro-rated on a daily basis for date of closing.  The Company would need to settle and pay SSI/MTM these advance amounts.

On September 7, 2024, Seward & Kissel began to prepare the HSR filing for the Company that was ultimately filed on September 26, 2024.

During the week of September 9, 2024, there were several exchanges, including two phone calls between Mr. Petersen and Mr. Schildt regarding certain outstanding topics to the Merger Agreement, including voyages in progress and working capital.

On September 16, 2024 and September 17, 2024, the Company exchanged revised drafts of the Merger Agreement and Investor and Registration Rights Agreement with MTM, respectively. The comments to the Merger Agreement related primarily to post-closing adjustments to the merger consideration with respect to working capital and voyages in progress, the scope of the representations and warranties of the parties, and the inclusion of certain interim covenants. The comments to the Investor and Registration Rights Agreement related primarily to the Company’s obligations to register the shares for resale by SSI pursuant to a registration statement pursuant to the Securities Act of 1933, as amended, and to the circumstances under which the 30% ownership limitation would be waived.

On September 17, 2024, the Company and DNB executed the engagement letter relating to DNB’s provision of financial advisory services and a written fairness opinion to the Board of Directors. On the same date, DNB and Seward & Kissel held a telephonic meeting to review the draft financial presentation of DNB to the Board of Directors and discuss the form of the written fairness opinion to be provided upon request to the Board of Directors.

On September 18, 2024, MTM exchanged revised drafts of the Merger Agreement and Investor and Registration Rights Agreement with the Company.

On September 19, 2024, Renaissance Merger Sub LLC was formed as a limited liability company in the Marshall Islands.

On September 19, 2024, the Company’s Board of Directors met, along with Seward & Kissel and DNB. The purpose of the meeting was to authorize the execution of the form of Merger Agreement previously provided to the Board of Directors and to receive the findings of DNB regarding the fairness of the merger consideration from a financial point of view to the Company. The parties discussed, among other things, the terms of the Merger Agreement and Investor and Registration Rights Agreement, and DNB provided a detailed overview and presentation regarding the Merger and confirmed that it would be able to provide its written fairness opinion to the Board of Directors. The Board of Directors agreed to schedule another meeting on September 20, 2024.

On September 20, 2024, the Board of Directors met, along with Seward & Kissel and DNB, and after further deliberation the Board of Directors authorized the officers of the Company to enter into the Merger Agreement and to consummate the transactions contemplated thereby, including the issuance of shares in excess of 20% of the Company’s issued and outstanding shares.

On September 23, 2024, the Company, SSI and the other parties to the Merger Agreement executed the agreement and the Company publicly announced the execution of the Merger Agreement on September 24, 2024.

On October 28, 2024 at 11:59 p.m. EST, the statutory HSR waiting period expired.
21

Hart-Scott-Rodino (HSR) Filing

Following the date of the Merger Agreement, the parties made a Hart-Scott-Rodino (HSR) filing with the Federal Trade Commission (“FTC”) and the Antitrust Division of the United States Department of Justice and the statutory HSR waiting period expired prior to Closing. Any filing fees in connection with such filing was borne and paid by the Company. Other than this regulatory filing, there are no remaining federal or state regulatory requirements that must be complied with or approval must be obtained in connection with the transaction.

Investor and Registration Rights Agreement

The Merger Shares issued to SSI will be “restricted securities” under applicable U.S. federal and state securities laws, which will contain a legend and may not be sold by SSI unless the sale, transfer or other disposition of the Merger Shares is registered with the SEC or qualified for an exemption from such registration requirements.

Pursuant to an Investor and Registration Rights Agreement (the “Investor Rights Agreement”), to be entered into by the Company and SSI prior to the Closing, the Company will agree to register the Merger Shares and certain shares of common stock that SSI may acquire from time to time. (the “Registrable Securities”) and SSI will maintain certain rights with respect to its common shares, including board designation, registration and pre-emptive rights.

Board of Directors and Management of the Company Following the Merger

As a result of the Merger and pursuant to the Investor and Registration Rights Agreement, SSI shall have the right to designate up to two persons on the Company’s Board of Directors immediately after consummation of the Closing. The Company’s current Board of Directors will take the necessary steps to appoint two SSI nominees to the Board of Directors reasonably satisfactory to the Company’s nominating committee after review of their qualifications, effective immediately following the Closing. At least one of the SSI nominees shall be independent as determined in accordance with Nasdaq Stock Market Rules 5605(a)(ii) and 5605-6.  The Company shall be required to nominate at each subsequent annual meeting (i) two SSI designated directors or designated replacements so long as SSI holds at least 20% of the then issued and outstanding shares of the Company’s common stock, and (ii) one SSI designated director or a designated replacement so long as SSI holds at least 10% but less than 20% of the then issued and outstanding shares of Company common stock.  For so long as SSI has the right to nominate at least one director, one SSI designated director shall be a member of the compensation committee of the Board of Directors. The Company shall take no action (without the consent of SSI) which would result in a reduction in SSI’s percentage of directors on the Board of Directors from its percentage immediately following the Closing except if the Board of Directors agrees to increase its size in connection with terms agreed as part of a Fundamental Transaction (as defined in the Merger Agreement) to grant the counterparty in such transaction a board seat(s).

Pursuant to the foregoing, SSI intends to designate the following individuals for appointment to the Company’s Board of Directors upon the consummation of the transaction:

•
Christina Tan has been the Chief Executive Officer of M.T. Maritime Management (USA) LLC since the beginning of 2020. Ms. Tan has been an officer with the M.T. Maritime Management Group (“MTM Group”) for over 30 years, performing in a variety of capacities, including finance and chartering. Ms. Tan has been a director of Dorian LPG Ltd. (NYSE: LPG) since May 1, 2015, and is currently a member of the Audit and Nominating and Corporate Governance Committees and was also a board member of Northern Shipping Funds from 2008 to 2015, at which point she remained as a member of the Limited Partnership Advisory Committee (LPAC) until 2023. For eight years prior to joining MTM Group, Ms. Tan was Vice President of Finance & Trading for Socoil Corporation, a major Malaysian palm oil refiner and trading company. Ms. Tan earned a BA in Economics and Mathematics from Western State College of Colorado.

•
Gary Vogel has over 36 years of experience in the international shipping industry. He currently serves as a Director of SFL Corp, (NYSE: SFL), a position he has held since 2016. From 2015 to 2024 he served as Chief Executive Officer and a Director of Eagle Bulk Shipping Inc. (NYSE: EGLE), a U.S. listed owner and operator of geared dry bulk vessels. From 2000 to 2015, Mr. Vogel held various positions in Clipper Group Ltd., lastly as Chief Executive Officer. Mr. Vogel graduated from the U.S. Merchant Marine Academy in 1988 with a Bachelor of Science degree in Marine Transportation as well as a U.S. Coast Guard Unlimited Tonnage 3rd Officers License. Subsequently, he served as an officer in the U.S. Naval Reserve.

Registration Rights

Pursuant to the Investor Rights Agreement, within five business days following the Closing, the Company shall file with the SEC a registration statement for a Shelf Registration on Form S-3 (the “Registration Statement”) and, if the Company is then a well-known seasoned issuer, the Registration Statement shall be an automatically effective registration statement on Form S-3 (or, if the Company is not then eligible to use a Form S-3, a Registration Statement for a Shelf Registration on Form S-1) (the “Shelf Registration Statement”) covering the resale of all Registrable Securities on a delayed or continuous basis and shall use its reasonable best efforts to have such Shelf Registration Statement declared effective as soon as practicable after the filing thereof. SSI will also be afforded customary piggyback rights under the Investor Rights Agreement.

22

Pre-emptive Rights

The Investor Rights Agreement also provides SSI with certain pre-emptive rights to participate in future equity issuances by the Company, subject to customary exclusions, provided however that SSI shall have the right at all times to maintain a minimum beneficial ownership interest in the Company’s shares of common stock of at least 25%.  In addition, the Investor Rights Agreement provides that SSI’s beneficial ownership interest shall not exceed 30% of the total issued and outstanding shares of common stock interest in the Company except in certain limited situations more fully set forth in the Investor Rights Agreement.

Beneficial Ownership Limitation

SSI will agree under the Investor Rights Agreement that it will not become, through additional share purchases or otherwise, the beneficial owner of in excess of 30% of the Company’s issued and outstanding common shares (the “Beneficial Ownership Limitation”). The Beneficial Ownership Limitation will be automatically waived in certain circumstances, including when the Company’s Board of Directors (i) consents to such acquisition in excess of the Beneficial Ownership Limitation or (ii) reasonably determines that the Company has commenced negotiations with respect to the terms of a potential transaction that may reasonably be expected to result in a change of control of the Company.

A copy of the form of Investor Rights Agreement is attached as Exhibit C to the Merger Agreement.
Opinion of DNB Markets, Inc.

DNB Markets, Inc. (“DNB”) was engaged to act as financial advisor to the Board of Directors in connection with the Merger and to render an opinion as to the fairness, from a financial point of view, to the Company of the Merger Consideration to be paid by the Company pursuant to the Merger Agreement and the Investor and Registration Rights Agreement (together, the “Agreements”).
On September 19, 2024, DNB delivered its oral opinion, which it subsequently confirmed in writing, to the Board of Directors that, as of that date and based upon and subject to the assumptions, limitations and qualifications stated in the written opinion, the Merger Consideration to be paid by the Company pursuant to the Agreements was fair to the Company from a financial point of view. DNB provided its opinion for the information and assistance of the Board of Directors (in its capacity as such) in connection with and for the purpose of its evaluation of the Merger Consideration to be paid by the Company. DNB’s opinion does not address any other terms or aspects of the Merger or the transactions contemplated by the Merger Agreement, including the issuance of the Merger Shares, and no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Merger or the transactions contemplated by the Merger Agreement.  DNB’s opinion does not constitute a recommendation to any shareholder or any other party as to how to act or vote with respect to any matter relating to the Merger, including the issuance of the Merger Shares, or otherwise.
The full text of DNB’s opinion, dated September 19, 2024, which sets forth the assumptions made, procedures followed, matters considered, and qualifications and limitations on and scope of the review undertaken by DNB, is attached as Exhibit B to this proxy statement and is incorporated herein by reference. The summary of DNB’s opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Holders of shares of common stock of the Company should read this opinion carefully and in its entirety.
In connection with its opinion, DNB made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, DNB:
•	reviewed a draft, dated September 19, 2024, of the Merger Agreement;
•	reviewed a draft, dated September 19, 2024, of the Investor and Registration Rights Agreement;
•
reviewed the projections of the Company (the “Company Projections”) and the projections of Renaissance (the “Renaissance Projections”), in each case, as prepared by the Company for DNB’s use in connection with DNB’s analysis;

•	utilized various financial analyses in connection with DNB’s review of the Merger Consideration pursuant to the Merger Agreement;
•	reviewed and established third-party resources for industry data (including DNB’s equity research) on the dry bulk shipping market; and
•
conferred with management of the Company with respect to the Company Projections, the Renaissance Projections, the business and prospects of each of the Company and Renaissance, and other matters in connection with the transactions contemplated by the Agreements.

23

In connection with its review and in arriving at its opinion, DNB relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to DNB, discussed with or reviewed by DNB, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, DNB relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreements and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreements and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger will be satisfied without waiver thereof, and (d) the Merger will be consummated in a timely manner in accordance with the terms described in the Agreements and such other related documents and instruments, without any amendments or modifications thereto.
In addition, management of the Company advised DNB, and at the direction of management of the Company, DNB assumed, that (i) both the Company Projections and Renaissance Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial results and conditions of the Company and Renaissance, respectively, and (ii) two independent shipping brokers would provide appraisal reports of the fair market value of the Company and Renaissance vessels, respectively, pursuant to the Agreements.
DNB expressed no view or opinion with respect to the Company Projections, the Renaissance Projections, the two independent shipping broker appraisal reports or the perspective assumptions on which any of the foregoing were based. DNB relied upon and assumed, without independent verification, that there had been no change in the business, assets or liabilities, financial condition, results of operations, cash flows or prospects of the Company or Renaissance since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to DNB that would be material to its analyses or its opinion, and that there was no information or any facts that would make any of the information reviewed by DNB incomplete or misleading.
DNB also assumed that the Merger will qualify, for federal income tax purposes, as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. DNB relied upon and assumed, without independent verification, that (i) the Merger will be consummated in a manner that complies in all respects with all applicable foreign, federal and state and local statutes, rules and regulations, and (ii) all governmental, regulatory and other consents and approvals necessary for the consummation of the Merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any assets of the Company, SSI or Renaissance, or that would otherwise have an effect on the Merger, the Company, SSI or Renaissance or any expected benefits of the Merger that would be material to DNB’s analyses or its opinion. In addition, DNB relied upon and assumed, without independent verification, that the final form of the Agreements will not differ in any respect that would be material to its analysis from the drafts of the Agreements identified in its opinion.
Furthermore, in connection with its opinion, DNB was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company, SSI, Renaissance or any other party. DNB did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. DNB undertook no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company, SSI or Renaissance is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company, SSI or Renaissance is or may be a party or is or may be subject.
24

The opinion of DNB was based on financial, economic, market and other conditions as in effect on, and the information made available to DNB as of, the date of the opinion. DNB did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw the opinion, or otherwise comment on or consider events occurring or coming to its attention after the date of the opinion. DNB did not express any view or opinion as to the value of shares of common stock of the Company when issued pursuant to the Agreements or the price or range of prices at which shares of common stock of the Company may be purchased or sold, or otherwise be transferable, at any time. DNB assumed that the shares of common stock of the Company to be issued pursuant to the Agreements to SSI will be listed on the Nasdaq Global Select Market immediately following the consummation of the Merger and will be “restricted securities” within the meaning of Rule 144 of the Securities Act of 1933, as amended.
The opinion of DNB did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board of Directors, the Company, its security holders or any other party to proceed with or effect the Merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise, (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, (iv) the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available for the Company, or any other party, (v) the fairness of any portion or aspect of the Merger to any one class or group of Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the Merger, (vii) the solvency, creditworthiness or fair value of the Company, SSI, Renaissance or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Merger or otherwise. Furthermore, DNB did not express any opinion, counsel or interpretation regarding matters that require legal, regulatory, environmental, accounting, insurance, tax or other similar professional advice. DNB assumed that such opinions, counsel or interpretations were obtained from the appropriate professional sources. Furthermore, DNB relied on the assessments by the Board of Directors, the Company and their respective advisors, as to all legal, regulatory, environmental, accounting, insurance, tax and other similar matters with respect to the Company, SSI, Renaissance, the Merger or otherwise.
Summary of Financial Analysis
In preparing its opinion, DNB performed a variety of financial and comparative analyses. The following paragraphs summarize the material financial analyses performed by DNB in arriving at its opinion. The order of analyses described does not represent relative importance or weight given to those analyses by DNB. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by DNB, the tables must be read together with the full text of each summary. The following quantitative information, to the extent it is based on market data is, except as otherwise indicated, based on market data as they existed on or prior to September 19, 2024, and is not necessarily indicative of current or future market conditions.
25

In addition to the financial analyses summarized below, DNB also noted for the Board of Directors certain additional factors that were not considered part of DNB’s financial analysis with respect to its opinion but were referenced for informational purposes, including, among other things:
•
the implied enterprise value of Renaissance of $224 million, based on the implied market value of the Merger Shares issued as Merger Consideration, utilizing the closing share price of Pangea common stock of $6.46 per share as traded on the Nasdaq as of September 17, 2024, as adjusted by the net debt of Renaissance assumed by the Company in the transaction, and

•
the implied enterprise value of Renaissance of $295 million, based on the implied equity value of the Merger Shares issued as Merger Consideration, utilizing the implied net asset value of Pangea common stock of $10.20 per share, calculated using the gross asset value estimates of Pangea and SSI prepared by select third party brokers, as adjusted by the net debt of Pangea and SSI, respectively, as further adjusted by the net debt of Renaissance assumed by the Company in the transaction.

Broker Value Analysis.
DNB reviewed and analyzed the gross asset value estimates of Renaissance prepared by select third party brokers, as provided by SSI to the Company and approved for DNB’s use by the Company.  These broker estimates reflect each broker’s estimate of the gross asset value of the 15 handy-size bulk vessels owned by SSI comprising the assets of Renaissance as of June 30, 2024.  DNB calculated the average of such gross asset value estimates of Renaissance provided by such brokers and derived a range of enterprise values for Renaissance of approximately $280 million to $310 million, based on its professional judgment and experience.
DNB also reviewed and analyzed the gross asset value estimates of Renaissance provided by VesselsValue, which is widely considered in the industry to be another source of desktop valuation benchmark in shipping transactions. The gross asset value estimate of Renaissance provided by VesselsValue is considered to be an estimate of the market prices for the 15 handy-size bulk vessels owned by SSI comprising the assets of Renaissance as of September 2024.  Based on the gross asset value estimate of Renaissance provided by VesselsValue, DNB derived a range of enterprise values for Renaissance of approximately $255 million to $280 million, based on its professional judgment and experience.
DNB then compared the foregoing enterprise value ranges for Renaissance calculated using the broker value analysis to the implied enterprise value of Renaissance based on the Merger Consideration.
Comparable Companies Analysis.
In order to assess how the public market values shares of similar publicly traded companies, DNB reviewed and compared specific financial and operating data relating to the Company and Renaissance with selected publicly traded companies that DNB, based on its experience in the shipping industry, deemed comparable to the Company and Renaissance.
The selected companies consisted of the following:
- - - - -	Diana Shipping Inc. Genco Shipping Golden Ocean Group Safe Bulkers Star Bulk Carriers

26

DNB reviewed, among other items, (i) the enterprise value of the selected companies as a multiple of estimated earnings before interest, taxes, depreciation and amortization, referred to as “EBITDA multiples,” for calendar year 2025, as provided by Bloomberg, (ii) the enterprise value of the selected companies as a multiple of estimated gross asset value, referred to as “GAV multiples,” as provided by VesselsValue, and (iii) and the closing stock prices of the selected companies as a multiple of estimated net asset value, referred to as “NAV multiples,” calculated as gross asset value as provided by VesselsValue as adjusted by net debt as provided by Bloomberg.
The implied overall low to high estimated EBITDA multiples for the selected companies for calendar year 2025 were 4.1x to 6.7x (with a mean of 5.5x). The implied overall low to high estimated GAV multiples for the selected companies were 0.64x to 1.01x (with a mean of 0.76x). The implied overall low to high estimated NAV multiples for the selected companies were 0.46x to 1.02x (with a mean of 0.70x).
Based on the ranges and averages calculated for the selected companies, DNB derived an implied EBITDA multiple range for Renaissance of 4.0x to 6.0x, an implied GAV multiple range for Renaissance of 0.7x to 0.8x and an implied NAV multiple range for Renaissance of 0.5x to 0.7x, in each case based on its professional judgment and experience.
Based on the foregoing implied EBITDA multiple range for Renaissance, DNB derived a range of enterprise values for Renaissance of approximately $165 million to $245 million, utilizing the Company’s estimate of calendar year 2025 EBITDA for Renaissance.  Based on the foregoing implied GAV multiple range for Renaissance, DNB derived a range of enterprise values for Renaissance of approximately $205 million to $235 million, utilizing the gross asset value of Renaissance provided by VesselsValue. Based on the foregoing implied NAV multiple range for Renaissance, DNB derived a range of enterprise values for Renaissance of approximately $200 million to $235 million, utilizing the gross asset value of Renaissance provided by VesselsValue as adjusted by the net debt of Renaissance assumed by the Company in the transaction.
DNB then compared the foregoing enterprise value range for Renaissance calculated using the comparable companies analysis to the implied enterprise value of Renaissance based on the Merger Consideration.
No company or business used in this analysis is identical or directly comparable to Renaissance. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies or businesses to which Renaissance was compared.
Precedent Transactions Analysis.
DNB also performed an analysis of selected precedent transactions in the tanker, drybulk and container sectors that shared certain characteristics with the Merger, the Company and Renaissance that DNB deemed relevant.
Based on publicly available information as of September 2024, DNB identified the following 15 publicly announced and completed transactions since April 2015.

27

Transaction Announcement Date	Acquirer	Target
January 2024	Saltchuk Resources	Overseas Shipholding Group
December 2023	Star Bulk Carriers	Eagle Bulk Shipping
October 2023	Frontline	Euronav 24 VLCCs
December 2022	Taylor Maritime Investments	Grindrod Shipping
August 2021	Navios Maritime Partners	Navios Maritime Acquisition Corp
March 2021	International Seaways	Diamond S Shipping
May 2019	Star Bulk Carriers	Delphin Shipping
October 2018	Global Ship Lease	Poseidon Containers Holding
May 2018	Star Bulk Carriers	Songa Bulk
April 2018	Star Bulk Carriers	Augustea Atlantica
March 2018	Seaspan Corp	Greater China Intermodal Investments
December 2017	Euronav NV	Gener8 Maritime
May 2017	Teekay Tankers	Tanker Investments
May 2017	Scorpio Tankers	Navig8 Product Tankers
April 2015	Genco Shipping & Trading	Baltic Trading

DNB calculated and reviewed for each transaction, among other things, the enterprise value, based on publicly available information, and gross asset value, based on VesselsValue. DNB then calculated the GAV multiple for each transaction and observed the overall low to high GAV multiple range of 0.87x to 1.06x and average GAV multiple of 1.00x.
Based on the GAV multiple ranges and averages calculated for the selected precedent transactions, DNB derived an implied GAV multiple range for Renaissance of 0.9x-1.0x based on its professional judgment and experience. Based on the implied GAV multiple range for Renaissance derived from the selected precedent transactions, DNB derived a range of enterprise values for Renaissance of approximately $265 million to $295 million, utilizing the gross asset value of Renaissance provided by the average of the broker valuations.
28

DNB then compared the foregoing enterprise value range for Renaissance calculated using the precedent transactions analysis to the implied enterprise value of Renaissance based on the Merger Consideration.
No transaction, company or business used in this analysis is identical or directly comparable to the Merger, Renaissance, or the Company. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the transaction values of the companies or businesses to which Renaissance was compared.
Discounted Cash Flow Analysis.

DNB performed a discounted cash flow analysis of Renaissance by calculating the estimated present value as of December 31, 2024, of the standalone unlevered, after-tax free cash flows that Renaissance was forecasted to generate during the twelve-month periods ending December 31, 2025 through December 31, 2030, according to projections prepared by the management of the Company through the 2030 calendar year. DNB calculated a residual value for Renaissance based on an assumed 25-year useful life for each vessel and straight-line depreciation of assets using VesselsValues.  The unlevered, after-tax free cash flows and residual value were then discounted to present value (as of December 31, 2024) using a selected range of discount rates of 9.0% to 11.0% (reflecting DNB’ analysis of Renaissance’s weighted average cost of capital, determined using the “Capital Asset Pricing Model” and based on information provided to DNB by Company management and other considerations that DNB deemed relevant in its professional judgment and experience, taking into account certain metrics including levered and unlevered betas for a comparable group of companies). An implied enterprise value reference range for Renaissance of $260 million to $275 million was then calculated based on the estimated present value of Renaissance’s future unlevered, after-tax free cash flows as provided by the management of the Company and residual value.
DNB then compared the foregoing enterprise value range for Renaissance calculated using the discounted cash flow analysis to the implied enterprise value of Renaissance based on the Merger Consideration.The summary set forth above does not purport to be a complete description of the analyses performed by DNB in connection with the rendering of its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description.  Accordingly, DNB believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its analyses and opinion. DNB did not attribute any specific weight to any factor or analysis considered by it. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.
In performing its analyses, DNB made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company or Renaissance. Any estimates contained in or underlying these analyses, including estimates of the Company’s and Renaissance’s future performance, are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those estimates. Additionally, analyses relating to the values of businesses or assets do not purport to be appraisals or necessarily reflect the prices at which businesses or assets may actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. DNB’s opinion and its related analyses were only some of many factors considered by the Board of Directors in its evaluation of the Merger and should not be viewed as determinative of the views of the Board of Directors with respect to the Merger Consideration or the Merger.
29

Under the terms of the Company’s engagement letter with DNB, DNB provided the Board of Directors with various advisory services in connection with the Merger, including the provision of its opinion.  DNB received a fee upon the execution of its engagement letter with the Company and a fee upon the issuance of its opinion, which is not contingent upon the completion of the Merger. In addition, the Company has agreed to reimburse DNB for certain of its expenses and to indemnify DNB and certain related persons for certain potential liabilities arising out of its engagement.
DNB is a nationally recognized investment banking firm. DNB and its affiliates are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research). In the ordinary course of business, certain of DNB’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, SSI, Renaissance or any other party that may be involved in the Merger and their respective affiliates or security holders or any currency or commodity that may be involved in the Merger.
 DNB and/or certain of its affiliates have in the past provided and are currently providing financial advisory and/or other services to the Company for which DNB and its affiliates have received, and may receive, compensation, including, among other things, having provided a senior secured credit facility to the Company in May 2024 of $50 million. In the last two years, neither DNB nor its affiliates provided financial advisory or other services to SSI or Renaissance for which compensation was received. DNB and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, SSI, Renaissance, other participants in the Merger or certain of their respective affiliates or security holders in the future, for which DNB and its affiliates may receive compensation. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, DNB and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, SSI, Renaissance, other participants in the Merger or certain of their respective affiliates or security holders, for which advice and services DNB and its affiliates have received and may receive compensation.
Material U.S. Federal Income Tax Consequences to Shareholders
We do not believe the consummation of the Merger or the issuance of the Merger Shares will have any material tax consequences to the holders of our existing shares of common stock.
30

VOTING
Record Date, Outstanding Shares and Quorum Requirements
You are entitled to vote at the Special Meeting if you owned shares of our common stock at the close of business on [●], 2024, the Record Date for the determination of shareholders entitled to vote at the Special Meeting. The presence, in person or by proxy, of at least two shareholders representing the holders of at least thirty-three percent (33%) of the issued and outstanding shares entitled to vote at the Special Meeting is necessary to constitute a quorum. On the Record Date, there were 46,902,091 shares of our common stock issued and outstanding.
Vote Required
Each share of our common stock issued and outstanding on the Record Date for the determination of shareholders entitled to vote at the Special Meeting will be entitled to one vote, in person or by proxy, on each matter submitted for the vote of shareholders. The approvals of the issuance of the Merger Shares and the adjournment of the Special Meeting require the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Special Meeting.
Basis of Shareholder Approval Requirements
Our common stock is listed on the Nasdaq Capital Market, and we are subject to the Nasdaq listing standards set forth in its Listing Rules. While we are not required to obtain shareholder approval under Bermuda law in connection with the Merger, we are required under Listing Rule 5636(a)(1), Listing Rule 5635(b) and Listing Rule 5635(d) to seek shareholder approval of our proposed issuance of the Merger Shares in connection with the consummation of the Merger.
Listing Rule 5635(a)(1) requires shareholder approval prior to the issuance of securities “in connection with” the acquisition of the stock or assets of another company, where due to the present or potential issuance of common stock (or securities convertible into or exercisable for common stock), other than a public offering for cash, the common stock to be issued (i) or (ii) is or will be in excess of 20% of the issued and outstanding common stock prior to the issuance. In addition, Listing Rule 5635(b) requires shareholder approval prior to the issuance of securities when such issuance or potential issuance will result in a change of control of a company. Nasdaq may deem a change of control to occur when, as a result of an issuance, an investor or a group would own, or have the right to acquire, 20% or more of the issued and outstanding shares of common stock or voting power and such ownership or voting power would be the largest ownership position of the issuer. In addition, under Nasdaq Listing Rule 5635(d), prior shareholder approval is required for the issuance, other than in a public offering for cash, of securities convertible into common stock at a price less than the greater of book or market value of the common stock if the securities are convertible into 20% or more of a company’s common stock.
Because the Merger Shares will be issued in exchange for all of the equity interests of Renaissance, the deemed issuance price of the Merger Shares may be less than the greater of the book or market value of our common stock immediately before the consummation of the Merger, however it currently expected that the deemed issuance price of the Merger Shares will be greater than both the book and market value of the Company’s common stock at the time of issuance. If Proposal 1 is approved and the Merger is consummated, the issuance of the Merger Shares will exceed 20% of our common stock currently issued and outstanding and will constitute greater than 20% of the outstanding voting power immediately prior to the Merger, although the exact number of shares will be determined after the date of this Proxy Statement.  It is expected that the total number of Merger Shares will be approximately 29% of the Company’s issued and outstanding shares of common stock upon completion of the Merger but in no event will be less than 25% or greater than 30% of the Company’s total issued and outstanding shares of common stock. Because number of Merger Shares is expected to exceed 20% of our common stock issued and outstanding immediately prior to the Merger and will constitute greater than 20% of the outstanding voting power immediately prior to the Merger and will not be issued in a public offering, to comply with Nasdaq listing requirements we are required to obtain shareholder approval of the issuance of the Merger Shares in connection with the consummation of the Merger.
31

Therefore, we are requesting shareholder approval for the issuance of the Merger Shares under all applicable Nasdaq Listing Rules.

Voting of Proxies
Any shareholder entitled to vote at the Special Meeting whose shares are registered in his, her or its name may submit a proxy by returning the enclosed proxy card by mail pursuant to the instructions provided on the enclosed proxy card, or may attend the Special Meeting and vote in person by appearing at the Special Meeting.

If you hold your shares in “street name” (not registered in your name): (i) you must return your voting instructions to your broker or nominee so that the holder of record can be instructed how to vote those shares; or (ii) if you wish to attend the Special Meeting and vote in person, you must obtain and bring to the Special Meeting a proxy signed by the record holder giving you the right to vote the shares on its behalf. (You may not use the voting instruction form provided by your broker or nominee to vote in person at the Special Meeting.)

Quorum; Broker Non-Votes
The proxy card indicates the number of shares of our common stock that you own. We will have a quorum to conduct the business of the Special Meeting if holders of a majority of the shares of our common stock are present, in person or by proxy. Votes cast by proxy or in person at the Special Meeting will be tabulated by the election inspector appointed for the Special Meeting and will determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present (for purposes of determining quorum) and entitled to vote, but as not voted for purposes of determining the approval of any matter submitted to the shareholders for a vote.

Abstentions will have the same effect as negative votes on the proposal to issue the Merger Shares and (iii) the proposal to adjourn the Special Meeting if necessary or appropriate, for the solicitation of additional proxies if there are insufficient votes at the time of the Special Meeting to constitute a quorum or approve the issuance of the Merger Shares. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, or chooses not to exercise its authority (“Broker Non-Votes”), those shares will be considered as present for purposes of determining quorum. Under Nasdaq rules, Proposal 1 and Proposal 2 are non-routine matters and therefore a broker may not be entitled to vote shares held in street name on the proposals absent instructions from the beneficial holder of such shares. Consequently, if your shares are held in street name and you do not submit any voting instructions to your bank, broker or other nominee, your shares will not be voted on the proposals and will be considered a Broker Non-Vote.

Revocability of Proxies

As a shareholder of record, you may change or revoke your proxy at any time before it is voted by submitting a new proxy with a later date, delivering a written notice of revocation to Pangaea’s Secretary, or voting in person at the Special Meeting. If your shares are held in the name of your broker or bank, you may change or revoke your voting instructions by contacting the bank or brokerage firm or other nominee holding the shares or by obtaining a legal proxy from such institution and voting in person at the Special Meeting.

Additional Information
You can find more information about the Company in the periodic reports and other information we file with the Securities and Exchange Commission (the “SEC”). The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov.
32

RISK FACTORS
In addition to the other information included or incorporated by reference in this proxy statement, you should carefully consider the following risks before deciding how to vote on the proposals presented at the Special Meeting. The Risk Factors present the material risks presently known to us that are directly related to the issuance of the Merger Shares and the Merger and the integration of the two companies. The risks also include forward-looking statements, and actual results may differ substantially from those discussed in these forward-looking statements.
Additional risk factors generally relating to the Company can be found on pages 34 through 57 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

The Merger may not be consummated unless and until various closing conditions are satisfied.

The obligations of the Company and SSI to consummate the Merger is subject to the satisfaction or waiver of a number of closing conditions, including without limitation, the approval of the issuance of the Merger Shares by the shareholders of the Company in compliance with Nasdaq Listing Rule 5635 (see “The Merger and Related Transactions; The Merger and Merger Agreement; Conditions to the Merger.”) It is not known how long it may take to satisfy all of the closing conditions, which means the Merger may be delayed. Further, if all of the closing conditions are not satisfied or waived, one or more of the parties may terminate the Merger Agreement.

Our shareholders may not realize a benefit from the Merger commensurate with the ownership dilution they will experience in connection with or following the Merger.

If the combined organization is unable to realize the strategic and financial benefits currently anticipated from the Merger, our shareholders will have experienced substantial dilution of their ownership interests in our company without receiving the expected commensurate benefit, or only receiving part of the commensurate benefit to the extent the combined organization is able to realize only part of the expected strategic and financial benefits currently anticipated from the Merger.
The market price of our common stock may decline as a result of the Merger or the issuance of the Merger Shares.
We are unable to predict the potential effects of the issuance of the Merger Shares on the trading activity and market price of our common stock. We have granted certain registration rights to the shareholders of SSI for the resale of the shares of our common stock issued in connection with the Merger. These registration rights would facilitate the resale of such securities into the public market. Sales of a significant number of shares of our common stock in the public market, especially over a short period of time, or the perception that such sales might occur, could have a material adverse effect on the price of our common stock.
Additionally, the market price of our common stock may decline as a result of the Merger for a number of reasons, including if:

•	investors react negatively to the prospects of the combined organization’s product candidates, business and financial condition following the Merger;
•	the effect of the Merger on the combined organization’s business and prospects is not consistent with the expectations of financial or industry analysts; or
•	the combined organization does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial or industry analysts.

During the pendency of the Merger, we may not be able to enter into a business combination with another party at a favorable price because of restrictions in the Merger Agreement, which could adversely affect our business.

Covenants in the Merger Agreement impede the ability of us to enter into material transactions that are not in the ordinary course of business pending completion of the Merger, such as any merger, consolidation, share exchange, business combination or other similar transaction. As a result, if the Merger is not completed, we may be at a disadvantage to our competitors during such period. In addition, while the Merger Agreement is in effect, we are generally prohibited from soliciting, initiating, encouraging or entering into certain extraordinary transactions, such as a merger, sale of assets, or other business combination outside the ordinary course of business with any third party. Any such transactions that are impeded or prohibited pursuant to these covenants could be favorable to our shareholders if consummated.

The Company and SSI are using the same outside counsel which may present conflicts of interest.

The Company’s outside counsel in connection with the Merger, Seward & Kissel, is also outside counsel to SSI. While the Company’s attorneys at Seward & Kissel are different from SSI’s attorneys at Seward & Kissel, a conflict of interest may arise whenever a person or group has an interest on both sides of a transaction. While Seward & Kissel believes that it can competently represent both clients and has implemented customary protections against the disclosure of confidential or privileged information, including through the implementation of data firewalls and having different attorneys working on behalf of the Company and SSI, the use of common counsel increases the risk that confidential or privileged information may be mistakenly disclosed in a manner that adversely impacts the Company. Additionally, the use of common counsel may create conflicts of interest for the law firm that may adversely impact the independence of the advice provided by the firm to one or both of the parties.
33

The Company may not be able to achieve the expected results of the proposed combination of the Company and SSI, including anticipated revenue and expenses, or we may not be able to effectively or timely integrate SSI’s business.
The Company may not be able to achieve the expected results of the acquisition of SSI’s vessels, including anticipated revenue and expenses. Revenues may be delayed. The Company may not be able to integrate SSI’s business or achieve expected cost synergies without increases in costs or other difficulties. Any unexpected costs or delays incurred in connection with the integration of SSI’s vessels could have a material adverse effect on the Company’s business, results of operations, financial condition, as well as the market price of its common stock.
The overall integration of the businesses may result in material unanticipated problems, expenses, liabilities, and diversion of management’s attention. In addition, even if the operations of the Company’s business and SSI’s business are integrated successfully, the Company may not realize the full benefits of the Merger, including sales, growth or cost savings opportunities that it currently expects. These benefits may not be achieved within the anticipated time frame, or at all.

The Merger will cause the combined organization to incur significant transaction costs.

The combined organization will incur significant transaction costs as a result of the Merger, including investment banking, legal and accounting fees. In addition, the combined organization will incur significant operating expenses which cannot be accurately estimated at this time. Actual transaction costs may substantially exceed estimates and may have an adverse effect on the combined company’s financial condition and operating results.

If the Merger is consummated, it is anticipated that SSI will own a large percentage of the Company’s issued and outstanding common shares and as a major shareholder may have interests that are different from the interests of our other shareholders. Any sales by SSI of a large portion of its common shares may adversely affect the market price and volatility of our common shares.

If the Merger is consummated, it is expected that SSI will own approximately 29% of the Company’s issued and outstanding common shares upon completion of the Merger. In addition, SSI will have certain board designation and pre-emptive rights under the Investor and Registration Rights Agreement. Therefore, SSI’s interests as a major shareholder may differ from the interests of other shareholders. For more information, see “The Merger and Related Transactions—Investor and Registration Rights Agreement.”

For so long as SSI beneficially owns a significant percentage of our issued and outstanding common shares, it may able to exercise influence over us and may be able to influence the outcome of shareholder votes on other matters, including the adoption or amendment of provisions in our articles of incorporation or bye-laws and approval of possible mergers, amalgamations, control transactions and other significant corporate transactions. This concentration of ownership may have the effect of delaying, deferring or preventing a change in control, merger, amalgamations, consolidation, takeover or other business combination and could also discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which could in turn have an adverse effect on the market price of our ordinary shares. In addition, any sales of substantial amounts of our common shares by SSI or the perception that such sales could occur, may adversely affect the market price and volatility of our common shares.

34

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement and its exhibits and the documents to which we refer you in this proxy statement contain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, and assumptions that are difficult to predict. These forward-looking statements include information concerning the Company’s plans, objectives, goals, strategies, future events, future revenues, performance, capital expenditures, financing needs and other information that is not historical information. When used in this proxy statement and the documents to which we refer you in this proxy statement, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “may,” “should,” “seeks,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, the Company’s examination of historical operating trends, are based upon the Company’s current expectations and various assumptions. The Company believes there is a reasonable basis for its expectations and assumptions, but there can be no assurance that the Company will realize its expectations or that the Company’s assumptions will prove correct.
In addition to other factors and matters contained or incorporated in this proxy statement, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:
•	the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement;
•
the inability to consummate the Merger due to the failure to obtain shareholder approval of the issuance of the Merger Shares or failure to satisfy any other conditions to the consummation of the Merger;

•	business uncertainty and unknown developments during the pendency of the Merger;
•	adverse outcomes of pending or threatened litigation or governmental investigations;
•	the failure of the Merger to be consummated for any other reason;
•	the amount of the costs, fees, expenses and charges related to the Merger;
•	diversion of management’s attention from ongoing business concerns;
•	the effect of the announcement of the Merger on our and SSI’s business and customer relationships, operating results, and business generally, including the ability to retain key employees;
•	risks that the Merger disrupts current plans and operations;
•	the possible adverse effect on our business and the price of our common stock if the Merger is not consummated in a timely fashion or at all;
•	risks that we may be unable to successfully integrate SSI’s business and personnel with our own; and
•	risks that the expected benefits of the Merger may not be realized.
Many of the factors that will determine our future results are beyond our ability to control or predict. We cannot guarantee any future results, levels of activity, performance, or achievements. In light of the significant uncertainties inherent in the forward-looking statements, readers should not place undue reliance on forward-looking statements, which speak only as of the date on which the statements were made, and it should not be assumed that the statements remain accurate as of any future date.
You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent forward-looking statements that may be issued by us or persons acting on our behalf.
35

PROPOSAL 1

TO APPROVE THE ISSUANCE OF THE MERGER SHARES
Background
On September 23, 2024, the Company entered into the Merger Agreement with SSI, Renaissance and Merger Sub, whereby Merger Sub will merge with and into Renaissance, with Renaissance becoming a wholly-owned subsidiary of the Company. For more information with respect to the Merger Agreement and the Merger Shares, see the section entitled “The Merger and Related Transactions”.
Our Board of Directors unanimously approved our entry into the Merger Agreement on September 20, 2024. No shareholder vote was required for the entry into the Merger Agreement, and no shareholder vote is required for the consummation of the Merger pursuant to the Merger Agreement. We are therefore not seeking approval or ratification of the Merger at the Special Meeting.
Pursuant to the terms of the Merger Agreement, the Company and SSI will enter into an Investor Rights Agreement requiring the Company to file a registration statement with the SEC within five (5) days following the Closing, whereby the Company will register the Merger Shares and certain shares of common stock that SSI may acquire from time to time on a Shelf Registration Statement covering the resale of all Registrable Securities on a delayed or continuous basis and shall use its reasonable best efforts to have such Shelf Registration Statement declared effective as soon as practicable after the filing thereof.
We are asking the Company’s shareholders to approve the issuance of the Merger Shares as contemplated by Nasdaq Listing Rules. The approval by our shareholders of the issuance of the Merger Shares is a condition to the consummation of the Merger in order to comply with Nasdaq Listing Rules. See “Voting; Basis of Shareholder Approval Requirements.” In the event that the issuance of the Merger Shares is not approved at the Special Meeting, we will not be able to consummate the Merger, and the Merger Agreement will be terminated in accordance with its terms. Other closing conditions are also provided for in the Merger Agreement.

36

Reasons for the Merger and Issuance of Merger Shares
After investigation and due diligence, the Company’s Board of Directors determined that the acquisition of SSI’s fleet will achieve greater returns for the Company’s shareholders. While the issuance of Merger Shares to SSI shareholders will dilute the Company’s current shareholders, the deemed value of our shares to be issued to SSI in the Merger is expected to be above the current market value of such shares and our Board of Directors has determined that the Merger is in the best interests of the Company and existing shareholders. The Board of Directors’ conclusions are based primarily on the following factors:
1. Fleet Expansion: This acquisition significantly expands the Company’s fleet, bringing the total number of owned or chartered in dry bulk vessels to 41. This increase in fleet size enhances the Company’s capacity to secure more cargo contracts and meet the diverse needs of its customers.
2. Operational Efficiency: The addition of modern handy vessels allows the Company to operate more efficiently in the dry bulk shipping market. These vessels complement the Company’s existing fleet and enable the Company to offer a wider range of services, in a broader range of ports worldwide. A larger owned fleet provides potential efficiencies in reduction of ballast days.  Adding a new segment also provides opportunities to offer new and existing customers a wider range of cargo quantity possibilities to offer to its own customers.
3. Key Personnel: The acquisition brings experienced personnel from SSI, including at the senior management and Board of Directors’ level. This infusion of talent and expertise will strengthen the Company’s management team and support the Company’s strategic vision.
4. Market Position: By increasing its fleet size and capabilities, the Company expects to be better positioned to compete in the dry bulk shipping market. The acquisition allows the Company to pursue more opportunities and form long-term relationships with customers, further differentiating itself from peers.
5. Financial Flexibility: The acquisition will be funded through the issuance of additional shares of the Company’s common stock to be issued at a relative net asset value determined at closing making it a non-cash transaction. Further, the loan to value ratio of the acquired vessels is estimated to be approximately 34%, which lowers the Company’s overall loan to value ratio from 41% to 39%. This approach maintains the Company’s financial flexibility and provides additional capacity for further investments in the fleet.
While no acquisition is without downside, the Board of Directors believes that the potential upside is much greater than the downside (see “Risk Factors”). For the reasons set forth in this proxy statement, the Board of Directors recommends that you approve the issuance of the Merger Shares to SSI.

37

Effect of Failure to Obtain Shareholder Approval
The Board of Directors is not seeking approval of our shareholders to authorize the entry into the Merger Agreement as such transaction has already been consummated. We are asking for approval to issue the Merger Shares. The failure of our shareholders to approve this Proposal 1 will mean that: (i) we will be unable to issue the Merger Shares, and (ii) we may incur substantial additional costs and expenses. If our shareholders do not approve Proposal 1, even if all other closing conditions are satisfied, we will not be able to consummate the Merger with Renaissance on the terms set forth in the Merger Agreement, and either the Company or SSI will have the right to terminate the Merger Agreement.

Effect of Shareholder Approval

If the shareholders approve this Proposal 1, up to 19,000,000 Merger Shares will be issued. If our shareholders do approve Proposal 1, subject to satisfaction of the other closing conditions, we will be able to consummate the Merger with Renaissance on the terms set forth in the Merger Agreement, and Renaissance will become a wholly-owned subsidiary of the Company and SSI will be entitled to receive the Merger Shares. The issuance of such securities will result in significant dilution to our shareholders, could substantially reduce our shareholders’ percentage interest in the voting power of the Company, and could materially and adversely affect the market price of our common stock.

The table set forth below reflects the impact that the transaction is expected to have on our directors, executive officers and holders of 5% or more of the Company’s total issued and outstanding common stock assuming that 19,000,000 Merger Shares are issued, which represents the approximate number of Mergers Shares that the Company currently expects to be issued.  The exact number of Merger Shares to be issued will be determined prior to the Merger based on a net asset value to net asset value exchange ratio as set forth in the Merger Agreement, which number may be more or less than 19,000,000.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Beneficial Ownership (2)	Amount and Nature of Beneficial Ownership After Issuance of Merger Shares	Approximate Percentage of Beneficial Ownership after Issuance of Merger Shares (2)
Directors and Executive Officers:
Lagoa Investments (3) c/o Phoenix Bulk Carriers (US) LLC 109 Long Wharf Newport, RI 02840	8,342,193	17.79%	8,342,193	12.66%
Gianni DelSignore* 109 Long Wharf Newport, RI 02840	362,062	0.77%	362,062	0.55%
Richard T. du Moulin* 52 Elm Avenue Larchmont, NY 10538	243,041	0.52%	243,041	0.37%
Mark L. Filanowski (4) * 109 Long Wharf Newport, RI 02840	405,683	0.86%	405,683	0.62%
Mads Rosenberg Boye Petersen * 109 Long Wharf Newport, RI 02840	650,550	1.39%	650,550	0.99%
Eric S. Rosenfeld 777 Third Ave, 37th Floor New York, NY 10017	599,617	1.28%	599,617	0.91%
David D. Sgro* 777 Third Ave, 37th Floor New York, NY 10017	324,583	0.69%	324,583	0.49%
Karen H. Beachy * 4579 Thorpe Ct Sparks, NV 89436	44,593	0.10%	44,593	0.07%

All Directors and Officers as a Group	10,972,322	23.39%	10,972,322	16.65%

Five Percent Holders:
Lagoa Investments	8,342,193	17.79%	8,342,193	12.66%
Edward Coll and Julia Coll Irrevocable Trust for the benefit of Andrew Coll, James Coll and Aidan Coll	4,802,070	10.24%	4,802,070	7.29%
BlackRock, Inc.(5)	2,418,249	5.16%	2,418,249	2,418,249
Strategic Shipping Inc.	-	0.00%	19,000,000	28.83%
 *Less than 1%.

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Phoenix Bulk Carriers (US) LLC, 109 Long Wharf, Newport, Rhode Island 02840.

(2)
The beneficial ownership of the common shares by the shareholders set forth in the table is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any common shares as to which the shareholder has sole or shared voting power or investment power and also any common shares that the shareholder has the right to acquire within 60 days. The percentage of beneficial ownership is calculated based on 46,902,091 issued and outstanding common shares. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all common shares beneficially owned by them.

(3)
Shares owned by Lagoa Investments. Mr. Boggild is the Managing Director of Lagoa Investments and solely for purposes of reporting beneficial ownership of such shares pursuant to Section 13(d) of the Exchange Act, Mr. Boggild may be deemed to be the beneficial owner of the shares held by Lagoa Investments.

(4)	Shares owned by Mark Filanowski include 61,007 common shares held by his family members.

(5)	This information is derived solely from a Schedule 13G filed with the SEC on October 23, 2024.
38

The approval of this proposal by our shareholders, assuming the satisfaction of the other conditions to Closing in the Merger Agreement and the issuance of the Merger Shares, will or could have the following effects:

•
Dilution. As illustrated above, the issuance of the Merger Shares will substantially dilute the ownership percentage of our issued and outstanding common stock by our shareholders and their percentage interest in the voting power, liquidation value and book value of our common stock. Moreover, the approval of this proposal would not limit our ability to issue additional shares of our common stock (or securities convertible into or exercisable or exchangeable for shares of our common stock) for capital-raising or other purposes in the future, subject to compliance with Nasdaq rules and other applicable laws or regulations. As a result, our shareholders could experience further dilution from such additional transactions we may pursue in the future.

•
Market Effects. The issuance of the Merger Shares could affect trading patterns and adversely affect the market price of our common stock. Additionally, sales in the public market of the Merger Shares, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock and/or impair our ability to raise capital in future equity financings.

•
Concentration of Ownership and Influence. As illustrated above, following the issuance of the Merger Shares, the ownership of the issued and outstanding shares of our common stock will be further concentrated. Immediately following the issuance of the Merger Shares, SSI’s ownership of our common stock is expected to represent the largest ownership position in our Company. As a result, SSI, and the shareholders representing other large ownership positions in our Company, acting alone or together, could be able to exert significant influence over matters requiring approval by our shareholders, including the election of directors and mergers, acquisitions or other extraordinary transactions. SSI and the other shareholders representing other large ownership positions in our Company may have interests that differ from ours or yours, and he or they may vote or otherwise act in ways with which you disagree and that may be adverse to your interests. In addition, the concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our Company, which could deprive our shareholders of an opportunity to receive a premium for their shares of common stock as part of a sale of our Company, or conversely, could facilitate a change of control at a time or under circumstances when you and other shareholders may prefer not to sell. Further, the concentration of ownership could adversely affect the prevailing market price for our common stock.

Securities Law Matters

Neither this proposal nor any other disclosures contained in this proxy statement is either an offer to sell or a solicitation of an offer to buy any of our securities.

Vote Required for Approval

The approval of this resolution requires the approval of a majority of the votes cast or represented by proxy at the Special Meeting and entitled to vote on this Proposal 1. Proposal 1 is a “non-discretionary” or “non-routine” item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, if you hold your shares in street name and fail to instruct your broker to vote your shares, your shares will not be counted as votes cast and will have no effect on the outcome of Proposal 1.

Summary

For the reasons set forth in this proxy statement, our Board of Directors has approved the Merger Agreement, the other agreements to be entered into in connection with the Merger Agreement and the transactions contemplated by those agreements, and has concluded that the Merger is advisable and in the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL 1.

39

PROPOSAL 2

TO ADJOURN OR POSTPONE THE SPECIAL MEETING
The Company is asking its shareholders to authorize the holder of any proxy solicited by the Company in connection with the Special Meeting to vote in favor of any adjournment or postponement of the Special Meeting to solicit additional proxies if there are insufficient votes to approve the issuance of the Merger Shares in connection with the Merger and to ensure that any supplement or amendment to this proxy statement is timely provided to the Company’s shareholders.
The Board of Directors unanimously recommends that Company shareholders vote “FOR” the proposal to adjourn or postpone the Special Meeting if necessary or appropriate, for the solicitation of additional proxies if there are insufficient votes at the time of the Special Meeting to constitute a quorum or approve the issuance of the Merger Shares.
Approval of the adjournment proposal requires the affirmative vote of at least a majority of the shares of common stock of the Company present at the Special Meeting in person or represented by proxy and entitled to vote on the adjournment proposal (whether or not a quorum is present). Accordingly, if a Company shareholder present in person at the Special Meeting abstains from voting, or responds by proxy with an “abstain” vote, it will have the same effect as a vote cast “AGAINST” the adjournment proposal. If a Company shareholder is not present in person at the Special Meeting and does not respond by proxy, it will have no effect on the vote count for such proposal.
If there are insufficient votes at the Special Meeting to approve the issuance of the Merger Shares in connection with the Merger, a closing conditions to the Company’s obligations to consummate the Merger with Renaissance would have failed. If the adjournment proposal is approved, the Company would be able to adjourn or postpone the Special Meeting and solicit additional proxies from shareholders to enable the Special Meeting to be duly called, with a quorum present, and the votes on Proposal 1 tabulated. The results of such shareholder votes would inform the Company as to the position of its shareholders before the Company terminates the Merger Agreement for the failure of this closing condition.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL 2.

40

WHERE TO GET ADDITIONAL INFORMATION

Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, and proxy statements and other information we file or furnish pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge our website at website at www.pangaeals.com as soon as reasonably practicable after we electronically file such reports with, or furnish them to, the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including our company.

41

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Charter-in Contracts between the Company and SSI:
As set forth below, the Company’s wholly owned subsidiaries, Americas Bulk Transport (BVI) and Pangaea Logistics Solutions (BVI), entered into charter contracts (each a “Charter Contract”) for vessel fixtures with SSI’s wholly owned subsidiary, Strategic Bulk Carriers Inc. (“Strategic Bulk”).  Each of the transactions described was negotiated on an arm-length basis and the terms thereof, including the charters rates paid by the Company to Strategic Bulk, were not less favorable to the Company than could have been obtained from any other third party.
On June 27, 2023, Americas Bulk Transport (BVI) and Strategic Bulk entered into a Charter Contract for Strategic Bulk’s vessel named “Strategic Spirit” for a duration of twenty-two days, at a time charter rate of $10,750 per day. The aggregate value, inclusive of market commissions paid to third- parties, for the Charter Contract was $228,630.21.
On November 20, 2023, Pangaea Logistics Solutions (BVI) and Strategic Bulk entered into a Charter Contract for Strategic Bulk’s vessel named “Strategic Explorer” for a duration of thirty-two days, at a time charter rate of $15,750 per day. The aggregate value, inclusive of market commissions paid to third- parties, for the Charter Contract was $497,962.50.
On March 15, 2024, Pangaea Logistics Solutions (BVI) and Strategic Bulk entered into a Charter Contract for Strategic Bulk’s vessel named “Strategic Endeavour” for a duration of thirty-four days, at a time charter rate of $16,500 per day. The aggregate value, inclusive of market commissions paid to third- parties, for the Charter Contract was $568,425.00.
On March 20, 2024, Pangaea Logistics Solutions (BVI) and Strategic Bulk entered into a Charter Contract for Strategic Bulk’s vessel named “Strategic Equity” for a duration of twenty-nine days, at a time charter rate of $16,000 per day. The aggregate value, inclusive of market commissions paid to third- parties for the Charter Contract was $470,333.34.
On November 27, 2024, Pangaea Logistics Solutions (BVI) and Strategic Bulk entered into a Charter Contract for Strategic Bulk’s vessel named “Strategic Equity” for a duration of twenty days, at a time charter rate of $15,000 per day. The aggregate value, inclusive of market commissions, for the Charter Contract was $300,000.

42

INCORPORATION BY REFERENCE

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Company hereby incorporates by reference into this proxy statement the following documents:

•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 14, 2024;
•
The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Commission on May 9, 2024, for the quarter ended June 30, 2024, filed with the SEC on August 8, 2024, and for the quarter ended September 30, 2024, filed with the SEC on November 12, 2024;

•
The Company’s Current Reports on Form 8-K filed with the Commission on March 15, 2024, May 9, 2024, August 8, 2024, August 9, 2024, September 24, 2024, September 24, 2024, November 13, 2024, November 13, 2024, and November 26, 2024; and

•
The description of the Company’s common stock contained in the Company’s registration statement on Form 8-A filed on December 30, 2014 (File No. 001-36798) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

43

OTHER BUSINESS

As of the time of preparation of this proxy statement, we do not know of any matter to be acted upon at the Special Meeting other than the matters described in this proxy statement. If any other matter properly comes before the meeting, however, the proxy holders will vote the proxies thereon in accordance with the recommendation of our Board of Directors.

THIS PROXY STATEMENT IS DATED [●], 2024. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY. You should rely only on the information provided in this proxy statement. We have not authorized any person to provide information other than that provided herein.

44

PANGAEA LOGISTICS SOLUTIONS LTD.

Special Meeting of Shareholders
[●], 2024

This proxy is solicited on behalf of the Board of Directors

The undersign appoints Mark Filanowski and Gianni Del Signore, and each of them, as Proxies, each with the power to appoint his substitute, and authorizes each of them to represent and vote, as designated on the reverse hereof, all of the shares of common stock of Pangaea Logistics Solutions Ltd. held of record by the undersigned at the close of business on [●], 2024 at the Special Meeting of Shareholders of Pangaea Logistics Solutions Ltd. to be held on [●], 2024 or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continue and to be signed on reverse side)

45

Whether you intend to be present at the annual meeting or not, we urge you to return your signed proxy promptly.

PANGAEA LOGISTICS SOLUTIONS LTD.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [●], 2024.

VOTE BY INTERNET
www.cstproxyvote.com
Use the Internet to vote your proxy.
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS				☒

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
The Board of Directors recommends you vote FOR proposals 1 and 2.
	For	Against	Abstain
1. To approve the issuance of the Merger Shares in accordance with the shareholder approval requirements of Nasdaq Listing Rule 5635 (referred to as “Proposal 1”)	□	□	□
2. To adjourn or postpone the Special Meeting if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to constitute a quorum or to approve Proposal 1 or Proposal 2, and to ensure that any supplement or amendment to the proxy statement is timely provided to the Company’s shareholders (referred to as “Proposal 2”)
	□	□	□

Signature	Signature, if held jointly	Date

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

46

Exhibit A

Execution Version

AGREEMENT AND PLAN OF MERGER BY AND AMONG
PANGAEA LOGISTICS SOLUTIONS LTD., RENAISSANCE HOLDINGS LLC,
STRATEGIC SHIPPING INC. AND
THE OTHER PARTIES NAMED HEREIN

DATED AS OF SEPTEMBER 23, 2024

Page

ARTICLE I THE MERGER		6
1.1	The Merger	6
1.2	Effective Time of the Mergers; Closing	6
1.3	Effect of the Merger	6
1.4	Charter Documents	6
1.5	Effect on Units	7
1.6	Surrender and Payment	7
1.7	Taking of Necessary Action; Further Action	8
1.8	Ancillary Agreements	8
1.9	Voyages in Progress	8
1.10	Adjustment to Merger Consideration.	9

ARTICLE II REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY		12
2.1	Organization and Qualification	13
2.2	Subsidiaries	13
2.3	Capitalization	14
2.4	Authority Relative to this Agreement	14
2.5	No Conflict; Required Filings and Consents	15
2.6	Compliance	15
2.7	Disclosure Documents	16
2.8	Financial Statements	16
2.9	No Undisclosed Liabilities	16
2.10	Absence of Certain Changes or Events	17
2.11	Litigation	17
2.12	Benefit Plans	17
2.13	Labor Matters	17
2.14	Vessels; Property	18
2.15	Taxes	19
2.16	Environmental Matters	20
2.17	Brokers	21
2.18	Agreements, Contracts and Commitments	21
2.19	Insurance	22
2.20	Governmental Actions/Filings	23
2.21	Related Party Transactions	23
2.22	Indebtedness	23
2.23	No Other Representations or Warranties	23

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER		24
3.1	Organization; Authority Relative to this Agreement	24
3.2	No Conflict; Required Filings and Consents	24
3.3	Investment	25
3.4	Title to Units	26
i

Page

3.5	Disclosure Documents	26
3.6	No Other Representations or Warranties	26

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT		26
4.1	Organization and Qualification	26
4.2	Subsidiaries	27
4.3	Capitalization	27
4.4	Authority Relative to this Agreement	28
4.5	No Conflict; Required Filings and Consents	29
4.6	Compliance	29
4.7	SEC Filings; Financial Statements	30
4.8	No Undisclosed Liabilities	31
4.9	Disclosure Documents	31
4.10	Absence of Certain Changes or Events	31
4.11	Litigation	31
4.12	Vessels; Property	32
4.13	Taxes	33
4.14	Environmental Matters	34
4.15	Brokers	34
4.16	Insurance	34
4.17	Governmental Actions/Filings	35
4.18	Related Party Transactions	35
4.19	Indebtedness.	35
4.20	Aging of Receivables	35
4.21	No Other Representations or Warranties	35

ARTICLE V CONDUCT PRIOR TO THE EFFECTIVE TIME		35
5.1	Conduct of Business by the Company	35
5.2	Conduct of Business by Parent	38
5.3	Exclusivity	39

ARTICLE VI ADDITIONAL AGREEMENTS		39
6.1	Public Announcements	39
6.2	Access; Inspection	39
6.3	Takeover Laws	40
6.4	Stock Exchange Listing	40
6.5	Commercially Reasonable Efforts	40
6.6	Directors’ and Officers’ Indemnification and Liability Insurance	41
6.7	Regulatory Filings	41
6.8	SEC Filings	42
6.9	Shareholders’ Meeting	43
6.10	Litigation; Company Vessel Incidents	44
6.11	Related Party Arrangements	45
6.12	Seller Guarantees	45
6.13	Employee Matters	45
6.14	Release of Claims	46

Page

6.15	Drydocking and Survey Expenses	47
6.16	Transfer of Orders; Assumption of Other Obligations	47

ARTICLE VII CONDITIONS TO THE TRANSACTION		47
7.1	Conditions to Obligations of Each Party to Effect the Merger	47
7.2	Additional Conditions to Obligations of the Company and Seller	48
7.3	Additional Conditions to the Obligations of Parent	49

ARTICLE VIII TAX MATTERS		50
8.1	Transfer Taxes	50
8.2	Intended Tax Treatment	50
8.3	Cooperation	50
8.4	Withholding Rights	51
8.5	Coordination with Agreement	51

ARTICLE IX INDEMNIFICATION		51
9.1	Indemnification	51

ARTICLE X TERMINATION		55
10.1	Termination	55
10.2	Notice of Termination; Effect of Termination	55
10.3	Fees and Expenses	56

ARTICLE XI DEFINED TERMS		56

ARTICLE XII GENERAL PROVISIONS		66
12.1	Notices	66
12.2	Interpretation	67
12.3	Counterparts; Facsimile Signatures	68
12.4	Entire Agreement; Third Party Beneficiaries	68
12.5	Severability	68
12.6	Enforcement	69
12.7	Governing Law	69
12.8	Rules of Construction	69
12.9	Assignment	70
12.10	Amendment	70
12.11	Extension; Waiver	70
12.12	WAIVER OF JURY TRIAL	70

Page

EXHIBITS

Exhibit A:	Reorganization
Exhibit B:	Accounting Principles
Exhibit C:	Illustrative Calculations of the Net VIP Amount, Company Adjusted NAV, Parent Adjusted NAV and Merger Consideration
Exhibit D:	Form of Investor and Registration Rights Agreement
Exhibit E:	Terms of Technical Management Agreement

AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger is made and entered into as of September 23, 2024, by and among:
•	Renaissance Holdings LLC, a Marshall Islands limited liability company (the “Company”);
•	Strategic Shipping Inc., a Marshall Islands corporation ( “Seller”);
•	Pangaea Logistics Solutions Ltd., an exempted company limited by shares incorporated under the laws of Bermuda (“Parent”); and
•	Renaissance Merger Sub LLC, a Marshall Islands limited liability company and wholly-owned Subsidiary of Parent (“Merger Sub”).
The term “Agreement” as used herein refers to this Agreement and Plan of Merger, as the same may be amended from time to time, and all Schedules and Exhibits hereto.
RECITALS
WHEREAS, Seller owns all of the outstanding limited liability company interests of the Company (the “Company Units”);
WHEREAS, prior to the Closing, Seller will effect a reorganization pursuant to which the ownership interests of certain of Seller’s Subsidiaries will be transferred and/or contributed to the Company, as more fully described in Exhibit A hereto (the “Reorganization”);
WHEREAS, after the completion of the Reorganization, the Subsidiaries of the Company will own or charter-in all of the Company Vessels;
WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Company, Parent and Merger Sub have approved the acquisition of the Company by Parent, by means of a merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving company and wholly-owned Subsidiary of Parent;
WHEREAS, the board of directors of Parent (the “Parent Board”) has (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of Parent and its shareholders, and (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby;
WHEREAS, Seller on behalf of itself and the Company (as the Sole Member of the Company) has approved the Merger, adopted this Agreement and approved the transactions contemplated hereby;
WHEREAS, for U.S. federal income tax purposes, the parties intend that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and this Agreement is intended to be, and is adopted as, a “plan of reorganization” for purposes of Sections 354 and 361 of the Code (the “Intended Tax Treatment”);
NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Parent, Merger Sub and Seller, agree as follows:
ARTICLE I THE MERGER
1.1 The Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and the Republic of the Marshall Islands Limited Liability Company Act (the “MILLCA”), Merger Sub shall be merged with and into the Company. Following the Merger, the separate existence of Merger Sub will cease and the Company will continue its existence under the MILLCA as the surviving limited liability company in the Merger (as such, the “Surviving Company”).
1.2 Effective Time of the Mergers; Closing. As soon as practicable on the Closing Date (as defined below), (a) the Company and Merger Sub shall cause to be filed a certificate of merger (the “Certificate of Merger”) with the Office of the Registrar of Corporations of the Republic of the Marshall Islands (the “Marshall Islands Registrar”), which shall be in such form as is required by, and executed and acknowledged in accordance with, the MILLCA, and (b) the Company, Parent and the Merger Sub shall make all other filings or recordings required by the MILLCA in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Marshall Islands Registrar (or at such later date and time as may be mutually agreed upon by the Company, Parent and the Merger Sub and specified in the Certificate of Merger in accordance with the MILLCA). As used in this Agreement, the term “Effective Time” with respect to the Merger shall mean the date and time when the Merger becomes effective. Unless this Agreement has been terminated pursuant to Section 10.1, the closing of the Merger (the “Closing”) shall take place at the offices of Seward & Kissel LLP, One Battery Park Plaza, New York, NY 10004, on the third (3rd) Business Day after the date the conditions set forth in Article VII (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as Parent and Seller may mutually agree in writing. The date on which the Closing actually takes place is referred to as the “Closing Date”.
1.3 Effect of the Merger. The Merger shall have the effects set forth in this Agreement, the Certificate of Merger, and the applicable provisions of the MILLCA. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges, immunities, powers and purposes of the Company and Merger Sub shall vest in the Surviving Company and all liabilities, obligations and penalties of the Company and Merger Sub shall become the debts, obligations, liabilities, restrictions and duties of the Surviving Company.
1.4 Charter Documents. At the Effective Time, by virtue of the Merger (i) the certificate of formation of the Company in effect immediately prior to the Effective Time shall be the certificate of formation of the Surviving Company until amended in accordance with applicable Legal Requirements, and (ii) the limited liability company agreement of Merger Sub in effect immediately prior to the Effective Time shall be the limited liability company agreement of the applicable Surviving Company (except the references to Merger Sub’s name shall be replaced by references to the name of the Surviving Company) until amended in accordance with applicable Legal Requirements.
1.5	Effect on Units. At the Effective Time:
(a) The Company Units issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders thereof, be converted into the right of Seller to receive (i) the Merger Consideration (including any cash to be paid in lieu of fractional shares of Common Stock), and (ii) any amounts to which Seller is entitled pursuant to Section 1.10. As of the Effective Time, all such Company Units shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and shall thereafter represent only the right of Seller immediately prior to the Effective Time to receive the Merger Consideration, together with any amounts to which Seller is entitled pursuant to Section 1.10.
(b) The limited liability company interests of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become limited liability company interests of the Surviving Company with the same rights, powers and privileges as the limited liability company interests so converted and shall constitute the only outstanding limited liability company interests of the Surviving Company.
(c) Notwithstanding the foregoing, if, between the date of this Agreement and the Effective Time, the outstanding shares of Common Stock shall have changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split or stock combination then, the Merger Consideration shall be correspondingly adjusted in an equitable manner to reflect such stock dividend, subdivision, reclassification, recapitalization, split or stock combination.
1.6	Surrender and Payment.
(a) Parent and Seller shall procure the Valuation of both the Company Vessels and Parent Vessels not more than thirty (30) days prior to Closing.
(b) No later than three (3) Business Days prior to the Closing, Parent shall deliver a certificate executed by it which will acknowledge the amount of the Merger Consideration and the number of whole shares of Common Stock to be delivered to Seller at Closing, based on the Company Adjusted NAV and the Parent Adjusted NAV (the “Merger Consideration Certificate”). Parent and Seller acknowledge and agree that each will use commercially reasonable efforts (acting in good faith) to promptly resolve any dispute regarding the calculation of the Merger Consideration, including the Company Adjusted NAV and the Parent Adjusted NAV. An illustrative example of the determination of the Company Adjusted NAV, the Parent Adjusted NAV and the resulting Merger Consideration is set forth on Exhibit C.

(c) At the Closing, Seller shall be entitled to receive (and shall receive from Parent) a number of whole shares of Common Stock set forth on the Merger Consideration Certificate, together with any other amounts to which it is entitled under this Agreement. Parent shall cause such shares of Common Stock to be issued in book-entry form at the Closing.
(d) No fractional shares of Common Stock will be issued in connection with the Merger, but in lieu thereof, Seller shall receive from Parent an amount in cash (without interest) equal to the product of (i) such fraction and (ii) the Transaction Value per Share. The parties acknowledge that payment of the cash consideration in lieu of delivering fractional shares was not separately bargained for consideration, but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting complexities that would otherwise be caused by the delivery of fractional shares of Common Stock.
(e) All shares of Common Stock delivered pursuant to Section 1.6(c) in accordance with the terms hereof (together with any cash to be paid to Seller pursuant to Sections 1.6(d) and 1.10) shall be deemed to have been delivered in full satisfaction of all rights pertaining to the Company Units. After the Effective Time, there shall be no further registration of transfers of Company Units.
1.7 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and possession to all assets, property rights, privileges, powers and franchises of the Company and Merger Sub, the officers and managers of the Surviving Company, in the name and on behalf of the Company and Merger Sub, will take all such lawful and necessary action.
1.8 Ancillary Agreements. At or prior to the Closing, (a) Parent and Seller shall execute and deliver the investor and registration rights agreement attached hereto as Exhibit D (the “Investor and Registration Rights Agreement”), and (b) Parent and MTM Ship Management shall execute and deliver one or more technical management agreements in respect of each Company Vessel reflecting the terms set forth on Exhibit E (the “Technical Management Agreement”).
1.9 Voyages in Progress. To the extent that any Company Vessel has a voyage in progress at the time of the Closing, in accordance with Section 1.10, (a) Parent shall be compensated by Seller or its Affiliates in an amount equal to (i) the gross revenues earned by such Company Vessel from such voyage allocable to each day on or after the Closing Date, less (ii) the voyage expenses, such as fuel and port expenses, of such Company Vessel allocable to each day on or after the Closing Date, which shall be net basis inclusive of Seller’s internal management fee of six hundred dollars (US$600) per day, less (iii) all accrued interest payment expenses in respect of Indebtedness secured by any Company Vessel which are unpaid as of the Closing Date, less (iv) all accrued commission expenses in respect of any Company Vessel which are unpaid as of the Closing Date, and (b) Seller shall be compensated by Parent for (i) marine fuel and bunkers on board of the Company Vessels at the end of the voyage as per the actual invoiced pricing, plus (ii) unused lubes, hydraulic oils and greases in storage tanks and unopened drums as of the Closing Date which are in the possession of the Company or its Subsidiaries (valued at the actual net price paid in respect thereof), plus (iii) all prepaid principal or interest payments in respect of Indebtedness secured by any Company Vessel which relate to the period after the Closing Date

(and which, for the avoidance of doubt, have not reduced the Indebtedness of the Company and its Subsidiaries included in the calculation of the Company Adjusted NAV), in each case calculated in accordance with the Accounting Principles (the sum of the foregoing described in clauses (a) and (b) collectively referred to herein as the “Net VIP Amount”). An illustrative example of the determination of the Net VIP Amount is set forth on Exhibit C.
1.10	Adjustment to Merger Consideration.
(a) For the purposes of this Section 1.10, any calculations relating to (i) the Estimated Closing Statements and (ii) the Interim Closing Statements shall be prepared and calculated in accordance with the Accounting Principles.
(b) No later than three (3) Business Days prior to the Closing Date, (i) Seller shall deliver to Parent a statement setting out Seller’s good faith estimate of (x) the Company’s Indebtedness which has been included in the calculation of the Company Adjusted NAV and (y) the Company’s Working Capital (the “Estimated Company Working Capital Amount”), and (ii) Parent shall deliver to Seller a statement setting out Parent’s good faith estimate of the Parent’s Net Working Capital and Indebtedness which has been included in the calculation of the Parent Adjusted NAV, including a schedule of Parent’s accounts receivable trial balance as of the Closing (the “A/R Schedule”), in each case calculated in accordance with the Accounting Principles (each an “Estimated Net Working Capital and Indebtedness Closing Statement”). In addition, no later than three (3) Business Days prior to the Closing Date, Seller shall deliver to Parent a statement setting out Seller’s good faith estimate of the Net VIP Amount (the “Estimated Net VIP Amount”), calculated in accordance with the Accounting Principles (the “Estimated Net VIP Closing Statement”). Each Estimated Net Working Capital and Indebtedness Closing Statement and the Estimated Net VIP Closing Statement shall be referred to herein as an “Estimated Closing Statement”. The “Estimated Net Working Capital and Indebtedness Amount” shall mean the total of the line items shown in an Estimated Net Working Capital and Indebtedness Closing Statement, and the “Estimated Net VIP Amount” shall mean the total of the line items shown in the Estimated Net VIP Closing Statement (the parties acknowledging and agreeing that the Net VIP Amount shall only include the line items shown in the illustrative Net VIP Amount calculation included in the Accounting Principles). The Estimated Closing Statements shall be accompanied by reasonably detailed data and documentation supporting the determination of each of the calculations therein.
(c) If the sum of the Estimated Net VIP Amount plus the Estimated Company Working Capital Amount is a negative amount, Seller shall pay the absolute value of such amount to Parent at Closing by wire transfer of immediately available funds to such account(s) as specified by Parent in writing. However, if the sum of the Estimated Net VIP Amount plus the Estimated Company Working Capital Amount is a positive amount, Parent shall pay the balance to Seller at Closing by wire transfer of immediately available funds to such account(s) as specified by Seller in writing.
(d) As soon as reasonably practicable after the date that is six (6) months following the Closing Date, Parent shall prepare and deliver to Seller interim statements setting out Parent’s good faith calculation of the Net Working Capital and Indebtedness of the Company and the Parent, respectively, as of the Closing Date and the Net VIP Amount, in accordance with the Accounting Principles (each an “Interim Closing Statement”), along with reasonable supporting detail to evidence Parent’s calculations, explanations and assumptions for the calculation of the amounts and line items shown in the Interim Closing Statement; provided, however, that, as described in the Accounting Principles, Parent may in its sole discretion, solely in respect of the accounts receivable (less any reserve for bad debts) included in the Net Working Capital and Indebtedness of Parent, elect to extend the date by which it is required to deliver an Interim Closing Statement to no later than the date that is twelve (12) months following the Closing Date (in which case the terms and procedures set forth in this Section 1.10 shall be applied mutatis mutandis in respect of such accounts receivable and bad debt reserve).
(e) Following Seller’s receipt from Parent of an Interim Closing Statement, Seller shall be afforded a period of twenty (20) Business Days (the “Review Period”) to review such Interim Closing Statement, during which period Seller shall have the right to inspect the work papers and underlying documents generated by Parent in preparation of the Interim Closing Statement; provided, that such inspection shall be in a manner that does not materially interfere with the normal business operations of Parent. On or prior to the last day of the Review Period, Seller shall deliver to Parent a written statement setting forth in reasonable detail any item(s) which it wishes to dispute, together with the reasons for such dispute in reasonable detail and a list of proposed adjustments. If by the last day of the Review Period, Seller does not so notify Parent or Seller notifies Parent that there are no item(s) it wishes to dispute, such Interim Closing Statement shall be deemed to have been agreed to by the parties and shall be deemed a Final Closing Statement for purposes of this Agreement. If notice is received by Parent as to any item in dispute on or prior to the last day of the Review Period, Parent and Seller shall attempt in good faith to resolve any differences that they may have with respect to any item(s) specified in such notice, and any agreement by them in writing as to any such item shall be final and binding.
(f) If any item(s) are not agreed in writing between Parent and Seller within twenty (20) Business Days of the delivery to Parent by Seller of the written statement of the dispute, the parties shall submit all item(s) that remain in dispute (“Disputed Items”) to an internationally-recognized, independent firm of certified public accountants mutually acceptable to Parent and Seller (the “Dispute Accountants”), which firm shall not be, or have been in the past two (2) years, the auditor for any party hereto, which Dispute Accountants shall act as experts, and not arbitrators, to resolve the Disputed Items. The Dispute Accountants (i) shall not have any authority to dispute the Accounting Principles which shall be final and binding on the parties hereto, (ii) shall only render a decision on Disputed Items timely submitted hereunder and all other non-Disputed Items shall be considered final and binding for purposes of a Final Net Working Capital and Indebtedness and the Net VIP Amount, and (iii) may not assign a value to any item greater than the greatest value for such item claimed by either party nor less than the smallest value for such item claimed by either party. The Dispute Accountants shall make a determination to resolve the Disputed Items and, thereby, establish the amount of a Final Net Working Capital and Indebtedness and the Net VIP Amount in accordance with this Section 1.10 as soon as practicable, but in any event within thirty (30) Business Days (or such other time as the parties hereto shall agree in writing) after their engagement. During the 30-Business Day review by the Dispute Accountants, Parent and Seller shall each make available to the Dispute Accountants such individuals and such information, books and records as may be reasonably required by the Dispute Accountants in order to make its final determination. Any materials submitted by Seller or Parent to the Dispute Accountants, either unilaterally or at the Dispute Accountants’ request, shall be simultaneously or promptly thereafter submitted to the other party. Absent manifest error, the determination of the Dispute Accountants as to a Final Net Working Capital and Indebtedness and the Net VIP Amount in accordance with this Section 1.10 shall be final and binding on the parties. Upon the resolution of the Disputed Items by the Dispute Accountants pursuant to this Section
1.10 the fees and expenses of the Dispute Accountants incurred in resolving the disputed matter, if any, shall be paid by Parent, on the one hand, and Seller, on the other hand, based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party.
(g) An Interim Closing Statement, as adjusted to reflect any item(s) agreed, or deemed to have been agreed, between Seller and Parent or finally determined by the Dispute Accountants in accordance with this Section 1.10, shall constitute a “Final Closing Statement” for the purposes of this Agreement. The “Final Net Working Capital and Indebtedness Amount” shall mean the total of the line items shown in any such Final Closing Statement (excluding the Net VIP Amount), and the “Final Net VIP Amount” shall mean the final Net VIP Amount set forth therein (which shall only include the line items shown in the illustrative Net VIP Amount calculation included in the Accounting Principles).
(h) Following the final and binding determination of each Final Closing Statement and the Final Net Working Capital and Indebtedness Amount and Final Net VIP Amount reflected therein in accordance with this Section 1.10, an adjustment payment shall be made in observation of the following rules:
(i)	if the Final Net Working Capital and Indebtedness Amount of Parent:
(x) is a greater amount than the Estimated Net Working Capital and Indebtedness Amount of Parent, Seller shall owe to Parent the amount of such difference (the “Positive Parent NWC and Indebtedness Adjustment”);
(y) is a lesser amount than the Estimated Net Working Capital and Indebtedness Amount of Parent, Parent shall owe to Seller the amount of such different (the “Negative Parent NWC and Indebtedness Adjustment”); and
(z) is equal to the Estimated Net Working Capital and Indebtedness Amount of Parent, then no amount shall be owed by Seller or Parent under this Section 1.10(h)(i);
(ii)	if the Final Net Working Capital and Indebtedness Amount of Seller:
(x) is a greater amount than the Estimated Net Working Capital and Indebtedness Amount of Seller, Parent shall owe to Seller the amount of such difference (the “Positive Seller NWC and Indebtedness Adjustment”);
(y) is a lesser amount than the Estimated Net Working Capital Amount of Seller, Seller shall owe to Parent the amount of such difference (the “Negative Seller NWC and Indebtedness Adjustment”); and

(z) is equal to the Estimated Net Working Capital and Indebtedness Amount of Seller, then no amount shall be owed by Seller or Parent under this Section 1.10(h)(ii); and
(iii)	if the Final Net VIP Amount:
(x) is a greater amount than the Estimated Net VIP Amount, Parent shall owe to Seller the amount of such difference (the “Positive Seller Net VIP Amount Adjustment”);
(y) is a lesser amount than the Estimated Net VIP Amount, Seller shall owe to Parent the amount of such difference (the “Positive Parent Net VIP Amount Adjustment”); and
(z) is equal to the Estimated Net VIP Amount, then no amount shall be owed by Seller or Parent under this Section 1.10(h)(iii).
(i) The parties shall verify whether the balance of any Positive Parent NWC and Indebtedness Adjustment or Negative Parent NWC and Indebtedness Adjustment, on the one hand, and any Positive Seller NWC and Indebtedness Adjustment or Negative Seller NWC and Indebtedness Adjustment, on the other hand, together with any Positive Parent Net VIP Amount Adjustment or Positive Seller Net VIP Amount Adjustment, is in favor of Parent or Seller. If such balance is in favor of Parent, Seller shall pay the balance to Parent by wire transfer of immediately available funds to such account(s) as is specified by Parent in writing. If such balance is in favor of Seller, Parent shall pay the balance to Seller by wire transfer in immediately available funds to such account(s) as specified by Seller in writing.

(j) Notwithstanding anything in this Agreement to the contrary, if the aggregate amounts paid and/or payable to Seller pursuant to Section 1.10(h) exceed $5,000,000, any payment pursuant to Section 1.10(h) in excess of such amount shall at Parent’s sole election be made either (A) by wire transfer in immediately available funds to such account(s) as is specified by Seller in writing, (B) by issuance of additional shares of Common Stock to Seller (based on a value per share equal to the Transaction Value per Share), or (C) a combination of the foregoing, provided that, if Parent elects to pay Seller in shares of Common Stock pursuant to (B) or (C) and Parent declared any dividend on its Common Stock between the Closing and the date of payment to Seller of the shares of Common Stock pursuant to this Section 1.10, then Parent shall include the amount of any such dividend that would have otherwise been payable with respect to the shares of Common Stock issued to Seller pursuant to this Section 1.10 as part of Parent’s payment to Seller.
ARTICLE II
REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY
Each of the Company and Seller, joint and severally, represents and warrants to Parent (with all such representations and warranties, where the context permits, being deemed to be made as if the Reorganization has occurred prior to making of such representations and warranties), as set forth below in this Article II that (except as set forth in the disclosure letter delivered by the Company to Parent prior to the execution of this Agreement):
2.1	Organization and Qualification.
(a) The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the Republic of the Marshall Islands.
(b) The Company has the power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders from Governmental Entities (the “Approvals”) necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to be material to the Company. Complete and correct copies of the Fundamental Documents of the Company, as amended and currently in effect, have been heretofore delivered to Parent.
(c) The Company is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to be material to the Company.
2.2	Subsidiaries.
(a) The Company does not have any direct or indirect Subsidiaries other than those listed on Exhibit A. Except for the Subsidiaries so listed, the Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or has any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make, nor is bound by any Contract under which it may become obligated to make, any future investment (in the form of a loan, capital contribution or otherwise) in any other Person.
(b) Each Subsidiary of the Company that is a corporation, limited partnership or limited liability company is duly incorporated or organized, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization (as listed on Exhibit A).
(c) Each Subsidiary of the Company has the requisite corporate, partnership or limited liability company power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each Subsidiary of the Company is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to be material to the Company. Complete and correct copies of the Fundamental Documents of each Subsidiary of the Company, as amended and currently in effect, have been heretofore delivered to Parent.

(d) Each Subsidiary of the Company is duly qualified or licensed to do business as a foreign corporation, limited partnership or limited liability company and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to be material to the Company.
2.3	Capitalization.
(a) Seller owns all of the authorized and outstanding Equity Interests of the Company, free and clear of all Liens. Exhibit A sets forth Seller’s record and beneficial ownership of the outstanding Equity Interests of the Company as of the date hereof and as of immediately prior to the Effective Time.
(b) The authorized and outstanding Equity Interests of each Subsidiary of such Company are set forth on Exhibit A. The Company owns all of the outstanding Equity Interests of each such Subsidiary, free and clear of all Liens, either directly or indirectly through one or more other Subsidiaries.
(c) All outstanding Equity Interests of the Company and its Subsidiaries (i) are validly issued, fully paid and non-assessable and (ii) have been issued in compliance with all Legal Requirements and all applicable Fundamental Documents.
(d) There are no Commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which it is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any Equity Interests of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such Commitment.
(e) Except as contemplated by this Agreement, there are no registration rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which the Company or any of its Subsidiaries is a party or by which the Company is bound, with respect to any Equity Interest of the Company or any of its Subsidiaries.
(f) There is no outstanding Indebtedness of the Company or any of its Subsidiaries having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which equityholders of such Company or any of its Subsidiaries may vote.
2.4 Authority Relative to this Agreement. The Company has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby (including the Merger). The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby (including the Merger) have been duly and validly authorized by all necessary action on the part of the Company and the holders of its Equity Interests. This Agreement has been duly and validly executed and delivered by the Company, and assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of such Company, enforceable against such Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
2.5	No Conflict; Required Filings and Consents.
(a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, (i) conflict with or violate the Fundamental Documents of the Company or its Subsidiaries, (ii) conflict with or violate any Legal Requirements applicable to the Company or its Subsidiaries, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair any of the Company’s or any of its Subsidiaries’ rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration, redemption or cancellation of, or result in the creation of a Lien (other than Company Permitted Liens) on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any Material Company Contracts that the Company or its Subsidiaries are a party to, or (iv) result in the triggering, acceleration or increase of any payment to any Person pursuant to any Material Company Contract that the Company or its Subsidiaries are a party to, including any “change in control” or similar provision of any such Contract, except, with respect to clauses (ii),
(iii) or (iv), for any such conflicts, violations, breaches, defaults, triggerings, accelerations, increases or other occurrences that would not, individually or in the aggregate, reasonably be expected to be material to the Company.
(b) Assuming the accuracy of the representations and warranties set forth in Section 3.2(b) and Section 4.5(b), the execution and delivery of this Agreement by the Company does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for the filing and recordation of appropriate merger or other documents as required by the MILLCA and by relevant authorities of other jurisdictions in which the Company is qualified to do business (including the Certificate of Merger), (ii) for the consents, authorizations, clearances, approvals of, filings or registrations with, and the expiration of all waiting periods imposed by, any Governmental Entity listed on Schedule 6.7, (iii) any consents, approvals, authorizations, filings or exemptions in connection with compliance with the Bermuda Companies Act or the rules and regulations of the SEC and Nasdaq, and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to be material to the Company.
2.6	Compliance.
(a) Neither the Company nor any of its Subsidiaries is in breach or violation of, or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under), (i) its Fundamental Documents, (ii) any Legal Requirements, (iii) any rule or regulation of any Governmental Entity, or (iv) any Order applicable to it or any of its properties, except in the case of the foregoing clauses (other than clause (i)) as would not, individually or in the aggregate, reasonably be expected to be material to the Company.

(b) Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”).
(c) No action, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries or any of the Company Vessels with respect to the money laundering statutes of any jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity, is pending, or to the Knowledge of the Company, threatened.
(d) Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.
2.7 Disclosure Documents. The information with respect to the Company and its Subsidiaries that the Company has supplied or will supply in writing specifically for use in the Proxy Statement or in any other Parent Disclosure Documents (the “Company Disclosure Information”) at the time of the filing thereof or any amendment or supplement thereto and at the time of any distribution or dissemination of the Proxy Statement or any other Parent Disclosure Documents, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
2.8	Financial Statements.
(a) The financial statements set forth in Schedule 2.8 (the “Financial Statements”) present fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries as of the dates and for the periods indicated therein, and, except as indicated in the notes thereto, have been prepared in conformity with IFRS applied on a consistent basis during the periods involved, except that the unaudited interim financial statements were, are or will be subject to normal year-end adjustments which were not or are not expected to be material to the Company.
(b) The Company maintains a system of internal accounting processes sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
2.9 No Undisclosed Liabilities. The Company and its Subsidiaries have no Liabilities of a nature required to be disclosed on a balance sheet or in the related notes to financial statements prepared in accordance with IFRS, except (a) Liabilities provided for in or otherwise disclosed in the most recent balance sheet included in the Financial Statements or in the notes thereto,
(b) Liabilities arising in the Ordinary Course of the Company’s business since the date of such balance sheet that are not, in the aggregate, material to the Company, (c) Liabilities arising under Contracts (other than Liabilities for breach of Contract), (d) Liabilities arising in connection with entering into and consummating the transactions contemplated by this Agreement, and (e) Liabilities disclosed in the disclosure letter delivered by the Company to Parent in connection with the execution of this Agreement.
2.10 Absence of Certain Changes or Events. Since January 1, 2024 (i) the Company and its Subsidiaries have conducted their business in the Ordinary Course, and (ii) there has not been
(x) any Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or (y) any action taken by the Company or its Subsidiaries which, if it would have been taken after the date of this Agreement, would have required the consent of Parent under Section 5.1(a) through (t).
2.11 Litigation. There are no Proceedings pending or, to the Knowledge of the Company, threatened to which the Company or any of its Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties or assets is or would be subject at law or in equity, before or by any Governmental Entity, except any such Proceeding which, if resolved adversely to the Company or any of its Subsidiaries, would not, individually or in the aggregate, reasonably be expected to be material to the Company. There is no material unsatisfied judgment, penalty or award against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is subject to any Orders.
2.12 Benefit Plans. Neither Seller, nor the Company nor any of its Subsidiaries, sponsors, maintains, administers, or otherwise contributes to, or has any actual or potential liability or obligation (nor has it ever sponsored, maintained, administered, or otherwise contributed to, or had any actual or potential liability or obligation) with respect to, nor does Seller or the Company have any commitment to create, any Employee Benefit Plan for the benefit of any Proposed Employee or any current independent contractor or employee of the Company or any of its Subsidiaries.
2.13 Labor Matters. Neither the Company nor any of its Subsidiaries has (and at no time has it ever had) any employees. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, (i) there is (A) no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries and (B) no strike, labor dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, (ii) to the Knowledge of the Company, no union organizing activities are currently taking place concerning the employees of the Company or any of its Subsidiaries and (iii) there has been no violation of any Legal Requirements relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws concerning the employees of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or any other type of collective agreement with any type of local, national or supranational workers’ representatives.

2.14	Vessels; Property.
(a) Schedule 2.14(a) sets forth the name, owner, flag state of registration (including any bareboat registration), charterer, International Maritime Organization number and call sign, classification society, year of construction, date of last special survey, capacity (gross tonnage or deadweight tonnage, as specified therein), hull type and date of last drydocking and details of any warranty claims for all of the vessels currently owned by the Company or its Subsidiaries (the “Company Owned Vessels”) or chartered-in by the Company or its Subsidiaries pursuant to sale and leaseback financing and/or bareboat charter arrangements (the “Company Leased Vessels” and, together with the Company Owned Vessels, collectively the “Company Vessels”). Each Company Owned Vessel is owned directly by the applicable Subsidiary of the Company as set forth on Schedule 2.14(a) and such Subsidiary has good and marketable title to the applicable Company Vessel owned by it, free and clear of all Liens (other than Company Permitted Liens). Each Company Owned Vessel listed on Schedule 2.14(a) is duly registered in the name of the Subsidiary that owns it under the laws and regulations and the flag of such Company Owned Vessel’s flag state (as set forth on Schedule 2.14(a)) and no other action is necessary to establish and perfect such Subsidiary’s title to and interest in the applicable Company Owned Vessel as against any charterer or third party.
(b) Each Company Vessel is (i) adequate and suitable for use by the Company and its Subsidiaries in its business as presently conducted by it in all material respects; (ii) seaworthy in all material respects for hull and machinery insurance warranty purposes and is in good running order and repair; (iii) will, to the extent such Company Vessel is inspected by Parent prior to Closing, as of the Closing Date be in the same condition in all material respects as such Company Vessel was at the time of inspection by Parent, fair wear and tear excepted; (iv) insured against all material risks, and in amounts, consistent with common industry practices; (v) in compliance in all material respects with all applicable Legal Requirements, including, but not limited to MTSA, ISM and ISPS Codes; (vi) certified by a member of the International Association of Classification Societies to be in class, without overdue condition or recommendation, free of average damage affecting such Company Vessel’s class and with classification certificates and national certificates, as well as all other certificates such Company Vessel had at the time of any inspection by Parent, valid and unextended without material condition or recommendation by a classification society and with an unexpired term of at least three (3) months, and (vii) free and clear of arrest and detention. To the Knowledge of the Company, including by reason of classification society reports, any current condition of class or recommendation existing on any Company Vessel, or any current suspension of a Company Vessel from its class is set forth on Schedule 2.14(b).
(c) Except as set forth on Schedule 2.14(c), no Company Vessel has been grounded or been involved in an underwater collision since the date of such Company Vessel’s last drydocking or, with respect to the m/v Strategic Resolve, since its last underwater inspection (a “Company Vessel Incident”).
(d) Except as set forth on Schedule 2.14(d), there is no Contract, option or commitment or other right or understanding in favor of, or held by, any Person to acquire any Company Vessel (other than such options in favor of the Company’s Subsidiaries), and there is no material Liability, debt or obligation of or claim against any Company Vessel.

(e) Since January 1, 2024, (i) there has not been a material partial loss or total loss of or to any of the Company Vessels, whether actual or constructive, (ii) no Company Vessel has been arrested or requisitioned for title or hire and (iii) none of the Company and its Subsidiaries, as a whole, has sustained any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or Order.
(f) The Company and its Subsidiaries, in the aggregate, have good and valid title to, or a valid interest in, all of their respective material tangible personal assets, free and clear of all Liens, other than (i) Company Permitted Liens or (ii) Liens that individually or in the aggregate, do not materially interfere with the ability of the Company or its Subsidiaries to conduct its business as currently conducted.
(g) Schedule 2.14(g) sets forth a true and correct list of (i) the outstanding Purchase Orders, and management expenses and accounts, for each Company Vessel as of the date of this Agreement, and (ii) all bunker hedges (including the material terms thereof) used by Seller or its Affiliates for each Company Vessel as of the date of this Agreement (collectively, the “Bunker Hedges”). In addition, Schedule 6.16 sets forth a true and correct list of all scheduled voyages in progress at the time of Closing involving Company Vessels (including the duration thereof), and all cargoes fixed which are to be effectuated beyond the Closing Date.
(h) Neither the Company nor any of its Subsidiaries owns or leases any real property.
2.15	Taxes.
(a) All material Tax Returns required to be filed by or on behalf of the Company or any of its Subsidiaries by applicable Tax laws prior to the date hereof have been timely filed. All material Tax Returns filed by the Company or any of its Subsidiaries are true, correct and complete in all material respects. All material Taxes required to be withheld by, or due and payable of the Company and its Subsidiaries (whether or not reflected on any such Returns) have been timely withheld and/or paid in full.
(b) As of the applicable date of the Financial Statements, neither the Company nor any of its Subsidiaries had any material liability for any unpaid Taxes which was not properly accrued for or reserved on the balance sheets included in the Financial Statements (without taking into account any reserve for deferred taxes).
(c) There are no material Liens for Taxes with respect to any of the assets or properties of the Company or any of its Subsidiaries (other than Company Permitted Liens).
(d) Neither the Company nor any of its Subsidiaries has extended the period for the assessment or collection of any material unpaid Tax. No audit or other examination of any Tax Return of the Company or any of its Subsidiaries by any Tax authority is in progress, nor has the Company been notified in writing of any request for such an audit or other examination.
(e) Neither the Company nor any of its Subsidiaries (A) is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (other than with the Company or any of such Subsidiaries or any contract the primary subject matter of which is not Taxes) (including, without limitation, any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Tax authority); (B) is or has ever been a member of an group of companies filing a combined, unitary, consolidated or similar Tax Return; or (C) has any liability for Taxes of any person arising from the application of Treasury Regulation 1.1502-6 or any analogous provision of state, local or foreign law, or a transferee or successor.
(f) Neither the Company nor any of its Subsidiaries will be required to include in a taxable period ending after the Closing Date any material taxable income attributable to income that accrued, but was not recognized, in a Pre-Closing Tax Period, as a result of a method of accounting adjustment, the installment method of accounting, the long-term contract method of accounting, the cash method of accounting, any comparable provision of state, local, or foreign Tax law, or for any other reason.
(g) The Company is treated as an association taxable as a corporation for U.S. federal income tax purposes.
(h) None of the Company or any of its Subsidiaries has taken or agreed to take any action that would (and none of them is aware of any fact, event, agreement, plan or other circumstance that would) prevent the Intended Tax Treatment.
(i) The Company is not treated as a partnership for U.S. federal income tax purposes.
2.16 Environmental Matters. The Company and its Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of its Subsidiaries hold all permits, authorizations and approvals required under Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, reasonably be expected to be material to the Company. To the Knowledge of the Company, there are no past or present events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any of its Subsidiaries under, or to interfere with or prevent compliance by the Company or any of its Subsidiaries with, Environmental Laws, in any such case, in a manner that is not materially reflected in current operating costs or budgeted capital expenditures which have been made available to Parent. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company, neither the Company nor any of its Subsidiaries (a) is the subject of any investigation, (b) has received any notice or claim, (c) is a party to or affected by any pending or, to the Knowledge of the Company, threatened Proceeding, (d) is bound by any Order or (e) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below). As used herein, “Environmental Law” means any Legal Requirement relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law.
2.17 Brokers. Neither the Company nor any of its Subsidiaries has incurred, nor will it incur, directly or indirectly, any liability for brokerage, finders’ fees, agent’s commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby.
2.18	Agreements, Contracts and Commitments.
(a) Schedule 2.18(a) sets forth a true, complete and accurate list of all Material Company Contracts in effect as of the date hereof.
(b) For purposes of this Agreement, the term “Material Company Contracts” shall mean all written Contracts and legally binding oral Contracts, to which the Company or any of its Subsidiaries is, as of the date hereof, a party or by or to which any of the properties or assets of the Company or any of its Subsidiaries are bound, subject or affected:
(i) providing for payments in any calendar year to or by the Company or any of its Subsidiaries in excess of US$100,000 in the aggregate that is not terminable by the Company or its Subsidiaries without penalty or cost within thirty (30) days or less;
(ii) under which or in respect of which the Company or any of its Subsidiaries presently has any liability or obligation of any nature whatsoever (absolute, contingent or otherwise) in excess of US$100,000;
(iii) evidences any  Indebtedness of  the Company or any of its Subsidiaries;
(iv) which has the effect of restricting or limiting the Company or any of its Subsidiaries from freely engaging in any business or prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted, including any non-competition, no disparagement and non-interference agreements;
(v) which is a partnership agreement, limited liability company agreement, operating agreement, shareholder agreement or joint venture agreement or any agreement relating to the ownership, voting or disposal of any Equity Interests of any Person;
(vi) providing for the grant of any preferential rights to purchase or lease any asset of the Company or any of its Subsidiaries or providing for any right (exclusive or non-exclusive) to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of the Company or any of its Subsidiaries;
(vii) for the chartering or management of any Company Vessel (other than any existing technical management agreement between the Company and its Subsidiaries relating to any Company Vessel);

(viii) relating to the acquisition (by merger, purchase of stock or assets or otherwise) by the Company or any of its Subsidiaries of any operating business or material assets or Equity Interests of any other Person, or the sale of any Company Vessel;
(ix) obligating the Company or any of its Subsidiaries to make payments, contingent or otherwise, arising out of the prior sale or acquisition of any business, assets or stock to or of any other Person;
(x) granting or purporting to grant, or otherwise in any way relating to, any interest (including a leasehold interest) in real property;
(xi) to which any Related Party of the Company is a party or to which any Related Party has an interest in or receives any benefit (in either case whether directly or indirectly);
(xii) which is a pool agreement, crewing agreement, contract of affreightment, financial lease, sale/leaseback agreement or option contract, in each case with respect to any Company Vessel; and
(xiii) each ship-sales, memorandum of agreement, bareboat charter or other vessel acquisition Contract for newbuildings and secondhand vessels contracted for by the Company or any of its Subsidiaries, and any other Contracts with respect to any such newbuildings and the financing thereof, including performance guarantees, counter guarantees, refund guarantees, material supervision agreements and material plan verification services agreements.
(c) True, correct and complete copies of all Material Company Contracts (or written summaries in the case of oral Material Company Contracts) have been provided to Parent prior to the date of this Agreement.
(d) Each of the Material Company Contracts to which the Company or any of its Subsidiaries is a party is valid, binding, enforceable and in full force and effect with respect to the Company and its Subsidiaries, and to the Knowledge of the Company, the other parties thereto, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, except for any Material Company Contract that has expired or been terminated after the date hereof in accordance with its terms, and except as would not, individually or in the aggregate, be reasonably expected to be material to the Company. Neither such Company (nor its applicable Subsidiary) nor, to the Knowledge of the Company, any other party thereto is in breach of or in default under, and no event has occurred which with notice or lapse of time or both would become a breach of or default under, any Material Company Contract, and no party to any Material Company Contract has given any written notice of any claim of any such breach, default or event, which, individually or in the aggregate, are reasonably expected to be material to the Company.
2.19 Insurance. The Company and each Subsidiary of the Company that currently owns a Company Vessel maintains, or has caused the technical manager of such Company Vessels to maintain for its benefit as of the date hereof and as of the date of each such Company Vessel’s acquisition, insurance or a membership in a mutual protection and indemnity association covering its properties, operations, personnel and businesses as deemed adequate by the Company or its Subsidiary, as the case may be; such insurance or membership insured, insures or will insure against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect such Company Vessels; any such insurance or membership maintained was fully in force at the time of acquisition of such Company Vessels and will continue to be fully in force through the Effective Time; except as set forth on Schedule 2.19, there are no material claims by the Company or any of its Subsidiaries under any insurance policy or instrument as to which any insurance company or mutual protection and indemnity association is denying liability or defending under a reservation of rights clause; neither the Company nor any of its Subsidiaries is currently required to make any material payment, or is aware of any facts that would require the Company or any of its Subsidiaries to make any material payment, in respect of a call by, or a contribution to, any mutual protection and indemnity association; neither the Company nor any of its Subsidiaries has reason to believe that it will not be able to renew or cause to be renewed for its benefit any such insurance or membership in a mutual protection and indemnity association as and when such insurance or membership expires or is terminated.
2.20 Governmental Actions/Filings. The Company and its Subsidiaries has all necessary licenses, permits, franchises, registrations, authorizations, consents and approvals and has made all necessary filings required under any applicable Legal Requirement, and has obtained all necessary licenses, permits, franchises, registrations, authorizations, consents and approvals from other Persons, in order to conduct their respective businesses and to own the applicable Company Owned Vessels and operate the applicable Company Vessels; neither the Company nor any of its Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, permits, franchises, registrations, authorizations, consent or approval or any Legal Requirements or any Order applicable to the Company or any of its Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, reasonably be expected to be material to the Company.
2.21 Related Party Transactions. Except as set forth on Schedule 2.21 or otherwise contemplated by this Agreement, no Related Party of the Company or any of its Subsidiaries (i) is a party to any Contract, or has otherwise entered into any transaction, understanding or arrangement, with the Company or any of its Subsidiaries or (ii) owns any property or right, tangible or intangible, which is used by the Company or any of its Subsidiaries.
2.22 Indebtedness. Other than intercompany Indebtedness that will be settled prior to Closing, the outstanding Indebtedness of the Company and its Subsidiaries as of September 30, 2024 and as of December 31, 2024, respectively, does not exceed the amount set forth as of such date on Schedule 2.22, and there has not occurred and still existing any uncured default or event of default under any Contract evidencing outstanding Indebtedness of such Company and its Subsidiaries.
2.23 No Other Representations or Warranties. Other than the representations and warranties expressly contained in this Article II, the Company makes no other representations or warranties, express or implied, relating to the Company or any of its Subsidiaries, the transactions contemplated hereby or any other matters, and any such other representation or warranty is hereby disclaimed.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER
Seller represents and warrants to Parent as set forth below in this Article III that:
3.1 Organization; Authority Relative to this Agreement. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the Marshall Islands. Seller has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby (including the Merger). The execution and delivery of this Agreement and the consummation by Seller of the transactions contemplated hereby (including the Merger) have been duly and validly authorized by all necessary action on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller, and assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
3.2	No Conflict; Required Filings and Consents.
(a) The execution and delivery of this Agreement by Seller does not, and the performance of Seller’s obligations under this Agreement shall not, (i) conflict with or violate the Fundamental Documents of Seller, (ii) conflict with or violate any Legal Requirements applicable to Seller, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or result in the creation of a Lien (other than Company Permitted Liens) on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any Contracts to which Seller is a party, or (iv) result in the triggering, acceleration or increase of any payment to any Person pursuant to any such Contract to which Seller is a party, including any “change in control” or similar provision of any such Contract to which Seller is a party, except, with respect to clauses (ii), (iii) and (iv) for any such conflicts, violations, breaches, defaults, triggerings, accelerations, increases or other occurrences that are disclosed in the disclosure letter delivered by the Company to Parent hereunder or that would not, individually or in the aggregate, reasonably be expected to be material to the Company or prevent consummation of the Merger or otherwise prevent Seller from performing its obligations under this Agreement.
(b) Assuming the accuracy of the representations and warranties set forth in Section 2.5(b) and Section 4.5(b), the execution and delivery of this Agreement by Seller does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act or blue sky laws, and the rules and regulations thereunder, and appropriate documents received from or filed with the relevant authorities of other jurisdictions in which Seller is licensed or qualified to do business,
(ii) consents, authorizations, clearances, approvals of, filings or registrations with, and the expiration of all waiting periods imposed by, any Governmental Entity listed on Schedule 6.7,
(iii) any consents, approvals, authorizations, filings or exemptions in connection with compliance with the Bermuda Companies Act or the rules and regulations of the SEC and Nasdaq, and
(iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to be material to the Company or prevent consummation of the Merger or otherwise prevent Seller from performing its obligations under this Agreement.
3.3	Investment.
(a) Seller is acquiring the shares of capital stock pursuant to the Merger for investment for its own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act and, except for the transactions contemplated by the Investor and Registration Rights Agreement, it does not have any present intention to transfer such shares to any other person or entity and it shall not assign, encumber or dispose of any interest in such shares except in compliance with applicable securities laws.
(b) Seller understands that the shares of capital stock issued pursuant to the Merger have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Seller’s investment intent as expressed herein.
(c) Seller understands that the shares of capital stock issued pursuant to the Merger are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, it must hold such shares indefinitely unless the sale, transfer or other disposition of such shares is registered with the SEC or qualified for an exemption from such registration requirements.
(d) Seller understands that any book entry positions or certificates representing the shares of capital stock issued pursuant to the Merger shall bear the following legends.
THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOTSUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNTOR OTHER LOAN SECURED BY SUCH SECURITIES.

3.4 Title to Units. Seller has good and valid title to all of the outstanding Equity Interests of the Company, free and clear of all Liens (other than restrictions on transfer under applicable securities laws).
3.5 Disclosure Documents. The information with respect to Seller and its Subsidiaries that Seller has supplied or will supply in writing specifically for use in the Proxy Statement or in any other Parent Disclosure Documents (the “Seller Disclosure Information”) at the time of the filing thereof or any amendment or supplement thereto and at the time of any distribution or dissemination of the Proxy Statement or any other Parent Disclosure Documents, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
3.6 No Other Representations or Warranties. Other than the representations and warranties expressly contained in Article II and this Article III, Seller makes no other representations or warranties, express or implied, relating to the Company or any of its Subsidiaries, the transactions contemplated hereby or any other matters, and any such other representation or warranty is hereby disclaimed.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT
Parent represents and warrants to the Company and Seller as set forth below in this Article IV that (except as set forth in the disclosure letter delivered by Parent to the Company prior to the execution of this Agreement and except as disclosed in the Parent SEC Reports filed with or furnished to the SEC during the period beginning on or after January 1, 2023 and ending two
(2) days prior to the date of this Agreement (other than any risk factor disclosures or other similar cautionary or predictive statements therein)):
4.1	Organization and Qualification.
(a) Parent is an exempted company limited by shares duly incorporated, validly existing and in good standing under the laws of Bermuda.
(b) Parent has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Parent is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to be material to Parent.
(c) Parent is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to be material to Parent.

(d) Each of the Certificate of Incorporation of the Parent, as amended, and the Bye-laws of the Parent, each filed as an exhibit to Parent’s annual report filed on Form 10-K on February 4, 2015, is currently in effect, true and complete and has not been amended, supplemented or otherwise modified as of the date hereof.
4.2	Subsidiaries.
(a) Parent does not have any direct or indirect Subsidiaries other than those listed in Schedule 4.2(a). Except for the Subsidiaries so listed, Parent does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person or have any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make, nor is bound by any Contract under which it may become obligated to make, any future investment (in the form of a loan, capital contribution or otherwise) in any other Person.
(b) Each Subsidiary of Parent that is a corporation, limited partnership or limited liability company is duly incorporated or organized, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization (as listed in Schedule 4.2(a)).
(c) Each Subsidiary of Parent has the requisite corporate, partnership or limited liability company power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each Subsidiary of Parent is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to be material to Parent.
(d) Each Subsidiary of Parent is duly qualified or licensed to do business as a foreign corporation, limited partnership or limited liability company and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, individually or in the aggregate, reasonably be expected to be material to Parent.
4.3	Capitalization.
(a) As of the date of this Agreement, the authorized capital stock of Parent consists of US$10,100 divided into 100,000,000 shares of Common Stock, and 1,000,000 shares of Preferred Stock. As of the date of this Agreement, 46,902,091 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, and no shares of Preferred Stock are issued and outstanding.
(b) The authorized and outstanding Equity Interests of each Subsidiary of Parent are set forth in Schedule 4.3(b). Parent owns all of the outstanding Equity Interests of each Subsidiary, free and clear of all Liens (other than Parent Permitted Liens), either directly or indirectly through one or more other Subsidiaries.

(c) All outstanding Equity Interests of Parent and its Subsidiaries have been, and, upon issuance, all shares of Common Stock to be issued to Seller pursuant to this Agreement will be (i) validly issued, fully paid and non-assessable, free of preemptive or similar rights in respect thereto, and (ii) issued in compliance with all Legal Requirements and all applicable Fundamental Documents. Assuming the accuracy of the representations and warranties set forth in Section 3.3, the offer and sale of the Common Stock to Seller pursuant to this Agreement shall be qualified or exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.
(d) Except as set forth on Schedule 4.3(d), there are no Commitments or agreements of any character to which Parent or any of its Subsidiaries is a party or by which it is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any Equity Interests of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such Commitment.
(e) Except as contemplated by this Agreement, there are no registration rights, and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which Parent or any of its Subsidiaries is a party or by which Parent is bound, with respect to any Equity Interest of Parent or any of its Subsidiaries.
(f) There is no outstanding Indebtedness of Parent or any of its Subsidiaries having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which the equityholders of Parent or any of its Subsidiaries may vote.
4.4 Authority Relative to this Agreement. Parent and Merger Sub have all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby (including the Merger) other than the approval of the Parent’s shareholders pursuant to Rule 5635(a)(2) of Nasdaq (such approval, the “Parent Shareholder Approval”). Except for the Parent Shareholder Approval, the execution and delivery of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby (including the Merger) have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. No vote of Parent’s shareholders is required to enter into this Agreement and, other than the Parent Shareholder Approval, consummate the transactions contemplated by this Agreement. The Parent Board has unanimously (A) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of Parent and its shareholders, and (B) declared advisable this Agreement and the transactions contemplated hereby, including the Merger, which resolutions have not been subsequently rescinded, modified or amended in any respect. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes the legal and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

4.5	No Conflict; Required Filings and Consents.
(a) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub shall not,
(i) contravene, conflict with or result in any violation or breach of the Fundamental Documents of Parent or Parent’s Subsidiaries, (ii) contravene, conflict with or result in any violation of any Legal Requirements applicable to Parent or Parent’s Subsidiaries, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent’s or any of its Subsidiaries’ rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration, redemption or cancellation of, or result in the creation of a Lien (other than Parent Permitted Liens) on any of the properties or assets of Parent or any of its Subsidiaries pursuant to, any material Contracts, or
(iv) result in the triggering, acceleration or increase of any payment to any Person pursuant to any material Contract, including any “change in control” or similar provision of any such Contract, except, with respect to clauses (ii), (iii) or (iv), for any such conflicts, violations, breaches, defaults, triggerings, accelerations, increases or other occurrences that would not, individually or in the aggregate, reasonably be expected to be material to Parent.
(b) Assuming the accuracy of the representations and warranties set forth in Section 2.5(b) and Section 3.2(b), the execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) the filing and recordation of appropriate merger or other documents as required by the MILLCA and by relevant authorities of other jurisdictions in which Parent or Merger Sub is qualified to do business (including the Certificate of Merger), (ii) for the consents, authorizations, clearances, approvals of, filings or registrations with, and the expiration of all waiting periods imposed by, any Governmental Entity listed on Schedule 6.7, (iii) any consents, approvals, authorizations, filings or exemptions in connection with compliance with the Bermuda Companies Act, the Bermuda Exchange Control Act and associated rules and regulations, or the rules and regulations of the SEC and Nasdaq and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to be material to Parent.
4.6	Compliance.
(a) Except as set forth on Schedule 4.6(a), neither Parent nor any of its Subsidiaries is in breach or violation of, or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under), (i) its Fundamental Documents, (ii) any Legal Requirements, (iii) any rule or regulation of any Governmental Entity, or (iv) any Order applicable to it or any of its properties, except in the case of the foregoing clauses (other than clause (i)) as would not, individually or in the aggregate, reasonably be expected to be material to Parent.
(b) Neither Parent nor any of its Subsidiaries nor, to the Knowledge of Parent, any director, officer, agent, employee or Affiliate of Parent or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act.

(c) No action, suit or proceeding by or before any Governmental Entity involving Parent or any of its Subsidiaries or any of the Parent Vessels with respect to the money laundering statutes of any jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity, is pending, or to the Knowledge of Parent, threatened.
(d) Neither Parent nor any of its Subsidiaries nor, to the Knowledge of Parent, any director, officer, agent, employee or Affiliate of Parent or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.
4.7	SEC Filings; Financial Statements.
(a) Since January 1, 2023, Parent has filed with or furnished to the SEC all reports, registration statements, forms, statements, prospectuses, schedules and other documents, together with any amendments thereto, required to be filed under the Securities Act and the Exchange Act (all such reports, registration statements and documents are collectively referred to herein as the “Parent SEC Reports”). As of their respective filing dates (or if amended or superseded by a filing prior to the date of this Agreement, on the date of such filing), each Parent SEC Report was prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and each Parent SEC Report filed subsequent to the date of this Agreement and prior to the earlier of the Effective Time and the termination of this Agreement will comply on its face as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports.
(b) As of their respective filing dates (or if amended or superseded by a filing prior to the date of this Agreement, on the date of such filing), each Parent SEC Report did not, and each Parent SEC Report filed subsequent to the date of this Agreement and prior to the earlier of Effective Time and the termination of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that the foregoing does not apply to statements in or omissions in the Company Disclosure Information or Seller Disclosure Information, as applicable.
(c) The financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position, results of operations and cash flows of Parent and its Subsidiaries as of the dates and for the periods indicated therein, except that the unaudited interim financial statements were, are or will be subject to normal year-end adjustments which were not or are not expected to be material to Parent.
(d) Parent and each of its officers are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002. Parent maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(e) Since January 1, 2023, Parent has complied in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq, and has not since January 1, 2023 received any notice asserting any non-compliance with the listing requirements of Nasdaq.
4.8 No Undisclosed Liabilities. Parent and its Subsidiaries have no Liabilities of a nature required to be disclosed on a balance sheet or in the related notes to financial statements prepared in accordance with U.S. GAAP, except (a) Liabilities provided for in or otherwise disclosed in the most recent balance sheet included in the financial statements referenced in Section 4.7 or in the notes thereto, (b) Liabilities arising in the Ordinary Course of Parent’s business since the date of such balance sheet, that are not, in the aggregate, material to Parent, (c) Liabilities arising under Contracts (other than Liabilities for breach of Contract), (d) Liabilities arising in connection with entering into and consummating the transactions contemplated by this Agreement, and (e) Liabilities disclosed in the disclosure letter delivered by Parent to the Company in connection with the execution of this Agreement.
4.9 Disclosure Documents. The information with respect to Parent and its Subsidiaries that Parent has supplied or will supply in writing specifically for use in the Proxy Statement or in any other Parent Disclosure Documents (the “Parent Disclosure Information”) at the time of the filing thereof or any amendment or supplement thereto and at the time of any distribution or dissemination of the Proxy Statement or any other Parent Disclosure Documents, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
4.10 Absence of Certain Changes or Events. Since January 1, 2024 (i) Parent and its Subsidiaries have conducted their business in the Ordinary Course, and (ii) there has not been (x) any Material Adverse Effect on Parent and its Subsidiaries, taken as a whole or (y) any action taken by Parent or its Subsidiaries which, if it would have been taken after the date of this Agreement, would have required the consent of the Company under Section 5.2(a) through (e).
4.11 Litigation. Except as set forth on Schedule 4.11, there are no Proceedings pending or, to the Knowledge of Parent, threatened to which Parent or any of its Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties or assets is or would be subject at law or in equity, before or by any Governmental Entity, except any such Proceeding which, if resolved adversely to Parent or any Subsidiary, would not, individually or in the aggregate, reasonably be expected to be material to Parent. There is no material unsatisfied judgment, penalty or award against Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries is subject to any Orders.

4.12	Vessels; Property.
(a) Schedule 4.12(a) sets forth the name, owner, flag state of registration (including any bareboat registration), charterer, International Maritime Organization number and call sign, classification society, year of construction, date of last special survey, capacity (gross tonnage or deadweight tonnage, as specified therein), hull type and date of last drydocking and details of any warranty claims for all of the vessels currently owned by Parent and its Subsidiaries (the “Parent Owned Vessels”) or chartered-in by Parent or its Subsidiaries pursuant to sale and leaseback financing and/or bareboat charter arrangements (the “Parent Leased Vessels” and, together with the Parent Owned Vessels, collectively the “Parent Vessels”). Each Parent Owned Vessel is owned directly by the applicable Subsidiary of Parent as set forth on Schedule 4.12(a) and such Subsidiary of Parent has good and marketable title to the applicable Parent Vessel owned by it, free and clear of all Liens (other than Parent Permitted Liens). Each Parent Owned Vessel listed on Schedule 4.12(a) is duly registered in the name of the Subsidiary that owns it under the laws and regulations and the flag of such Parent Owned Vessel’s flag state (as set forth on Schedule 4.12(a)) and no other action is necessary to establish and perfect such Subsidiary’s title to and interest in the applicable Parent Owned Vessel as against any charterer or third party.
(b) Except as set forth on Schedule 4.12(b), each Parent Vessel is (i) adequate and suitable for use by Parent and its Subsidiaries in its business as presently conducted by it in all material respects; (ii) seaworthy in all material respects for hull and machinery insurance warranty purposes and is in good running order and repair; (iii) insured against all material risks, and in amounts, consistent with common industry practices; (iv) in compliance in all material respects with all applicable Legal Requirements, including, but not limited to MTSA, ISM and ISPS Codes; (vi) certified by a member of the International Association of Classification Societies to be in class, without overdue condition or recommendation, free of average damage affecting such Parent Vessel’s class and with classification certificates and national certificates, as well as all other certificates such Parent Vessel had at the time of this Agreement, valid and unextended without material condition or recommendation by a classification society and with an unexpired term of at least three (3) months, and (vii) free and clear of arrest and detention. To the Knowledge of Parent, including by reason of classification society reports, any current condition of class or recommendation existing on any Parent Vessel, or any current suspension of a Parent Vessel from its class is set forth on Schedule 4.12(b).
(c) Except as set forth on Schedule 4.12(c), no Parent Vessel has been grounded or been involved in an underwater collision since the date of such Parent Vessel’s last drydocking (a “Parent Vessel Incident”).
(d) There is no Contract, option or commitment or other right or understanding in favor of, or held by, any Person to acquire any Parent Vessel, and there is no material Liability, debt or obligation of or claim against any Parent Vessel.
(e) Since January 1, 2024, (i) there has not been a material partial loss or total loss of or to any of the Parent Vessels, whether actual or constructive, (ii) no Parent Vessel has been arrested or requisitioned for title or hire and (iii) none of Parent and its Subsidiaries, as a whole, has sustained any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or Order.
(f) Parent and its Subsidiaries, in the aggregate, have good and valid title to, or a valid interest in, all of their respective material tangible personal assets, free and clear of all Liens, other than (i) Parent Permitted Liens or (ii) Liens that individually or in the aggregate, do not materially interfere with the ability of Parent or its Subsidiaries to conduct its business as currently conducted.
4.13	Taxes.
(a) All material Tax Returns required to be filed by or on behalf of Parent or any of its Subsidiaries by applicable Tax laws prior to the date hereof have been timely filed. All material Tax Returns filed by Parent or any of its Subsidiaries are true, correct and complete in all material respects. All material Taxes required to be withheld by, or due and payable of, Parent and its Subsidiaries (whether or not reflected on any such Returns) have been timely withheld and/or paid in full.
(b) As of the applicable date of the latest Parent SEC Report, neither Parent nor any of its Subsidiaries had any material liability for any unpaid Taxes which was not properly accrued for or reserved on Parent’s balance sheets included in such Parent SEC Report (without taking into account any reserve for deferred taxes).
(c) There are no material Liens for Taxes with respect to any of the assets or properties of Parent or any of its Subsidiaries (other than Parent Permitted Liens).
(d) Neither Parent nor any Subsidiary has extended the period for the assessment or collection of any material unpaid Tax. No audit or other examination of any Tax Return of Parent or any of its Subsidiaries by any Tax authority is in progress, nor has Parent been notified in writing of any request for such an audit or other examination.
(e) Neither Parent nor any of its Subsidiaries (A) is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (other than with Parent or any such Subsidiaries or any contract the primary subject matter of which is not Taxes) (including, without limitation, any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Tax authority); (B) is or has ever been a member of an group of companies filing a combined, unitary, consolidated or similar Tax Return; or (C) has any liability for Taxes of any person arising from the application of Treasury Regulation 1.1502-6 or any analogous provision of state, local or foreign law, or a transferee or successor.
(f) Neither Parent nor any of its Subsidiaries will be required to include in a taxable period ending after the Closing Date any material taxable income attributable to income that accrued, but was not recognized, in a Pre-Closing Tax Period, as a result of a method of accounting adjustment, the installment method of accounting, the long-term contract method of accounting, the cash method of accounting, any comparable provision of state, local, or foreign Tax law, or for any other reason.

(g) Parent and Merger Sub are each treated as an association taxable as a corporation for U.S. federal income tax purposes.
(h) None of Parent or any of its Subsidiaries has taken or agreed to take any action that would (and none of them is aware of any fact, event, agreement, plan or other circumstance that would) prevent the Intended Tax Treatment.
4.14 Environmental Matters. Parent and its Subsidiaries and their respective properties, assets and operations are in compliance with, and Parent and each of its Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws, except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, reasonably be expected to be material to Parent. To the Knowledge of Parent, there are no past or present events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to Parent or any Subsidiary under, or to interfere with or prevent compliance by Parent or any Subsidiary with, Environmental Laws, in any such case, in a manner that is not materially reflected in current operating costs or budgeted capital expenditures which have been made available to the Company and Seller. Except as set forth on Schedule 4.14 or would not, individually or in the aggregate, reasonably be expected to be material to Parent, neither Parent nor any of its Subsidiaries (a) is the subject of any investigation, (b) has received any notice or claim, (c) is a party to or affected by any pending or, to the Knowledge of Parent, threatened Proceeding, (d) is bound by any Order or (e) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials.
4.15 Brokers. Except as to the advisor fees set forth in Schedule 4.15, neither Parent nor any of its Subsidiaries has incurred, nor will it incur, directly or indirectly, any liability for brokerage, finders’ fees, agent’s commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby.
4.16 Insurance. Parent and each Subsidiary of Parent that currently owns a Parent Vessel maintains, or has caused the technical manager of the Parent Vessels to maintain for its benefit as of the date hereof and as of the date of each Parent Vessel’s acquisition, insurance or a membership in a mutual protection and indemnity association covering its properties, operations, personnel and businesses as deemed adequate by Parent or its Subsidiary, as the case may be; such insurance or membership insured, insures or will insure against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Parent Vessels; any such insurance or membership maintained was fully in force at the time of acquisition of such Parent Vessels and will continue to be fully in force through the Effective Time; there are no material claims by Parent or any of its Subsidiaries under any insurance policy or instrument as to which any insurance company or mutual protection and indemnity association is denying liability or defending under a reservation of rights clause; neither Parent nor any of its Subsidiaries is currently required to make any material payment, or is aware of any facts that would require Parent or any Subsidiary to make any material payment, in respect of a call by, or a contribution to, any mutual protection and indemnity association; and neither Parent nor any of its Subsidiaries has reason to believe that it will not be able to renew or cause to be renewed for its benefit any such insurance or membership in a mutual protection and indemnity association as and when such insurance or membership expires or is terminated.
4.17 Governmental Actions/Filings. Each of Parent and its Subsidiaries has all necessary licenses, permits, franchises, registrations, authorizations, consents and approvals and has made all necessary filings required under any applicable Legal Requirement, and has obtained all necessary licenses, permits, franchises, registrations, authorizations, consents and approvals from other Persons, in order to conduct their respective businesses and to own the Parent Owned Vessels and operate the Parent Vessels; neither Parent nor any of its Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, permits, franchises, registrations, authorizations, consent or approval or any Legal Requirements or any Order applicable to Parent or any of its Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, reasonably be expected to be material to Parent.
4.18 Related Party Transactions. Except as contemplated by this Agreement or as disclosed in the SEC Reports, no Related Party of Parent or any of its Subsidiaries (i) is a party to any Contract, or has otherwise entered into any transaction, understanding or arrangement, with Parent or any of its Subsidiaries or (ii) owns any property or right, tangible or intangible, which is used by Parent or any of its Subsidiaries.
4.19 Indebtedness. The outstanding Indebtedness of Parent and its Subsidiaries as of September 30, 2024 does not exceed the amount set forth on Schedule 4.19, and there has not occurred and still existing any uncured default or event of default under any Contract evidencing outstanding Indebtedness of Parent and its Subsidiaries that is described in subclauses (a), (b) or (g) of the definition of Indebtedness.
4.20 Aging of Receivables. The accounts receivable trial balance information set forth on Schedule 4.20 with respect to the aging of Parent’s receivables is true and correct in all material respects.
4.21 No Other Representations or Warranties. Other than the representations and warranties expressly contained in this Article IV, Parent makes no other representations or warranties, express or implied, relating to Parent or any of its Subsidiaries, the transactions contemplated hereby or any other matters, and any such other representation or warranty is hereby disclaimed.
ARTICLE V
CONDUCT PRIOR TO THE EFFECTIVE TIME
5.1 Conduct of Business by the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, other than with respect to the Reorganization, the Company shall and shall cause its Subsidiaries to, except to the extent that Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), carry on their businesses in the usual, regular and Ordinary Course, in substantially the same manner as heretofore conducted, and use their commercially reasonable efforts to (i) preserve substantially intact their present business organization, (ii) keep available the services of their present officers and key employees, consultants and managers (provided that they shall not be obligated to increase the compensation of, or make any other payments or grant any concessions to, such Persons), (iii) keep in full force and effect all of their material insurance policies and (iv) preserve their relationships with significant customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings (provided, that they shall not be obligated to make any payments or grant any concessions to such Persons other than payments in the Ordinary Course). Furthermore, except as required or permitted by the terms of this Agreement, or as set forth in Schedule 5.1, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company shall not, and shall cause its Subsidiaries not to, do any of the following:
(a) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any Equity Interests or split, combine or reclassify any Equity Interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any Equity Interests, in each case that would (i) cause a default or event of default under any Contract evidencing outstanding Indebtedness of the Company or its Subsidiaries, or (ii) not permit Seller to make a Minimum Required Contribution pursuant to Section 7.2(e);
(b) Purchase, redeem or otherwise acquire, directly or indirectly, any Equity Interests;
(c) Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any Equity Interests or any securities convertible into or exchangeable for Equity Interests, or subscriptions, rights, warrants or options to acquire any Equity Interests or any securities convertible into or exchangeable for Equity Interests, or enter into other agreements or commitments of any character obligating it to issue any such securities or interests or convertible or exchangeable securities or interests;
(d) Except to the extent required to comply with its obligations hereunder or applicable Legal Requirements, amend its Fundamental Documents;
(e) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any vessels or any material assets, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party’s ability to compete or to offer or sell any products or services;
(f) Sell, lease, license, charter, encumber or otherwise dispose of any vessels or other properties or assets, except for (i) the time-chartering of vessels to customers at market rates in the Ordinary Course so long as the duration of any such charter does not exceed six (6) months and notice thereof (together with a complete copy of the relevant charter) is promptly provided to Parent, and (ii) Company Permitted Liens;

(g) (A) Incur any Indebtedness or guarantee any Indebtedness of another Person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing, (B) make any loans, advances or capital contributions to, or investments in, any other Person (other than pursuant to any Material Company Contract existing as of the date hereof), or (C) repay or satisfy any Indebtedness other than repayment of Indebtedness in accordance with the terms thereof;
(h) Adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement, pay any special bonus or special remuneration to any director, officer, employee or consultant, or, increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except to the extent required to comply with any applicable Legal Requirement; provided, that the Company shall be permitted to increase salaries or wage rates or fringe benefits (including rights to severance or indemnification) and pay regular bonuses to its directors, officers, employees or consultants in the Ordinary Course;
(i) Grant any severance, retention or termination pay to any officer, employee or consultant except pursuant to applicable Legal Requirements, or adopt any new severance plan, agreement or arrangement, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;
(j) Except in the Ordinary Course, pay, discharge, settle or satisfy any claims, Liabilities or obligations other than (i) such payment, discharge, settlement or satisfaction that does not exceed US$100,000 for any individual claim, Liability or obligation and US$500,000 in the aggregate, or (ii) Liabilities recognized or disclosed in the Financial Statements;
(k) Modify, amend or terminate any Material Company Contract, or waive, delay the exercise of, release or assign any material rights or claims thereunder, in each case outside the Ordinary Course;
(l) Except as required by IFRS, revalue any of its assets or make any change in accounting methods, principles or practices;
(m)	Enter into any material Contract outside the Ordinary Course;
(n) Depart from any normal drydock and maintenance practices or discontinue replacement of spares in operating any vessel;
(o)	Defer any scheduled maintenance on any vessel;
(p)	Settle any Proceeding;
(q) Make or rescind any material Tax elections, settle or compromise any material income tax liability, agree to any extension or waiver of the statute of limitations with respect to the assessment or determination of Taxes, surrender any right to claim a refund, or, except as required by applicable Legal Requirement, materially change any method of accounting for Tax purposes or prepare or file any Tax Return in a manner inconsistent with past practice;
(r)	Make more than US$250,000 of capital expenditures, in the aggregate;
(s) Enter into any transaction with or distribute or advance any assets or property to any of its officers, directors, managers, consultants, stockholders, equityholders or Affiliates other than the payment of salary and benefits in the Ordinary Course; or
(t) Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 5.1(a) through (s).
5.2 Conduct of Business by Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, Parent shall and shall cause its Subsidiaries to, except to the extent that the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), carry on their businesses in the usual, regular and Ordinary Course, in substantially the same manner as heretofore conducted, and use their commercially reasonable efforts to (i) preserve substantially intact their present business organization, (ii) keep available the services of their present officers and key employees, consultants and managers (provided that they shall not be obligated to increase the compensation of, or make any other payments or grant any concessions to, such Persons), (iii) keep in full force and effect all of their material insurance policies and (iv) preserve their relationships with significant customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings (provided, that they shall not be obligated to make any payments or grant any concessions to such Persons other than payments in the Ordinary Course). Furthermore, except as required or permitted by the terms of this Agreement, or as set forth in Schedule 5.2, without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, Parent shall not, and shall cause its Subsidiaries not to, do any of the following:
(a) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any Equity Interests, other than regular cash dividends in the ordinary course of business consistent with past practice in an amount not to exceed US$0.10 per share of Common Stock per quarter (adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the number of shares of Common Stock outstanding after the date hereof);
(b) Purchase, redeem or otherwise acquire, directly or indirectly, any Equity Interests;
(c) Issue any Equity Interests, other than the issuance of Common Stock or other Equity Interests in connection with the Equity Incentive Plan; or
(d) Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 5.2(a) through (d).

5.3 Exclusivity. From the date of this Agreement until its termination pursuant to Section 10.1, neither Seller nor the Company nor any of its Subsidiaries shall, and such Persons shall use reasonable best efforts to cause each of their respective officers, directors, Affiliates, managers, consultant, employees, representatives and agents not to, directly or indirectly, (a) encourage, solicit, initiate, engage or participate in negotiations with any Person concerning any Alternative Transaction, (b) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction or (c) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction. For purposes of this Agreement, the term “Alternative Transaction” shall mean any of the following transactions involving the Company or any of its Subsidiaries (other than the Merger): (i) any merger, consolidation, share exchange, business combination or other similar transaction, or (ii) any sale, lease, exchange, transfer or other disposition of a material portion of the assets of the Company or any of its Subsidiaries or any class or series of Equity Interests of the Company or any of its Subsidiaries in a single transaction or series of transactions. In the event that there is an unsolicited proposal for, or an indication of a serious interest in entering into, an Alternative Transaction, communicated in writing to Seller or the Company or any of their respective Affiliates, representatives or agents (each, an “Alternative Proposal”), such party shall as promptly as practicable (and in any event within one (1) Business Day after receipt) advise the other parties to this Agreement orally and in writing of any Alternative Proposal and the material terms and conditions of any such Alternative Proposal (including any changes thereto) and the identity of the person making any such Alternative Proposal.
ARTICLE VI
ADDITIONAL AGREEMENTS
6.1 Public Announcements. Prior to the Effective Time, Seller, the Company and any of its Subsidiaries, on the one hand, and Parent and its respective Subsidiaries, on the other hand, shall consult with each other before issuing any press release or public statement or making any other public disclosure related to this Agreement and the transactions contemplated hereby and will not issue any such press release or public statement or make any other public disclosure without the prior written consent of the other; provided that nothing in this Section 6.1 shall be deemed to prohibit any party hereto from making any disclosure necessary in order to satisfy such party’s disclosure obligations imposed by any Legal Requirements or any stock exchange, in which case, the party making such determination will, if practicable in the circumstances, use reasonable commercial efforts to allow the other parties reasonable time to comment on such disclosure in advance of its issuance. Notwithstanding the foregoing, the parties hereto each hereby consent to the filing of Parent’s Form 8-K on the date of this Agreement in the form previously provided by Parent to Seller, and to the filing, furnishing, distribution or dissemination of any other Parent Disclosure Documents by Parent.
6.2	Access; Inspection.
(a) Subject to applicable Legal Requirements and the Confidentiality and Nondisclosure Agreement, dated as of February 15, 2024, between Parent and M.T. Maritime Management (USA) LLC (the “Confidentiality Agreement”), Seller will, and will cause the Company and its Subsidiaries to, afford Parent and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company and its Subsidiaries during the period prior to the Closing to obtain all information concerning the business, properties, results of operations and personnel of the Company and its Subsidiaries (including physical inspection of Company Vessels), as Parent may reasonably request. No information or knowledge obtained by Parent in any investigation pursuant to this Section 6.2 will affect or be deemed to modify any representation or warranty contained herein.
(b) Subject to applicable Legal Requirements and the Confidentiality Agreement, Parent will, and will cause its Subsidiaries to, afford the Company and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Parent and its Subsidiaries during the period prior to the Closing to obtain all information concerning the business, properties, results of operations and personnel of Parent and its Subsidiaries, as the Company may reasonably request.
(c) Notwithstanding anything to the contrary in this Agreement, neither the Company nor Parent (nor any of their respective Subsidiaries) shall be required to provide the access described in sub-clauses (a) and (b) above or disclose any information if doing so is reasonably likely to (i) result in a waiver of attorney-client privilege, work product doctrine or similar privilege or (ii) violate any Contract to which it is a party or to which it is subject or applicable Legal Requirements.
6.3 Takeover Laws. Parent, Seller and the Company and their respective boards of directors or other governing bodies shall grant such approvals and take all actions necessary so that no “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation or similar provision contained in or may be contained in its Fundamental Documents is or may become applicable to this Agreement or the Investor and Registration Rights Agreement or to the transactions contemplated hereby.
6.4 Stock Exchange Listing. Parent shall take all actions, and do all things, necessary, proper or advisable on its part under applicable Laws and rules and policies of Nasdaq to ensure that the shares of Common Stock to be issued to Seller pursuant to this Agreement are approved for listing on Nasdaq prior to or as of the Effective Time.
6.5	Commercially Reasonable Efforts.
(a) Upon the terms and subject to the conditions set forth in this Agreement, Seller, the Company, Parent and the Merger Sub shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all commercially reasonable acts necessary to cause the conditions precedent set forth in Article VII to be satisfied, (ii) the obtaining of all necessary actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings with Governmental Entities, including certain Parent Disclosure Documents, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, (iv) the defending of any Proceedings, whether judicial or administrative, concerning this Agreement and the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.
(b) Subject to applicable Legal Requirements relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, Seller, the Company and any of its Subsidiaries, on the one hand, and Parent and its Subsidiaries, on the other hand, and their respective advisors, shall have the right to review and comment on in advance, and to the extent practicable each will consult the other on, all the information relating to such party, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated hereby.
6.6	Directors’ and Officers’ Indemnification and Liability Insurance.
(a) Parent agrees that after the Closing, all rights to indemnification of an officer or director set forth in the Fundamental Documents of the Company and its Subsidiaries and, to the extent in effect as of the date hereof, any directors’ and officers’ liability insurance policy maintained by the Company and its Subsidiaries, shall be maintained and shall not be amended, repealed or otherwise modified and shall continue in full force and effect in accordance with their terms for a period of six (6) years from the Closing Date; provided, however, that Parent shall not be required to maintain any such insurance policy if the cost of such insurance policy exceeds two (2) times the current annual premium for such policy.
(b) The provisions of this Section 6.6 are intended to be for the benefit of, and shall be enforceable by, each Person who will have been a director or officer of the Company or any of its Subsidiaries for all periods ending on or before the Closing Date.
6.7	Regulatory Filings.
(a) As promptly as reasonably practicable following the execution of this Agreement, but in no event later than ten (10) Business Days following the date of this Agreement, Parent, Seller and the Company shall make any filings required under applicable Law for the Governmental Entity approvals listed on Schedule 6.7, including any Notification and Report Forms and related material that they may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act, and will make or cause to be made any further filings and use commercially reasonable efforts to take such further actions pursuant thereto as may be necessary, proper, or advisable in connection therewith. Any filing fees required in connection with such filings shall be borne and paid by Parent. Each of Parent, Seller and the Company shall cooperate fully with each other and shall furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any such filings. Unless otherwise agreed, Parent, Seller and the Company shall each use its commercially reasonable efforts to ensure the prompt granting of any

Governmental Entity approvals. Parent, Seller and the Company shall each use its commercially reasonable efforts to respond to and comply with any request for information from any Governmental Entity in connection with any required approvals. Parent, Seller and the Company shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from any Governmental Entity. Parent, Seller and the Company shall use reasonable efforts to share information protected from disclosure under the attorney- client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this Section 6.7 so as to preserve any applicable privilege.
(b) Parent, Seller and the Company have mutually determined that the transactions contemplated by this Agreement are not subject to the CFIUS mandatory declaration requirements pursuant to 31 C.F.R § 800.401. Parent, Seller and the Company have further mutually determined that neither a voluntary notice nor declaration to CFIUS with respect to the transactions contemplated by this Agreement is advisable. In the event any of Parent, Seller or the Company receives a communication regarding the transactions contemplated by this Agreement from CFIUS, each of Parent, Seller and the Company will make or cause to be made any filings with or responses to CFIUS as Parent, in its sole discretion, may deem advisable, and use commercially reasonable efforts to take such further actions pursuant thereto as may be necessary, proper, or advisable in connection therewith. Each of Parent, Seller and the Company shall cooperate fully with each other and shall furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any such filings or responses. If Parent, in its sole discretion, reasonably determines in good faith that the filing of a declaration or notice with CFIUS is required or advisable, then each of Parent, Seller and the Company will reasonably cooperate in the filing of a declaration or notice and in promptly replying to CFIUS requests in order to receive CFIUS Approval. Unless otherwise agreed, each of Parent, Seller and the Company shall use its commercially reasonable efforts to ensure the prompt granting of any CFIUS Approval, as applicable. Parent, Seller and the Company shall each use its commercially reasonable efforts to respond to and comply with any request for information from CFIUS. Parent, Seller and the Company shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from CFIUS. Parent shall be entitled to reject any mitigation conditions, terms, or measures proposed by CFIUS or any of its member agencies.
(c) Notwithstanding anything in this Section 6.7 or this Agreement to the contrary, none of Parent, Seller, the Company or their respective Affiliates shall be required or permitted, without the prior written consent of Parent, to consent to any requirement, condition, limitation, understanding, agreement or order of a Governmental Entity (i) to sell, divest, license, assign, transfer, hold separate or otherwise dispose of any portion of the assets or business of any member of the Company, the Surviving Company, Parent or Merger Sub, or any of their respective Subsidiaries, or (ii) that limits the freedom of action with respect to, or ability to retain, any of the businesses, services, or assets of any member of the Company, the Surviving Company, Parent or Merger Sub or any of their respective Subsidiaries, in order to be permitted by such Governmental Entity to consummate the transactions contemplated by this Agreement.
6.8	SEC Filings.

(a) As soon as reasonably practicable and not later than ten (10) business days after the execution of this Agreement, the Parent shall prepare a proxy statement to be sent to the Parent’s shareholders in connection with the Parent Shareholders’ Meeting (together with any amendments or supplements thereto, the “Proxy Statement”). Parent shall, and shall cause its respective counsel, accountants and other advisors to work with the Parent to, use reasonable best efforts to prepare and file the Proxy Statement. The Parent shall, and shall cause its counsel, accountants and other advisors to, use reasonable best efforts to respond to any comments of the SEC, and to cause the Proxy Statement to become a definitive proxy statement and mailed to the Parent’s shareholders.
(b) The Proxy Statement and any other related filings with the SEC shall comply in all material respects with all applicable requirements of law and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time, any event occurs or any party becomes aware of any information relating to such party or its Subsidiaries or any of their respective officers or directors or Affiliates that should be described in an amendment or supplement to the Proxy Statement or any other related filings so that such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the applicable party shall inform the other parties promptly after becoming aware of such event or information and Parent shall file with the SEC or its staff or any other Governmental Entity, and/or mail to shareholders of Parent, such amendment or supplement.
(c) As soon as reasonably practicable following the execution of this Agreement, but in no event later than five (5) Business Days following the date of this Agreement, Seller shall prepare and deliver to Parent the following historical financial statements: (a) audited financial statements of the Company and its Subsidiaries for the year ended December 31, 2023, and (b) unaudited financial statements of the Company and its Subsidiaries for the latest required interim period that precedes the Closing. Such financial statements shall be prepared in accordance with IFRS and may be conducted in accordance with either AIPCA or PCAOB standards to the extent such reporting standards are permitted under applicable SEC rules and regulations then in effect as reasonably determined by the parties. Seller will also cooperate with Parent to prepare the following pro forma financial information: (x) a condensed pro forma balance sheet of the Company and its Subsidiaries as of the most recent period for which a balance sheet of Parent is required and (y) a condensed pro forma statement of comprehensive income of the Company and its Subsidiaries as of December 31, 2023 and the relevant interim period. Seller shall, and shall cause its independent auditors to, reasonably cooperate with Parent to provide such other information concerning the Company and its Subsidiaries as is reasonably requested by Parent in connection with its preparation, filing and distribution of any Parent Disclosure Documents and compliance with its financial reporting obligations, including information that is required to be filed with the SEC and included in the resale registration statement contemplated by the Investor and Registration Rights Agreement.
6.9 Shareholders’ Meeting. The Parent shall, in accordance with the Bermuda Companies Act and the Parent’s Fundamental Documents, duly call, give notice of and hold a meeting of the Parent’s shareholders (the “Parent Shareholders’ Meeting”) as promptly as practicable after the execution of this Agreement for the purpose of obtaining the Parent Shareholder Approval to issue an aggregate of up to 21,000,000 shares of Common Stock, which number of shares constitutes in excess of 20% of the number of shares of Common Stock outstanding before the issuance of such shares in a transaction other than a public offering for cash (the “Shareholder Proposal”). Parent shall include in the Proxy Statement the Parent Board’s recommendation that shareholders of the Parent vote in favor of the Shareholder Proposal. Parent shall use its reasonable best efforts to solicit the Parent Shareholder Approval of the Shareholder Proposal.

6.10	Litigation; Company Vessel Incidents and Damages.
(a) Parent shall promptly advise the Company of any Proceeding commenced or, to the Knowledge of Parent, threatened against or involving Parent, any of its Subsidiaries or any of its officers or directors, relating to this Agreement or the transactions contemplated hereby and shall keep the Company informed and consult with the Company regarding the status of such Proceeding on an ongoing basis.
(b) Seller shall promptly advise Parent of any Proceeding commenced or, to the Knowledge of the Company, threatened against or involving the Company, any of its Subsidiaries, or any of their respective officers or managers, relating to this Agreement or the transactions contemplated hereby and shall keep Parent informed and consult with Parent regarding the status of the Proceeding on an ongoing basis. Seller and the Company shall cooperate with and give Parent the opportunity to consult with respect to the defense or settlement of any such Proceeding, and shall not agree to any settlement without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed).
(c) Without limiting the generality of the foregoing, at least fifteen (15) days prior to Closing Seller shall notify Parent that no Company Vessel Incident has occurred since the execution of this Agreement or provide to Parent the details of any such Company Vessel Incident that has occurred.
(d) Any damage or claim (e.g., hull & machinery, protection & indemnity or freight, demurrage & defense) that is already recorded or incurred before the Closing in respect of any Company Vessel will be assumed and paid by Seller (collectively, “Pre-Closing Vessel Damages”). Any Pre-Closing Vessel Damages will be handled by Seller through a direct engagement with MTM Ship Management, pursuant to which Seller will be entitled (and cause) to receive any proceeds from any insurance policy of MTM Ship Management that covers such Pre-Closing Vessel Damages, net of any deductible. After Closing, Parent will be compensated by Seller for any time lost or off-hire incurred in order to repair Pre-Closing Vessel Damages at a rate of $10.000,00 per day, provided, that Parent shall provide Seller with reasonable commercial and operational support to minimize any such time lost (giving due regard to potential commercial disruption). Notwithstanding the foregoing, for any repairs of Pre-Closing Vessel Damages to a Company Vessel taking place during a regularly scheduled drydocking of such Company Vessel, provided no additional time is used for these specific repairs beyond the time such Company Vessel would have otherwise spent in drydocking if no such Pre-Closing Vessel Damages existed, Seller will not be required to compensate Parent for the time used for such repairs.

6.11 Related Party Arrangements. Prior to or concurrently with the execution of this Agreement, but effective only as of the Closing, the Company and Seller shall (and shall cause their respective Affiliates to) terminate any Contract (other than those set forth on Schedule 6.11 and the Technical Management Agreements) between (i) the Company or its Subsidiaries, on the one hand, and (ii) any Related Party of the Company or its Subsidiaries, on the other hand, or amend any such Contract so as to eliminate any further liability or obligation of the Company or any of its Subsidiaries thereunder. Without limiting the generality of the foregoing, all Indebtedness owing under Contracts or other arrangements between the Company or its Subsidiaries, on the one hand, and the Seller or its Affiliates (other than the Company or its Subsidiaries), on the other hand, will be paid in full or otherwise settled and Seller will terminate or will cause to be terminated such Contract or other arrangement. Seller shall have provided to Parent other reasonable evidence of such termination or amendment at or prior to the execution of this Agreement. For the avoidance of doubt, Seller hereby consents to the amendment and restatement of the limited liability company agreement of the Company as provided in Section 1.4.
6.12 Seller Guarantees. Following the Closing, Parent and Seller, together with Seller’s Affiliates, shall use their commercially reasonable efforts to cause the Company and its Subsidiaries to obtain a release for the guarantees and similar commitments of Seller and its Affiliates set forth on Schedule 6.12 (the “Seller Guarantees”), and any liabilities of Seller and its Affiliates with respect to the Seller Guarantees shall, if necessary, be assumed by Parent or its Affiliates. Following the Closing, until each Seller Guarantee has been released in accordance with this Section 6.12, Parent shall, if necessary, indemnify Seller and its Affiliates for any liability incurred by them directly as a result of any Seller Guarantee up to a maximum amount equal to the amount of Indebtedness so guaranteed as of the Closing (the parties acknowledging that such maximum amount shall be reduced on a dollar-for-dollar basis as the outstanding principal balance of such Indebtedness is reduced as a result of principal payments). For so long as the Company or its Subsidiaries has Indebtedness secured by a Company Vessel which is guaranteed by a Seller Guarantee that has not yet been released, Parent or the applicable Vessel-owning Subsidiary shall not incur any additional Indebtedness or liability secured by such Company Vessel without Seller’s prior written consent. In the event of a payment default with respect to any Indebtedness of the Company or its Subsidiaries secured by a Company Vessel which is guaranteed by a Seller Guarantee that has not yet been released, to the extent such default is not cured within the applicable cure period and is continuing or such default is not otherwise waived by the lender, Seller or its designated Affiliate shall have the option (but not the obligation) to assume the bareboat charter associated with such Company Vessel.
6.13	Employee Matters.
(a) Parent shall, or shall cause an Affiliate to, make an offer of employment to each employee of Seller or its Affiliates (including M.T. Maritime Management (USA) LLC) that is in a leadership or chartering and operations role in Seller’s dry bulk business that is designated by Seller to Parent in writing prior to Closing (each, a “Proposed Employee”) on employment terms that are no less favorable to those in effect with respect to such individuals on the date hereof, including with respect to base salary compensation and benefit levels (excluding equity-based compensation), with such offer of employment to be effective as of the Closing Date. Each such Proposed Employee who accepts such offer of employment from Parent or any of its Affiliate is referred to herein as a “Continuing Employee”.

(b) Except to the extent prohibited by applicable law, Parent shall cause the Continuing Employees to be credited with their years of service with Seller and its Affiliates (and their respective predecessors) for purposes of eligibility (but not benefit accrual) under any employee benefit or fringe benefit plan, program or arrangement maintained or contributed to by Parent or its Affiliates after the Closing (including pension or retirement benefits, vacation, profit sharing, 401(k), or other benefits), and for purposes of determining the amount of benefits under any sick leave, vacation or severance plan, program, practice or arrangement.
(c) During the three (3) year period following the Closing Date (the “Severance Retention Period”), Parent or its Affiliates will offer severance to the Continuing Employees in accordance with the practices described on Schedule 6.13.
(d) For a period of three (3) years following the Closing Date, Parent will make available to the Continuing Employees office space in Fairfield County, Connecticut, to be used by such individuals for the conduct of the business of Parent and its Affiliates.
(e) Upon written request from Seller, Parent will permit any Continuing Employee to assist Seller and its Affiliates and their respective representatives with respect to any commercial, legal or regulatory matters that relate to the period of such Continuing Employee’s employment with Seller or its Affiliates, without cost to Seller or its Affiliates, so long as such assistance does not interfere or conflict with such Continuing Employee’s duties to Parent or create a potential business or fiduciary conflict. Seller shall promptly inform Parent if it becomes aware of any such legal or regulatory matter that may require such assistance.
(f) Subject to applicable law and any written agreement (including as set forth herein), between Parent or any of its Affiliates and a Continuing Employee, the employment by Parent or any of its Affiliates of each Continuing Employee will be “at will” employment and may be terminated by Parent or any of its Affiliates at any time for any reason. In addition, nothing in this Agreement shall be deemed to limit the right of Parent or its applicable Affiliate to modify or terminate any employee benefit plan or arrangement in accordance with its terms.
(g) Nothing in this Section 6.13, whether express or implied, shall confer upon any Person who is not a party to this Agreement, including any Continuing Employee, any third party beneficiary rights to employment, any right to continued employment, any right not to be relocated, any right to compensation or benefits, or any other right of any kind or nature whatsoever unless such Continuing Employee has such right pursuant to a written agreement between Parent or any of its Affiliates, on the one hand, and a Continuing Employee on the other.
6.14 Release of Claims. Effective on the Closing Date, Seller hereby irrevocably and unconditionally releases and forever discharges the Company and its Subsidiaries from any and all claims, charges, complaints, causes of action, damages, agreements and liabilities of any kind or nature whatsoever, whether known or unknown and whether at law or in equity, arising prior to or after the Closing (including any Contract terminated pursuant to Section 6.11); provided, however, that Seller does not waive claims arising under this Agreement or any Contract set forth on Schedule 6.11.

6.15 Drydocking and Survey Expenses. Any costs associated with passing the upcoming special survey for the Company Vessel named m/v Strategic Explorer will be paid 50% by Seller and 50% by Parent, regardless of whether such Company Vessel has entered into drydock. Seller shall cause MTM Ship Management to provide Parent a drydock specification and budget with respect to such Company Vessel. Any costs associated with passing the upcoming, regularly scheduled dockings of the Company Vessels named m/v Strategic Entity and m/v Strategic Resolve and any other Company Vessels due for subsequent drydockings and surveys will be borne by Parent. Notwithstanding the foregoing, to the extent this Agreement is terminated for any reason, Parent shall be reimbursed by Seller for any such costs paid by Parent.
6.16 Transfer of Orders; Assumption of Other Obligations. At or prior to Closing: (a) Seller shall, and shall cause each of its Affiliates and MTM Ship Management, to transfer to Parent’s account any spare parts and spare equipment, marine fuel, bunkers, lubricating oils and other items for use by a Company Vessel onboard or onshore that are on order and not yet delivered (collectively, “Purchase Orders”); and (b) Parent and/or its Subsidiaries shall assume responsibilit y for the continued performance of any voyages in progress involving Company Vessels that were chartered-out by Seller or its Affiliates prior to Closing, and all cargoes fixed which are to be effectuated beyond the Closing Date, in each case set forth on Schedule 6.16, provided that (i) the foregoing will not limit the obligations of Seller or any of its Affiliates in its capacity as the charterer of such Company Vessels, and (ii) Seller or its Affiliates use commercially reasonable efforts to novate any such charters (or similar Contracts) to Parent or its Subsidiaries at or as soon as practicable after the Closing, or otherwise cooperate with Parent in any reasonable and lawful arrangement to provide Parent with the benefits of such voyages in progress and fixed cargoes. In addition, the parties agree that the settlement of all Bunker Hedges after the Closing (and the gain or loss resulting therefrom) shall be for the account of Parent, provided, that neither Seller nor any of its Affiliates shall unwind a Bunker Hedge until the earlier of (i) Parent’s written instruction to unwind such Bunker Hedge and (ii) the settlement date of such Bunker Hedge.
ARTICLE VII
CONDITIONS TO THE TRANSACTION
7.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:
(a) Regulatory Approvals. All consents, authorizations, clearances, approvals of, filings or registrations with, and the expiration of all waiting periods imposed by, any Governmental Entity listed on Schedule 6.7 shall have been obtained or made and shall be in full force and effect.
(b) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Legal Requirement or Order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger, on the terms contemplated by this Agreement.

(c) Parent Shareholder Approval. The Parent Shareholder Approval of the Shareholder Proposal shall have been obtained.
7.2 Additional Conditions to Obligations of the Company and Seller. The obligation of the Company and Seller to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company (on their own behalf and on behalf of Seller):
(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub (i) contained in clause (x) of Section 4.10 shall be true and correct in all respects as of the date hereof and as of the Closing Date with the same force and effect as if made on the Closing Date, (ii) that are Fundamental Representations shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same force and effect as if made on the Closing Date (or, if given as of a specific date, as of such date), other than the representations and warranties contained in Section 4.3(a), Section 4.3(b) and Section 4.18 which shall be true and correct (except for de minimis exceptions) as of the date hereof and as of the Closing Date, with the same force and effect as if made on the Closing Date (or, if given as of a specific date, as of such date), and (iii) set forth in this Agreement that are not described in clause (i) or clause (ii) above shall be true and correct in all respects (ignoring all materiality and Material Adverse Effect qualifications therein) as of the date hereof and as of the Closing Date, with the same force and effect as if made on the Closing Date (or, if given as of a specific date, as of such date), except for any inaccuracies in the representations and warranties described in this clause (iii) (ignoring all materiality and Material Adverse Effect qualifications therein) which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole. The Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by an authorized officer of Parent (the “Parent Closing Certificate”).
(b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and the Parent Closing Certificate shall include a provision to such effect.
(c) Material Adverse Effect. At any time on or after the date of this Agreement, there shall not have occurred any change, circumstance or event that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole.
(d) Nasdaq Listing. The shares of Common Stock to be issued to Seller pursuant to this Agreement shall have been approved for listing on Nasdaq, subject to the completion of the Merger.
(e) Ownership Threshold. The Merger Consideration shall represent at least 25% of the issued and outstanding shares of Common Stock of Parent immediately following the Closing; provided that, to the extent such condition is not met following the initial determination of the Merger Consideration, Seller shall at least five (5) Business Days prior to the Closing contribute to the Company and its Subsidiaries so as to increase the Company Adjusted NAV (such contribution to be in the form of prepayment and/or repayment of any Indebtedness associated with the Company Vessels, which shall not be taken into account for purposes of calculating the Net VIP Amount) such additional value (such value, the “Minimum Required Contribution”) not to exceed US$10,000,000 (the “Maximum Allowable Contribution”) that would result in the Merger Consideration representing 25% of the issued and outstanding shares of Common Stock of Parent immediately following the Closing; and provided further, that to the extent the Minimum Required Contribution is less than the Maximum Allowable Contribution, Seller may, at its option and in its sole discretion, contribute an additional amount of value to the Company and its Subsidiaries equal to the difference between the Maximum Allowable Contribution and the Minimum Required Contribution (not to exceed US$10,000,000), such contribution to be in the form of additional prepayment and/or repayment of any Indebtedness associated with the Company Vessels (which shall not be taken into account for purposes of calculating the Net VIP Amount), so long as such contribution does not result in the Merger Consideration representing more than 30% of the issued and outstanding shares of Common Stock of Parent immediately following the Closing.
7.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligation of Parent to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:
(a) Company and Seller Representations and Warranties. The representations and warranties of the Company and Seller (i) contained in clause (x) of Section 2.10 shall be true and correct in all respects as of the date hereof and as of the Closing Date with the same force and effect as if made on the Closing Date, (ii) set forth in Article II that are Fundamental Representations shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same force and effect as if made on the Closing Date (or, if given as of a specific date, as of such date) other than the representations and warranties contained in Section 2.3(a), Section 2.3(b) and Section 2.21 which shall be true and correct (except for de minimis exceptions) as of the date hereof and as of the Closing Date, with the same force and effect as if made on the Closing Date (or, if given as of a specific date, as of such date), and (iii) set forth in Article II that are not described in clause (i) or clause (ii) above shall be true and correct in all respects (ignoring all materiality and Material Adverse Effect qualifications therein) as of the date hereof and as of the Closing Date, with the same force and effect as if made on the Closing Date (or, if given as of a specific date, as of such date), except for any inaccuracies in the representations and warranties described in this clause (iii) (ignoring all materiality and Material Adverse Effect qualifications therein) which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company and any of its Subsidiaries, taken as a whole. Parent shall have received a certificate with respect to the foregoing signed on behalf of Seller by an authorized officer of Seller (the “Seller Closing Certificate”).
(b) Seller Representation and Warranties. The representations and warranties of Seller (i) set forth in Article III that are Fundamental Representations shall be true and correct in all respects as of the date hereof and as of the Closing Date with the same force and effect as if made on the Closing Date (or, if given as of a specific date, as of such date) and (ii) set forth in Article III that are not Fundamental Representations shall be true and correct in all respects as of the date hereof and as of the Closing Date, with the same force and effect as if made on the Closing

Date (or, if given as of a specific date, as of such date), except for any inaccuracies in the representations and warranties described in this clause (ii) which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the ability of Seller to consummate the transactions contemplated hereby, and the Seller Closing Certificate shall include a provision to such effect with the Company.
(c) Agreements and Covenants. The Company and Seller shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Seller Closing Certificate shall include a provision to such effect with the Company.
(d) Material Adverse Effect. At any time on or after the date of this Agreement, there shall not have occurred any change, circumstance or event that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.
(e) Ownership Threshold. The Merger Consideration shall not represent more than 30% of the issued and outstanding shares of Common Stock of Parent immediately following the Closing.
(f) Reorganization. Seller shall have delivered evidence reasonably satisfactory to Parent that the Reorganization has been completed as described on Exhibit A.
(g) Company Vessel Certification. Parent shall have received a certificate signed on behalf of Seller by an authorized officer of Seller that no Company Vessel Incident has occurred, or providing the details of any such Company Vessel Incident.
ARTICLE VIII TAX MATTERS
8.1 Transfer Taxes. The Company, Parent and Merger Sub hereby agree that the Surviving Company of the Merger shall pay all transfer, documentary, sales, use, registration and similar Taxes not based on net income together with any related fees, penalties, interest and additions to such Taxes (including all applicable real estate transfer or gains Taxes and stock transfer Taxes), incurred in connection with the Merger (“Transfer Taxes”). Each of the Company, Parent and Merger Sub shall use reasonable efforts to avail itself of any available exemptions from any Transfer Taxes, and shall cooperate with the other parties in a timely manner providing any information and documentation, including resale certificates, that may be necessary to obtain such exemptions.

8.2 Intended Tax Treatment. From and after the date of this Agreement and until the Effective Time, (a) the Company and Parent shall use its reasonable best efforts to ensure the Intended Tax Treatment, and not take any action reasonably likely to prevent the Intended Tax Treatment.
8.3 Cooperation. The Company and Parent shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and representatives to reasonably cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with Taxes, and in resolving all disputes and audits with respect to all taxable periods relating to Taxes.
8.4 Withholding Rights. Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under applicable law. To the extent that amounts are so withheld or paid over to or deposited with the relevant Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made; provided, however, that absent a change in applicable law between the date of this Agreement and the Closing Date, Parent agrees that no withholding shall be required under this Agreement by Parent under applicable law. The Company, Parent and the Merger Sub will use reasonable efforts to cooperate to minimize the amount of the withholding.

8.5 Coordination with Agreement. In the event the provisions of this Article VIII conflict with any other provisions of this Agreement, this Article VIII shall exclusively govern all matters concerning Taxes.
ARTICLE IX
INDEMNIFICATION
9.1	Indemnification.
(a) The representations and warranties contained herein and in any certificate delivered pursuant hereto shall not survive the Closing, except that the Fundamental Representations shall survive for six (6) months after the Closing (the “Survival Date”). Each of the covenants and agreements set forth herein to be performed on or prior to the Closing Date shall survive until the Survival Date; provided, that the covenants and agreements contained herein requiring performance after the Closing shall survive the Closing in accordance with their terms. Notwithstanding the foregoing, if a valid notice of claim for indemnification relating to a breach of a Fundamental Representation or a covenant or agreement shall have been delivered in good faith in accordance with the terms of Section 9.1(e) on or prior to the Survival Date or such other applicable survival expiration date, the claims specifically set forth in such notice shall survive until such time as such claim is finally resolved.
(b) Subject to the limitations set forth herein, from and after the Closing, Seller shall indemnify, save, and keep Parent, its Affiliates (including the Company and its Subsidiaries) and each of their respective officers, directors, managers, partners, members, agents, representatives, successors, assigns and employees (collectively, the “Parent Indemnified Persons”) harmless against and from all Damages sustained or incurred by any Parent Indemnified Person as a result of, or arising out of (i) any breach or inaccuracy of, as of the Closing Date (or, to the extent any such representation and warranty by its terms addresses matters only as of another specified time, as of such other time) any of the Fundamental Representations of the Company or Seller, (ii) any breach of any covenant or agreement made by Seller under this Agreement, (iii) any breach prior to the Closing Date of any covenant or agreement made by the Company under this Agreement, or (iv) the Reorganization. “Damages” means all liabilities, obligations, liens, assessments, levies, losses, damages, fines, penalties and reasonable out-of-pocket costs of any investigation, response, or remedial or corrective action, whether or not arising from third party claims, including reasonable attorneys’ fees and expenses; provided, that under no circumstances shall any Indemnified Person be entitled to be indemnified for punitive damages except as finally awarded by a court of competent jurisdiction and actually paid to a Third Party pursuant to a Third Party Claim.
(c) From and after the Closing, Parent shall indemnify, save, and keep Seller and its Affiliates and each of their respective officers, directors, managers, partners, members, agents, representatives, successors, assigns and employees (collectively, “Seller Indemnified Persons,” and together with the Parent Indemnified Persons, the “Indemnified Persons” and each an “Indemnified Person”) harmless against and from all Damages sustained or incurred by any Seller Indemnified Person as a result of, or arising out of, (i) the breach or inaccuracy of, as of the Closing Date (or, to the extent any such representation and warranty by its terms addresses matters only as of another specified time, as of such other time) any of the Fundamental Representations of Parent, or (ii) any breach of any covenant or agreement made by Parent or Merger Sub under this Agreement.
(d) Notwithstanding anything to the contrary contained in this Agreement, with respect to obligations of the parties under this Article IX:
(i) for all purposes of this Article IX, Damages shall be net of (A) any insurance proceeds actually paid to the Indemnified Person or any of its Affiliates in connection with the facts giving rise to the right of indemnification, and, to the extent a claim for indemnification is covered by Pre-Closing Insurance Coverage, the parties shall cooperate to seek to recover under such insurance policy, and, if the Indemnified Person or any of its Affiliates receives such proceeds after receipt of payment from Seller (in the case of indemnification claims sought by Parent Indemnified Persons) or Parent (in the case of indemnification claims sought by Seller Indemnified Persons), then the amount of such proceeds, net of any related deductibles and reasonable expenses incurred in obtaining them, shall be paid to Seller (in the case of indemnification claims sought by the Parent Indemnified Persons) or Parent (in the case of indemnification claims sought by Seller Indemnified Persons) and (B) any prior or subsequent contribution or other payments or recoveries of a like nature by the Indemnified Person from any third Person (other than Seller (in the case of indemnification claims sought by the Parent Indemnified Persons) or Parent (in the case of indemnification claims sought by Seller Indemnified Persons)) with respect to such Damages. Each Indemnified Person shall be obligated to use its commercially reasonable efforts to mitigate all Damages after it becomes aware of any event that could reasonably be expected to give rise to any Damages that are indemnifiable or recoverable hereunder. Seller covenants and agrees that it shall not, after the date hereof or after the Closing, take any action that would have the result of terminating the ability to make or invalidating any claim based on circumstances prior to the Closing Date under any insurance policy that covers any Company Vessel (“Pre-Closing Insurance Coverage”). Notwithstanding any other provision of this Agreement, Seller covenants and agrees that it will, promptly after being notified of any damage to a Company Vessel or other Damage indemnifiable hereunder and that is covered by Pre-Closing Insurance Coverage, make a claim to the relevant insurance carrier for recovery with respect thereto and use its reasonable efforts to pursue such insurance claim to hold the applicable Parent Indemnified Person harmless to the extent of the available coverage under the Pre-Closing Insurance Coverage; and
(ii) an Indemnified Person will not be entitled to indemnification with respect to any Damages to the extent such Damages were taken into account in the calculation of Company Adjusted NAV or Parent Adjusted NAV, as the case may be, or any Final Net Working Capital and Indebtedness Amount or Final Net VIP Amount.
(e) Any claims for indemnification either by a Parent Indemnified Person or a Seller Indemnified Person shall be asserted and resolved in accordance with this Section 9.1(e).
(i) If a Parent Indemnified Person or a Seller Indemnified Person seeks indemnification under this Section 9.1, Parent (in the case of indemnification claims sought by Parent Indemnified Persons) or Seller (in the case of indemnification claims sought by Seller Indemnified Persons) shall (x) promptly, but in no event more than fifteen (15) calendar days following such party’s knowledge of any action, lawsuit, proceeding, investigation, or other claim against it (if by a third party) (collectively, “Third Party Claims”), give written notice to Seller or Parent, respectively, describing such claim for indemnification in reasonable detail and the amount of the estimated Damages, and (y) promptly upon discovering the Damages or facts giving rise to such claim for indemnification (to the extent not involving a third party), deliver a written notice to Seller or Parent, respectively, (A) describing such claim for indemnification in reasonable detail and the amount of the estimated Damages, (B) stating that the Indemnified Person has paid or properly accrued Damages or anticipates that it will incur liability for Damages for which such Indemnified Person is entitled to indemnification pursuant to this Agreement, and (C) the date such item was paid or accrued; provided, that any failure or delay in so notifying Seller or Parent, respectively, shall not relieve Seller or Parent of their obligations hereunder except to the extent such failure or delay shall have materially prejudiced Seller or Parent, respectively.
(ii) Seller (in the case of indemnification claims sought by Parent Indemnified Persons) or Parent (in the case of indemnification claims sought by Seller Indemnified Persons) shall be entitled to assume and control the defense of any Third Party Claim if Seller or Parent, respectively, shall give written notice to Parent or Seller, respectively, stating that it intends to assume such defense within 30 days after notice from the other party of such Third Party Claim. If Seller or Parent assumes and controls the defense of any such Third Party Claim, (A) the applicable Indemnified Persons shall reasonably cooperate in the defense thereof, (B) Parent (on behalf of the Parent Indemnified Persons) and Seller (on behalf of the Seller Indemnified Persons) shall have the right, at their sole expense, to employ counsel separate from counsel employed by Seller or Parent, as applicable, in any such action and to participate in the defense thereof, but Parent or Seller, respectively, shall control the investigation, defense and settlement thereof, and (C) Seller or Parent, as applicable, shall obtain the prior written consent of Parent or Seller, respectively (which shall not be unreasonably withheld or delayed) before entering into any settlement of a claim or ceasing to defend such claim if, pursuant to or as a result of such settlement or cessation (x) injunctive or other equitable relief will be imposed against any Indemnified Person, or (y) such settlement does not expressly unconditionally release the Indemnified Persons from all Damages with respect to such claim and all other claims arising out of the same or similar facts and circumstances, with prejudice. The parties shall act in good faith in responding to, defending against, settling or otherwise dealing with Third Party Claims, and cooperate in any such defense and give each other reasonable access to all information relevant thereto. Whether or not Seller or Parent, as applicable, has assumed the defense of such Third Party Claim, the Indemnified Person shall not be entitled to indemnification hereunder with respect to any settlement entered into or any judgment consented to without the prior written consent of Seller (in the case of indemnification claims sought by Parent Indemnified Persons), or Parent (in the case of indemnification claims sought by Seller Indemnified Persons).
(iii) If Seller (in the case of indemnification claims sought by Parent Indemnified Persons) or Parent (in the case of indemnification claims sought by Seller Indemnified Persons) does not assume the defense of such Third Party Claim, the Indemnified Person will be entitled to assume such defense, at its sole cost and expense (unless the Indemnified Person incurs Damages with respect to the matter in question for which the Indemnified Person is entitled to indemnification pursuant to this Section 9.1, in which case the Indemnified Person shall be entitled to indemnification with respect to such costs and expenses pursuant to this Section 9.1), upon delivery of notice to such effect to Seller or Parent, as applicable; provided, however, that Seller or Parent, as applicable,
(A) shall have the right to participate in the defense of the Third Party Claim at its sole cost and expense; and (B) shall not be obligated to indemnify the Indemnified Person hereunder for any settlement entered into or any judgment consented to without the prior written consent of Seller (in the case of indemnification claims sought by Parent Indemnified Persons) or Parent (in the case of indemnification claims sought by Seller Indemnified Persons).
(f) Notwithstanding anything to the contrary herein, except with respect to fraud, the indemnification provisions of this Section 9.1 shall be the sole and exclusive remedy of the parties following the Closing for any and all breaches or alleged breaches of any representations, warranties, covenants or agreements (whether written or oral) of the parties and for any and all other claims arising under, out of or related to this Agreement, or the negotiation or execution hereof, and no party or any of its respective Affiliates (including, in the case of Parent after the Closing, the Company and its Subsidiaries) shall have any other entitlement, remedy or recourse, at law or in equity, whether in contract, tort or otherwise, it being agreed that all of such other remedies, entitlements and recourse are expressly waived and released by the parties, on behalf of themselves and their respective Affiliates (including, in the case of Parent after the Closing, the Company and its Subsidiaries), to the fullest extent permitted by Law; provided, that nothing in this Section 9.1(f) shall limit the right of any party to specific performance pursuant to Section 12.6.
ARTICLE X TERMINATION
10.1	Termination. This Agreement may be terminated at any time prior to the Closing:
(a)	by mutual written agreement of Parent and Seller at any time;
(b) by either Parent or Seller if the Merger shall not have been consummated by January 31, 2025 (the “Termination Date”) for any reason; provided, however, that such party’s right to terminate this Agreement under this Section 10.1(b) shall not be available if such party’s (or its Related Party’s) action or failure to act in breach of this Agreement, or other breach of this Agreement by such party or its Related Party, in each case, has been a principal cause of or resulted in the failure of the Merger to occur on or before the Termination Date;
(c) by either Parent or Seller if a Governmental Entity shall have issued an Order, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger which Order is final and non-appealable;
(d) by Seller, upon a material breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue, in either case such that the conditions set forth in Article VII would not be satisfied, provided, that if Parent proceeds in its sole discretion to cure such breach, then Seller may not terminate this Agreement under this Section 10.1(d) for thirty (30) calendar days after delivery of written notice from Seller to Parent of such breach (it being understood that Seller may not terminate this Agreement pursuant to this Section 10.1(d) if the Company or Seller shall have materially breached this Agreement or if such breach by Parent is cured during such thirty (30) calendar day period); and
(e) by Parent, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company or Seller set forth in this Agreement, or if any representation or warranty of the Company or Seller shall have become untrue, in either case such that the conditions set forth in Article VII would not be satisfied, provided, that if the Company or Seller proceeds in its sole discretion to cure such breach, then Parent may not terminate this Agreement under this Section 10.1(e) for thirty (30) calendar days after delivery of written notice from Parent to the Company of such breach (it being understood that Parent may not terminate this Agreement pursuant to this Section 10.1(e) if Parent shall have materially breached this Agreement or if such breach by the Company or Seller is cured during such thirty (30) calendar day period).
10.2	Notice of Termination; Effect of Termination.
(a) In the event of the termination of this Agreement as provided in Section 10.1, this Agreement (other than Sections 10.2 and 10.3 and Article XI and the Confidentiality Agreement, each of which shall remain in effect) shall be of no further force or effect, the Merger shall be abandoned and there shall be no Liability on the part of any of the parties or their respective Related Parties; provided, that nothing herein shall relieve Parent,

Merger Sub, Seller or the Company, as applicable, from Liability for any material breach of their respective obligations hereunder.
10.3 Fees and Expenses. Except as otherwise set forth herein, (a) all Transaction Expenses incurred by Parent or its Affiliates (including by Merger Sub and, after the Closing, the Company and its Subsidiaries) in connection with this Agreement and the transactions contemplated hereby shall be paid by Parent; provided that if the Closing does not occur due to any material breach by Company or Seller of any of its representations or warranties or covenants, all Transaction Expenses set forth in this clause (a) shall be paid by Seller or reimbursed by Seller to Parent if previously paid by Parent, (b) (i) if the Closing does not occur, all Transaction Expenses incurred by Seller or its Affiliates (including, before the Closing, by the Company and its Subsidiaries) in connection with this Agreement and the transactions contemplated hereby shall be paid by Seller; provided that if the Closing does not occur due to any material breach by Parent of any of its representations or warranties or covenants, all Transaction Expenses set forth in this clause (b)(i) above shall be paid by Parent or reimbursed by Parent to Seller if previously paid by Seller, and (ii) if the Closing does occur, all Transaction Expenses incurred by Seller or its Affiliates (including, before the Closing, by the Company and its Subsidiaries) in connection with this Agreement and the transactions contemplated hereby shall be paid by Parent or reimbursed by Parent to Seller if previously paid by Seller.
ARTICLE XI DEFINED TERMS
Terms defined in this Agreement are organized alphabetically as follows, together with the Section and, where applicable, paragraph number in which definition of each such term is located:

Term	Section
A/R Schedule	1.10(b)
Agreement	Preamble
Alternative Proposal	5.3
Alternative Transaction	5.3
Approvals	2.1(b)
Bunker Hedges	2.14(g)
Certificate of Merger	1.2
Closing	1.2
Closing Date	1.2
Company	Preamble
Company Disclosure Information	2.7
Company Leased Vessels	2.14(a)
Company Owned Vessels	2.14(a)
Company Units	Recitals
Company Vessel Incident	2.14(c)
Company Vessels	2.14(a)
Confidentiality Agreement	6.2(a)
Continuing Employee	6.13(a)

Damages	9.1(b)
Dispute Accountants	1.10(f)
Disputed Items	1.10(f)
Effective Time	1.2
Environmental Law	2.16
ERISA	2.11(b)
Estimated Closing Statement	1.10(b)
Estimated Company Working Capital Amount	1.10(b)
Estimated Net VIP Amount	1.10(b)
Estimated Net VIP Closing Statement	1.10(b)
Estimated Net Working Capital and Indebtedness Amount	1.10(b)
Estimated Net Working Capital and Indebtedness Closing Statement	1.10(b)
Final Closing Statement	1.10(g)
Final Net VIP Amount	1.10(g)
Final Net Working Capital and Indebtedness Amount	1.10(g)
Financial Statements	2.8(a)
Foreign Corrupt Practices Act	2.6(b)
Hazardous Materials	2.16
Indemnified Person	9.1(c)
Indemnified Persons	9.1(c)
Intended Tax Treatment	Recitals
Interim Closing Statement	1.10(d)
Investor and Registration Rights Agreement	1.8
Marshall Islands Registrar	1.2
Material Company Contracts	2.18(b)
Maximum Allowable Contribution	7.2(e)
Merger	Recitals
Merger Consideration Certificate	1.6(b)
Merger Sub	Preamble
MILLCA	1.1
Minimum Required Contribution	7.2(e)
Negative Parent NWC and Indebtedness Adjustment	1.10(h)(i)(y)
Negative Seller NWC and Indebtedness Adjustment	1.10(h)(ii)(y)
Net VIP Amount	1.9
Parent	Preamble
Parent Board	Recitals
Parent Closing Certificate	7.2(a)
Parent Disclosure Information	4.9
Parent Indemnified Persons	9.1(b)
Parent Leased Vessels	4.12(a)

Parent Owned Vessels	4.12(a)
Parent SEC Reports	4.7(a)
Parent Shareholder Approval	4.4
Parent Shareholders’ Meeting	6.9
Parent Vessel Incident	4.12(c)
Parent Vessels	4.12(a)

Positive Parent Net VIP Amount Adjustment	1.10(h)(iii)(y)
Positive Parent NWC and Indebtedness Adjustment	1.10(h)(i)(x)
Positive Seller Net VIP Amount Adjustment	1.10(h)(iii)(x)
Positive Seller NWC and Indebtedness Adjustment	1.10(h)(ii)(x)
Pre-Closing Insurance Coverage	9.1(d)(i)
Pre-Closing Vessel Damages	6.10(d)
Proposed Employee	6.13(a)
Proxy Statement	6.8(a)
Purchase Orders	6.16
Reorganization	Recitals
Review Period	1.10(e)
Seller	Preamble
Seller Closing Certificate	7.3(a)
Seller Disclosure Information	3.5
Seller Guarantees	6.12
Seller Indemnified Persons	9.1(c)
Severance Retention Period	6.13(c)
Shareholder Proposal	6.9
Survival Date	9.1(a)
Surviving Company	1.1
Technical Management Agreement	1.8
Termination Date	10.1(b)
Third Party Claims	9.1(e)(i)
Transfer Taxes	8.1

In addition, the following terms shall have the following meaning:
“Accounting Principles” means the accounting principles, methodologies, procedures and classifications set forth on Exhibit B including the illustrative calculations thereon.
“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Bermuda Companies Act” means the Bermuda Companies Act 1981, as amended.
“Bermuda Exchange Control Act” means the Bermuda Exchange Control Act 1972, as amended.
“Business Day” means (except as otherwise expressly set forth herein) a day other than Saturday, Sunday or other day on which commercial banks located in New York, New York are authorized or required by applicable Law to close.

“Cause” means, with respect to any Continuing Employee, (i) the Continuing Employee’s conviction of, indictment for or pleading guilty or nolo contender to a felony or fraud; (ii) the Continuing Employee’s commission of any act or omission involving dishonesty, disloyalty or fraud in connection with the Continuing Employee’s employment with Parent, (iii) material breach by the Continuing Employee of a material obligation under such Continuing Employee’s employment agreement with Parent or Parent’s policies, procedures or rules; (iv) the Continuing Employee’s abuse of drugs or alcohol that adversely affects the Continuing Employee’s job performance, or (v) the Continuing Employee’s intentional violation of any applicable local, state or federal law or regulation affecting Parent in any material respect. Notwithstanding the foregoing, to the extent that any of the events, actions or breaches set forth above are able to be remedied or cured by the Continuing Employee, Cause shall not be deemed to exist (and thus Parent may not terminate the Continuing Employee for Cause) unless the Continuing Employee fails to remedy or cure such event, action or breach within twenty (20) days after being given written notice by Parent of such event, action or breach.
“CFIUS” means the Committee on Foreign Investment in the United States, and any successor body thereto, or any member agency thereof designated to act on behalf of CFIUS.
“CFIUS Approval” means (i) a written determination from CFIUS that the transactions contemplated by this Agreement are not subject to the Defense Production Act of 1950, as amended, and all implementing regulations thereof (“DPA”), (ii) a written communication from CFIUS that it has determined that there are no unresolved national security concerns with respect to the transactions contemplated by this Agreement and has concluded all action under the DPA, (iii) a written communication from CFIUS that it is not able to complete action under the DPA on the basis of a CFIUS declaration, and that the parties may if they wish submit a joint voluntary notice (but where CFIUS has not requested the submission of a joint voluntary notice), and where Parent, in its sole discretion, has decided not to submit a joint voluntary notice, or (iv) either that (a) the President of the United States shall have determined not to use his or her powers pursuant to the DPA to unwind, suspend, condition or prohibit the consummation of the transactions contemplated by this Agreement or that (b) the period allotted for presidential action under the DPA shall have passed without any determination by the President of the United States. All filing fees in connection with the filing of a CFIUS joint voluntary notice shall be borne and paid by Parent, but each party shall bear its own costs for preparation thereof.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Commitment” means (a) options, warrants, call rights, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights, or other Contracts that could require a Person to issue any of its Equity Interests or to sell any Equity Interests it owns in another Person; (b) any other securities convertible into, exchangeable or exercisable for, or representing the right to subscribe for any Equity Interest of a Person or owned by a Person; (c) statutory pre-emptive rights or pre-emptive rights granted under a Person’s Fundamental Documents; and (d) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to a Person.
“Common Stock” means the common shares of Parent, US$0.0001 par value per share.

“Company Adjusted NAV” means an amount equal to (a) the aggregate NAV of the Company Vessels, minus (b) to the extent not taken into account in the calculation of the NAV of the Company Vessels, the aggregate Indebtedness and other liabilities of the Company and its Subsidiaries as of the Closing, calculated in accordance with the Accounting Principles, which amount shall be mutually agreed in writing by Parent and Seller, and as may be further adjusted pursuant to Section 7.2(e). For purposes of calculating and agreeing upon the Company Adjusted NAV, Parent and Seller shall act in good faith and shall not unreasonably withhold, condition or delay their agreement.
“Company Permitted Liens” means (i) Liens for Taxes that are not yet due and payable or that are being contested in good faith by appropriate proceedings (and for which adequate accruals or reserves have been established on the Financial Statements), (ii) statutory Liens of landlords and workers’, carriers’ and mechanics’ or other like Liens incurred in the Ordinary Course for amounts that are not yet due and payable or that are being contested in good faith (and for which adequate accruals or reserves have been established), (iii) Liens and encroachments which do not materially interfere with the present or proposed use, possession or enjoyment of the properties or assets to which such Lien relates, (iv) other maritime Liens incidental to the conduct of the business of the Company and its Subsidiaries or the ownership of the Company and its Subsidiaries’ property and assets, and which do not in the aggregate materially detract from the value of the Company and its Subsidiaries’ assets or materially impair the use thereof in the operation of their business, or (v) Liens listed on Schedule 11.1(a).
“Contract” shall mean any agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or commitment.
“Employee Benefit Plan” means each pension, profit sharing, retirement, severance, medical insurance, life insurance, welfare (including retiree welfare), disability, deferred compensation, stock purchase, stock option, stock-based award, employment, consulting, change- in-control, retention, fringe benefit, bonus or incentive agreement, program, policy or other arrangement, including any “employee benefit plan” (within the meaning of Section 3(3) of ERISA), whether or not subject to ERISA.
“Equity Incentive Plan” means Parent’s 2024 Share Incentive Plan, and any other outstanding equity incentive plan maintained by Parent or any of its Subsidiaries.
“Equity Interest” means (a) with respect to a corporation, any and all shares of capital stock and any Commitments with respect thereto, (b) with respect to a partnership, limited liability company, trust or similar Person, any and all units, interests or other partnership/limited liability company interests, and any Commitments with respect thereto and (c) with respect to the foregoing or any other Person, any other direct or indirect equity ownership or participation in such Person.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

“Fundamental Documents” means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Fundamental Documents” of a corporation would include its certificate or articles of incorporation and bylaws, the “Fundamental Documents” of a limited liability company would include its certificate of formation and its operating agreement and the “Fundamental Documents” of a limited partnership would include its certificate of limited partnership and its partnership agreement.

“Fundamental Representations” means the representations and warranties set forth in Sections 2.1(a), 2.2(a), 2.2(b), 2.3, 2.4, 2.17, 2.22, 3.1, 4.1(a), 4.2(a), 4.2(b), 4.3, 4.4, 4.15 and 4.19.
“Good Reason” means, with respect to any Continuing Employee, (i) Parent’s material diminution of such Continuing Employee’s duties, authority or responsibilities set forth in such Continuing Employee’s offer of employment, (ii) a reduction in such Continuing Employee’s base salary, (iii) absent a force majeure event and following the Severance Retention Period, a change in the principal location at which such Continuing Employee provides services for Parent, or (iv) Parent’s material breach of a material obligation under their employment agreement with such Continuing Employee, provided that, in the case of each of clauses (i) – (iv), such Continuing Employee has (a) given the Company notice of the occurrence of an event or events described in clauses (i) – (iv), and such event or events has remained uncured for at least thirty (30) days following receipt of such notice by Parent and (b) has not consented in writing to the event or events described in clauses (i) – (iv).
“Governmental Entity” means any (i) region, state, county, municipality, city, town, village, district or other jurisdiction, (ii) federal, state, local, municipal, foreign or other government, (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, self-regulatory organization or other entity and any court or other tribunal), (iv) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power of any nature (including the Bermuda Monetary Authority, the International Maritime Organization and Nasdaq), (v) arbitral body or (vi) official of any of the foregoing.
“Hedging Contracts” means any interest rate swap agreement, interest cap agreement, interest collar agreement, interest hedging agreement, foreign exchange contract, currency swap agreement or any agreement designed to protect against fluctuations in currency values.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board.
“Indebtedness” means, with respect to any Person, at any date, without duplication, (a) all obligations of such Person for borrowed money, including all principal, interest, premiums, penalties, fees, expenses and overdrafts, whether short-term or long-term, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or debt securities,

(c) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or bankers’ acceptances or similar instruments, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all capital or synthetic lease obligations, (f) obligations of such Person to pay the deferred purchase price of property or services (including obligations that are non-recourse to the credit of such Person but are secured by the assets of such Person, but excluding trade payables incurred in the Ordinary Course), (g) all guarantees, whether direct or indirect, by such Person of Indebtedness or other obligations of others or Indebtedness of any other Person secured by any assets of such Person, (h) obligations of such Person under any Hedging Contract, (i) obligations of such Person with respect to any sale/leaseback, bareboat or similar arrangement in respect of a vessel, (j) any transaction bonuses, change-in-control payments, severance payments, retention payments, incentive payments or similar payments arising in connection with the consummation of the transactions contemplated by this Agreement, and (l) all other obligations of a Person which would be required to be shown as indebtedness on a balance sheet of such Person prepared in accordance with IFRS or U.S. GAAP. For the avoidance of doubt, Indebtedness shall not include (i) any obligations under any banker’s acceptance or letter of credit to the extent undrawn or uncalled, (ii) any intercompany Indebtedness among the Company and its Subsidiaries or among Parent and its Subsidiaries, as the case may be, (iii) any endorsement of negotiable instruments for collection in the ordinary course of business, and (iv) any amounts included in the Working Capital or Transaction Expenses of any Person or, in respect of the Company and its Subsidiaries, the Net VIP Amount.
“ISM Code” means the International Safety Management Code of the Safe Operating Ships and for Pollution Prevention constituted pursuant to Resolution A 741(18) of the International Maritime Organization and incorporated in the Safety of Life at Sea Convention.
“ISPS Code” means the International Ship and Port Security Code of the International Maritime Organization, including any amendments and extensions of this code and any regulation taken in application of this code.
“Knowledge of Parent” or any similar phrase means the actual knowledge of the following persons: Mark Filanowski, Gianni DelSignore, and Mads Boye Petersen.
“Knowledge of the Company” or any similar phrase means the actual knowledge of the following persons: Christina Tan, Suzanne Lui and Daniel Schildt.
“Legal Requirements” means any federal, state, local, municipal, foreign, maritime, international, supranational or other law, statute, constitution, principle of common law, ordinance, code, edict, decree, rule, regulation, ruling, convention, agreement or requirement enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (including any Maritime Guidelines).
“Liabilities” means all liabilities, whether secured or unsecured, accrued, contingent, known, absolute, inchoate or otherwise.
“Lien” means any mortgage, pledge, security interest, encumbrance, lien, pledge, option, restriction on transfer of title or voting, right of first refusal/offer, preemptive right, easement,

servitude, right of way, community property interest, equitable interest, or other restriction or charge of any kind (including any title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any affiliate of the seller, or any agreement to give any security interest), whether or not relating to the extension of credit or the borrowing of money, whether imposed by Contract, Legal Requirement, equity or otherwise, except for any restrictions on transfer of securities arising under any applicable federal or state securities laws.
“Maritime Guidelines” means any United States, international or non-United States (including Bermuda and the Marshall Islands) rule, requirement or restriction concerning or relating to a vessel, and to which a vessel is subject and required to comply with, imposed or promulgated by any Governmental Entity, such vessel’s classification society or the insurer(s) of such vessel.
“Material Adverse Effect” when used in connection with an entity means any change, event, circumstance or effect, individually or when aggregated with other changes, events, circumstances or effects, that has or would be reasonably expected to (a) have a material adverse effect on the business, properties (including any vessels), financial condition, or results of operations of such entity and its Subsidiaries taken as a whole, or (b) prevent or materially interfere with such entity’s ability to perform its obligations under this Agreement or materially delay the ability of such entity to consummate the transactions contemplated by this Agreement; provided that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: (A) any change, event, circumstance or effect arising from or relating to (1) general business, economic or industry conditions, (2) national or international political or social conditions, (3) changes in IFRS or U.S. GAAP after the date hereof, (4) changes in Legal Requirements after the date hereof, (5) the taking of any action required by this Agreement, (6) the negotiation, execution, announcement, pendency or performance of this Agreement or the Merger (provided, that the exception in this subclause (6) shall not apply to any representation or warranty contained in Sections 2.5, 3.2 or 4.5 or to the determination of whether any inaccuracy in such representations or warranties would reasonably be expected to have (i) a Material Adverse Effect for purposes of Sections 7.2(a)(iii) or 7.3(a)(iii) or (ii) a material adverse effect for purposes of Section 7.3(b)), (7) acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of the foregoing, or natural disasters, (8) any change in the market price or trading volume of the stock of Parent (it being understood that the facts giving rise or contributing to such change may be deemed to constitute, or be taken into account in determining whether there is or is reasonably likely to be a Material Adverse Effect) or
(9) the failure of such entity to meet internal or analysts’ estimates, guidance, projections or forecasts of the results of operations of such entity (it being understood that the facts giving rise or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there is or no reasonably likely to be a Material Adverse Effect), except, in the case of subclauses (1), (2), (3), (4) and (7), for purposes of subclause (a), to the extent such change, event, circumstance or effect has a disproportionate adverse effect on such entity as compared to other Persons engaged in the same industry.
“Merger Consideration” means a number of shares of Common Stock equal to (a) the Company Adjusted NAV, divided by (b) the Transaction Value per Share.

“MTM Ship Management” means M.T.M. Ship Management Pte. Ltd, a Singapore private limited company and M.T.M. Ship Management (India) Pte. Ltd, an Indian private limited company and any successor technical ship management company thereto that is a wholly-owned direct or indirect subsidiary of Seller.
“MTSA” means the Maritime Transportation Security Act of 2002. “Nasdaq” means the Nasdaq Stock Market LLC.
“NAV” means, with respect to the Company Vessels or the Parent Vessels, as the case may be, the aggregate net asset value of such vessels as determined by a valuation conducted by each of two (2) independent internationally recognized shipping sale & purchase (S&P) brokerage firms (with Parent and Seller each picking one (1) brokerage firm that is reasonably acceptable to the non-selecting party), with the NAV being the average of the two (2) valuations conducted by such firms having the same valuation dates (collectively, the “Valuation”); provided that such NAV calculation shall subject to the mutual agreement in writing of Parent and Seller acting in good faith (such agreement not to be unreasonably withheld, conditioned or delayed).
“Net Working Capital and Indebtedness” means, with respect to any Person, without duplication, (a) the Working Capital of such Person and its Subsidiaries as of the Closing minus (b) the aggregate Indebtedness of such Person and its Subsidiaries outstanding as of the Closing, in each case calculated in accordance with the Accounting Principles.
“Order” means any decree, injunction, judgment, order, quasi-judicial decision, award, ruling or writ of any Governmental Entity.
“Ordinary Course” means the ordinary course of business consistent with past practice. “Parent Adjusted NAV” means an amount equal to the stockholders’ equity of Parent as of a date mutually agreed by Parent and Seller (but not more than thirty (30) days following the date of a quarterly closing of Parent’s consolidated financial statements), calculated in good faith by Parent in accordance with the Accounting Principles; provided, however, that for purposes of calculating Parent Adjusted NAV: (a) to the extent not already taken into account in the calculation of the Parent Adjusted NAV, the Parent Adjusted NAV shall be reduced by the aggregate amount of any dividend paid on any Parent Equity Interest by the Parent between the date of Parent’s last quarterly financial statement date and the Closing, (b) the portion of Parent’s stockholders’ equity that represents the value of the Parent Vessels shall be subject to adjustment by substituting therefor the aggregate NAV of the Parent Vessels and (c) to the extent a Subsidiary of Parent is not directly or indirectly wholly-owned by Parent, the portion of the Parent Adjusted NAV ascribed to such Subsidiary shall be prorated to only reflect Parent’s percentage ownership interest in such Subsidiary, in each case in a manner consistent with the illustrative example of the determination of Parent Adjusted NAV set forth on Exhibit C. For purposes of determining the date of the stockholders’ equity of Parent, Parent and Seller shall act in good faith and shall not unreasonably withhold, condition or delay their agreement.
“Parent Disclosure Documents” means any form, report, schedule, statement or other document required to be filed or provided with or to the SEC, Nasdaq or other Governmental

Entity by Parent, or to be distributed or otherwise disseminated by Parent to Parent’s shareholders, in connection with the transactions contemplated by this Agreement.
“Parent Permitted Liens” means (i) Liens for Taxes that are not yet due and payable or that are being contested in good faith by appropriate proceedings (and for which adequate accruals or reserves have been established on the financial statements contained in the Parent SEC Reports), (ii) statutory Liens of landlords and workers’, carriers’ and mechanics’ or other like Liens incurred in the Ordinary Course for amounts that are not yet due and payable or that are being contested in good faith (and for which adequate accruals or reserves have been established), (iii) Liens and encroachments which do not materially interfere with the present or proposed use, possession or enjoyment of the properties or assets to which such Lien relates, (iv) other maritime Liens incidental to the conduct of the business of Parent and its Subsidiaries or the ownership of Parent and its Subsidiaries’ property and assets, and which do not in the aggregate materially detract from the value of Parent and its Subsidiaries’ assets or materially impair the use thereof in the operation of their business, or (v) Liens associated with existing Indebtedness secured by a Parent Vessel.
“Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.
“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date or, with respect to the portion of such period that ends on the Closing Date, any taxable period that includes (but does not end on) such date.
“Preferred Stock” means the undesignated shares of Parent having such preferred or other special rights as the Parent Board may determine before allotment, US$0.0001 par value per share.
“Proceeding” means any litigation, action, suit, claim and investigation or legal, administrative or arbitration proceeding before or by any Governmental Entity.
“Related Party” means, with respect to any Person, an officer, director, manager or Affiliate of such Person.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Subsidiary” means, with respect to any Person, any corporation of which at least 50% of the capital stock or total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or any partnership, limited liability company, association or other business entity of which at least 50% of the partnership, limited liability company or other similar ownership interest or voting power is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof.

“Tax” or “Taxes” means any and all federal, state, provincial, local and foreign taxes, including without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise, property, severance, stamp, capital stock, environmental or windfall taxes, assessments, governmental charges, duties or other like assessments or charges of any kind whatsoever together with all interest, penalties and additions imposed with respect to any such amounts, including any liability of a predecessor entity for any such amounts.
“Tax Return” means any return, report, statement, form or other documentation (including any additional or supporting material and any amendments or supplements) filed or required to be filed with respect to or in connection with the calculation, determination, assessment or collection of any Taxes, including any information return, claim for refund, amended return or declaration of estimated tax.
“Transaction Expenses” means, with respect to any Person to the extent not paid prior to the Closing, all out-of-pocket fees and expenses incurred by such Person or any of its Affiliates at or before the Closing in connection with the preparation, negotiation and execution of this Agreement, and the performance and consummation of the Merger and the other transactions contemplated hereby and thereby.
“Transaction Value per Share” means an amount equal to (a) the Parent Adjusted NAV, divided by (b) the aggregate number of shares of Common Stock, without duplication, issued and outstanding immediately prior to the Effective Time. For the avoidance of doubt, the aggregate number of shares of Common Stock referred to in (b) includes all unvested shares of Common Stock awarded prior to the Effective Time, but excludes any shares of Common Stock or other Equity Interests reserved for issuance in connection with the Equity Incentive Plan.
“U.S. GAAP” means the Generally Accepted Accounting Principles in the United States. “Valuation” shall have the meaning set forth in the definition of NAV above.
“Working Capital” means, with respect to any Person, the sum of the consolidated current assets of such Person and its Subsidiaries as of the Closing less the sum of the consolidated current liabilities of such Person and its Subsidiaries as of the Closing, in each case calculated in accordance with the Accounting Principles; provided, however, that (a) the Working Capital of any Person shall exclude any amounts included in the Indebtedness or Transaction Expenses of such Person or its Subsidiaries, and (b) the Working Capital of the Company shall exclude any amounts included in the Net VIP Amount.
ARTICLE XII
GENERAL PROVISIONS
12.1 Notices. All notices and other communications hereunder shall be in writing (which may be by email) and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by email if sent during normal business hours of the recipient, and if not sent during normal business hours, then on the next Business Day, or (c) one Business Day after deposit with a nationally recognized overnight courier, specifying next Business Day delivery, with verification of receipt. Notices and other communications, in each case to the respective parties, shall be sent to the applicable address or email address set forth below, unless another address has been previously specified in writing:

if to Parent, Merger Sub, or (after the Closing) to the Company to: Pangaea Logistics Solutions Ltd.
c/o Phoenix Bulk Carries US LLC 109 Long Wharf
Newport, Rhode Island 02840
Attention: Mark Filanowski
Email: mfilanowski@pangaeals.com

with a copy (which shall not constitute notice) to:
Seward & Kissel LLP One Battery Park Plaza
New York, New York 10004
Attention: Edward S. Horton Nick Katsanos
Email: Horton@sewkis.com; Katsanos@sewkis.com

if to Seller or (prior to the Closing) the Company, to: Strategic Shipping Inc.

c/o MTM Maritime Management (USA) LLC 2960 Post Road
Southport, CT 06890
Attention: Christina Tan Dan Schildt Suzanne Lui
Email: ctan@mtmaritime.com; dschildt@mtmaritime.com; slui@mtmaritime.com with a copy (which shall not constitute notice) to:

Seward & Kissel LLP
One Battery Park Plaza New York, NY 10004
Attention: Keith Billotti James Abbott
Email: billotti@sewkis.com; abbott@sewkis.com
12.2 Interpretation. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit or Schedule, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. Any reference in a Schedule contained in the disclosure letters delivered by a party hereunder shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the applicable representations and warranties (or applicable covenants) that are contained in the Section of this Agreement that corresponds to such Schedule and any other representations and warranties of such party that are contained in this Agreement to which the relevance of such item thereto is reasonably apparent on its face. The mere inclusion of an item in a Schedule as an exception to (or, as applicable, a disclosure for purposes of) a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item would have a Material Adverse Effect or establish any standard of materiality to define further the meaning of such terms for purposes of this Agreement. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement. Unless otherwise indicated the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity. Reference to the phrase “material to Parent” means material to Parent and its Subsidiaries taken as a whole, and reference to the phrase “material to the Company” means material to the Company and its Subsidiaries taken as a whole.
12.3 Counterparts; Facsimile Signatures. This Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery by electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com) or electronic mail to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.
12.4 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Exhibits and Schedules hereto, together with the Confidentiality Agreement,
(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 6.6, are not intended to confer upon any other Person any rights or remedies hereunder.
12.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
12.6	Enforcement.
(a) The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.
(b) Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns, shall be brought and determined in the Court of Chancery in the State of Delaware, or if (but only if) that court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts and to accept service of process in any manner permitted by such courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to lawfully serve process, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable law, any claim that (i) the Proceeding in such court is brought in an inconvenient forum, (ii) the venue of such Proceeding is improper or (iii) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts.
12.7 Governing Law. This Agreement shall be governed by and construed in accordance with the applicable laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware, except (a) to the extent that the law of the Republic of the Marshall Islands is mandatorily applicable to the Merger and (b) all matters relating to the fiduciary duties of the Parent Board shall be subject to the laws of Bermuda.
12.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Legal Requirement or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

12.9 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the first sentence of this Section 12.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
12.10 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties.
12.11 Extension; Waiver. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.
12.12 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

RENAISSANCE HOLDINGS LLC

By:	STRATEGIC SHIPPING INC., its Sole Member

By:	/s/ Christina Tan
Name: Christina Tan
Title: Vice President

STRATEGIC SHIPPING INC.

By:	/s/ Christina Tan
Name: Christina Tan
Title: Vice President

PANGAEA LOGISTICS SOLUTIONS LTD.

By:	/s/ Mark Filanowski
Name: Mark Filanowski
Title: Chief Executive Officer

RENAISSANCE MERGER SUB LLC

By:	PANGAEA LOGISTICS SOLUTIONS LTD., as sole member and manager

By:	/s/ Mark Filanowski
Name: Mark Filanowski
Title: Chief Executive Officer

Exhibit B

September 19, 2024
Pangaea Logistics Solutions Ltd
109 Long Wharf
Newport, RI 02840
Attention: Board of Directors
Dear Members of the Board:
We understand that (a) Pangaea Logistics Solutions Ltd. (“Parent”) intends to enter into an Agreement and Plan of Merger (the “Merger Agreement”) among Parent, Renaissance Merger Sub LLC, a wholly-owned subsidiary of Parent (“Merger Sub”), Strategic Shipping Inc. (“Seller”) and Renaissance Holdings LLC (the “Company”), a wholly-owned subsidiary of Seller; (b) prior to Closing, Seller will effect a Reorganization after the completion of which the subsidiaries of the Company will own or charter-in all of the Company Vessels; (c) at the Effective Time, the Company Units issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Merger Consideration, subject to adjustment as set forth in the Merger Agreement (including pursuant to Sections 1.9 and 1.10 thereof); and (d) at the Effective Time, Merger Sub shall be merged with and into the Company with the Company continuing as the surviving company and a wholly-owned subsidiary of Parent. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Merger Agreement.
The Board of Directors (the “Board”) of Parent has requested that DNB Markets, Inc. (“DNB”) provide an opinion (the “Opinion”) to the Board as to whether, as of the date hereof, the Merger Consideration to be paid by Parent pursuant to the Agreements (as defined below) is fair, from a financial point of view, to Parent.
In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:
1.	Reviewed a draft, dated September 19, 2024, of the Merger Agreement;
2.
Reviewed a draft, dated September 19, 2024 of the Investor and Registration Rights Agreement (the “Investor and Registration Rights Agreement” and together with the Merger Agreement, the “Agreements”);

3.
Reviewed the projections of Parent (the “Parent Projections”) and the projections of the Company (the “Company Projections”), in each case, as prepared by Parent for our use in connection with our analysis;

4.	Utilized the following analyses in connection with our review of the Merger Consideration pursuant to the Merger Agreement:
1

•	Third party broker values provided by Parent and Seller;
•	Gross asset value (“GAV”) and net asset value (“NAV”) analysis based on desktop broker valuations from VesselsValue as per September 2024;
•	Implied valuation of Company assets based on Parent’s current EV/GAV valuation trading multiples;
•	Peer group trading analysis using EV/EBITDA, EV/GAV and P/NAV multiples;
•	Precedent transactions analysis using EV/GAV multiples; and
•	Discounted cash flow analysis;
5.	Reviewed established third-party resources for industry data (including DNB’s equity research) on the dry bulk shipping market; and
6.
Conferred with management of Parent with respect to the Parent Projections, the Company Projections, the business and prospects of each of Parent and the Company, and other matters in connection with the transactions contemplated by the Agreements.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information.
In addition, management of Parent has advised us, and we have at your direction assumed, that (i) both the Parent Projections and Company Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of Parent as to the future financial results and condition of Parent and the Company, respectively, and (ii) two independent shipping brokers would provide appraisal reports of the fair market value of Parent and the Company Vessels, respectively, pursuant to the Agreements.
We express no view or opinion with respect to the Parent Projections, the Company Projections, the two independent shipping broker appraisal reports or the respective assumptions on which any of the foregoing are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Parent or the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.
We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreements and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreements and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger will be satisfied without waiver thereof, and (d) the Merger will be consummated in a timely
2

manner in accordance with the terms described in the Agreements and such other related documents and instruments, without any amendments or modifications thereto.
We have also assumed that the Merger will qualify, for federal income tax purposes, as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. We have relied upon and assumed, without independent verification, that (i) the Merger will be consummated in a manner that complies in all respects with all applicable foreign, federal, state and local statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any assets of Parent, Seller or the Company, or that would otherwise have an effect on the Merger, Parent, Seller or the Company or any expected benefits of the Merger that would be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreements will not differ in any respect that would be material to our analysis from the drafts of the Agreements identified above.
Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of Parent, Seller, the Company or any other party. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Parent, Seller or the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which Parent, Seller or the Company is or may be a party or is or may be subject.
This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We are not expressing any view or opinion as to what the value of the Common Stock actually will be when issued pursuant to the Agreements or the price or range of prices at which the Common Stock may be purchased or sold, or otherwise be transferable, at any time. We have assumed that the Common Stock to be issued pursuant to the Agreements to the Seller will be listed on the Nasdaq Global Select Market immediately following the consummation of the Merger and will be “restricted securities” within the meaning of Rule 144 of the Securities Act of 1933, as amended.
This Opinion is furnished for the use of the Board (in its capacity as such) in connection with its evaluation of the Merger Consideration to be paid by Parent pursuant to the Agreements and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Board, Parent, any security holder or any other party as to how to act or vote with respect to any matter relating to the Merger or otherwise.
In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire,
3

hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, Parent, the Company, Seller or any other party that may be involved in the Merger and their respective affiliates or security holders or any currency or commodity that may be involved in the Merger.
DNB and/or certain of its affiliates have in the past provided and are currently providing financial advisory and/or other services to Parent for which DNB and its affiliates have received, and may receive, compensation, including, among other things, having provided a senior secured credit facility to Parent in May 2024 of $50 million. In the last two years, neither DNB nor its affiliates provided financial advisory or other services to Seller or the Company for which compensation was received. DNB and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to Parent, Seller, the Company, other participants in the Merger or certain of their respective affiliates or security holders in the future, for which DNB and its affiliates may receive compensation. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, DNB and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, Parent, Seller, the Company, other participants in the Merger or certain of their respective affiliates or security holders, for which advice and services DNB and its affiliates have received and may receive compensation.
DNB received a fee upon execution of our engagement letter with Parent and DNB will receive a fee upon the issuance of this Opinion, which is not contingent upon the successful completion of the Merger. In addition, Parent has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.
We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board, Parent, its security holders or any other party to proceed with or effect the Merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise, (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of Parent, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available for Parent, or any other party, (v) the fairness of any portion or aspect of the Merger to any one class or group of Parent’s or any other party’s security holders or other constituents vis-à-vis any other class or group of Parent’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not Parent, its security holders or any other party is receiving or paying reasonably equivalent value in the Merger, (vii) the solvency, creditworthiness or fair value of Parent, Seller, the Company or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial
4

or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Merger or otherwise. Furthermore, we are not expressing any opinion, counsel or interpretation regarding matters that require legal, regulatory, environmental, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied on the assessments by the Board, Parent and their respective advisors, as to all legal, regulatory, environmental, accounting, insurance, tax and other similar matters with respect to Parent, Seller, the Company, the Merger or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.
Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Merger Consideration to be paid by Parent pursuant to the Agreements is fair, from a financial point of view, to Parent.
Very truly yours,

DNB MARKETS, INC.

5

/s/ Theodore S. Jadick, Jr.
Signed
Theodore S. Jadick, Jr.
Name
President
Position
September 19, 2024
Date
/s/ Jae Kwon
Signed
Jae Kwon
Name
Managing Director
Position
September 19, 2024
Date

6

Exhibit C

Form of Investor and Registration Rights Agreement

INVESTOR AND REGISTRATION RIGHTS AGREEMENT

PANAGEA LOGISTICS SOLUTIONS LTD

INVESTOR AND REGISTRATION RIGHTS AGREEMENT
THIS INVESTOR AND REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made as of [●], 2024, by and among Pangaea Logistics Solutions Ltd. a company incorporated under the laws of Bermuda (the “Company”), and Strategic Shipping Inc. (the “Investor”).
RECITALS
WHEREAS, the Company, Renaissance Holdings LLC, a Marshall Islands limited liability company and a wholly-owned subsidiary of the Investor (“Renaissance”), Renaissance Merger Sub LLC, a Marshall Islands limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub”) and the Investor have entered into that certain Agreement and Plan of Merger dated as of September 23, 2024 (the “Merger Agreement”) pursuant to which and subject to the conditions set forth therein the Company, the Investor, Renaissance and Merger Sub have approved the acquisition of Renaissance by the Company by means of a merger of Merger Sub with and into Renaissance (the “Merger”), with Renaissance continuing as the surviving company and an indirect wholly-owned subsidiary of the Company.
WHEREAS, pursuant to the terms of the Merger Agreement, upon the consummation of the Merger, Investor shall be the holder of an aggregate of [●] Common Shares issued by the Company in exchange for all of the issued and outstanding limited liability company interests of Renaissance.
WHEREAS, in order to induce the Investor to enter into the Merger Agreement, the Company and the Investor hereby agree that this Agreement shall govern, among other things and subject to the terms and condition set forth herein (i) the rights of the Investor to cause the Company to register the Common Shares issued to the Investor pursuant to the Merger Agreement (the “Merger Consideration Shares”) and certain Common Shares that the Investor may acquire from time to time; (ii) Investor’s right to have up to two (2) members appointed to the Company’s Board of Directors and certain committees thereof upon the consummation of the Merger; (iii) Investor’s right to participate in certain future equity issuances by the Company; and (iv) certain other matters as set forth in this Agreement.
NOW, THEREFORE, the parties hereby agree as follows:
1.	Definitions. For purposes of this Agreement:
1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or other investment fund now or hereafter existing that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person.
1.2 “Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained
1

therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, (iii) the Company has a bona fide business purpose for not making such information public, and (iv) such disclosure (a) would be reasonably likely to have an adverse impact on the Company, (b) could reasonably be expected to have a material adverse effect on the Company’s ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction or (iii) relates to information the accuracy of which has yet to be determined by the Company or which is the subject of an ongoing investigation or inquiry; provided that the Company takes all reasonable action as necessary to promptly make such determination and conclude such investigation or inquiry.
1.3 “Board of Directors” means the board of directors of the Company.
1.4 “Beneficial Ownership” or to “Beneficially Own” shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder and shall include any direct or indirect interest in securities which gives a person or entity (acting alone or with others) the power to vote, dispose of or direct the voting or disposition of the securities. It also includes any securities of which such person or entity has the right to acquire (acting alone or with others) beneficial ownership within sixty days after a given date through exercise of an option, warrant or conversion right or the power of revocation or automatic termination of a trust, discretionary account or similar arrangement.
1.5 “Bylaws” means the Company’s Bylaws, as amended and/or restated from time to time.
1.6 “Business Day” means a day other than Saturday, Sunday or other day on which commercial banks located in New York, New York are authorized or required by applicable law to close.
1.7 “Change of Control” means and will be deemed to have occurred if:
(a)
any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “Beneficial Owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (a) such Person shall be deemed to have “Beneficial Ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Common Shares; or

(b)
the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company in each case which results in a Person or Persons other than the shareholders of the Company immediately prior to such merger, consolidation  or sale owning more than 50% of the total voting power of the Company’s equity securities, or the sale of all or substantially all of the assets of the Company (determined on a consolidated basis) to another Person; or

(c)	any Person acquires more than 30% of the Common Shares.
1.8 “Common Shares” means common shares of the capital of the Company from time to time.
2

1.9 “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.
1.10 “Exchange Act” means the Securities Exchange Act of 1934 of the United States of America, as amended, and the rules and regulations promulgated thereunder.
1.11 “Fundamental Transaction” means any transaction whereby (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another party whereby such other party acquires more than 50% of the outstanding Common Shares; (iii)  the Company (or any subsidiary), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property (other than a stock split), or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement (other than a stock split)) with another Person or group of Persons whereby such other Person or group acquires greater than 50% of the voting power of the outstanding Common Shares and preferred shares of the Company.
1.12 “Form S‑1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.
1.13 “Form S‑3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.
1.14 “Holder” means the Investor and any other holder of Registrable Securities who is or who becomes a party to this Agreement.
1.15 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, life partner or similar statutorily-recognized domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.
1.16 “Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make
3

the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.
1.17 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.
1.18 “Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.
1.19 “Registrable Securities” means (i) the Common Shares issued to the Investor in connection with the consummation of the Merger and any Common Shares acquired by the Investor from time to time following the closing of the Merger; and (ii) any Common Shares issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Common Shares referenced in clause (i) above and excluding for purposes of Section 2 any Common Shares for which registration rights have terminated pursuant to Section 2.14 of this Agreement.
1.20 “Registration” shall mean a registration, including any related Underwritten Shelf Takedown, effected by preparing and filing a registration statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.
1.21 “SEC” means the United States Securities and Exchange Commission.
1.22 “SEC Guidance” means (i) any publicly available written questions and answers, guidance, forms, comments, requirements or requests of the SEC or its staff, (ii) the Securities Act and (iii) any other rules and regulations of the SEC.
1.23 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.
1.24 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.
1.25 “Securities Act” means the Securities Act of 1933 of the United States of America, as amended, and the rules and regulations promulgated thereunder.
1.26 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder.
2.	Registration Rights. The Company covenants and agrees as follows:
2.1 Shelf Registration.  Within five (5) Business Days following the closing of the Merger, the Company shall file with the SEC a Registration Statement for a Shelf Registration on Form S-3 and, if the Company is then a well-known seasoned issuer, the Registration Statement shall be an automatically effective registration statement on Form S-3ASR (or, if the Company is not then eligible to use a Form S-3, a Registration Statement for a Shelf Registration on Form S-1) (the “Shelf Registration
4

Statement”) covering the resale of all Registrable Securities (determined as of two (2) Business Days prior to such filing) on a delayed or continuous basis and shall use its reasonable best efforts to have such Shelf Registration Statement declared effective as soon as practicable after the filing thereof.  Such Shelf Registration Statement shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, the Holders named therein.  The Company shall maintain a Shelf Registration Statement in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep the Shelf Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Shelf Registration Statement on Form S-1, the Company shall use its commercially reasonable efforts to convert the Shelf Registration Statement on Form S-1 (and any Subsequent Shelf Registration Statement) to a Shelf Registration Statement on Form S-3 as soon as practicable. In the event the Company files a Shelf Registration Statement on Form S-1 or Form S-3 and thereafter becomes a well-known seasoned issuer, the Company shall use its commercially reasonable efforts to convert the Shelf Registration Statement on Form S-1 or Form S-3 (and any Subsequent Shelf Registration Statement) to a Shelf Registration Statement on Form S-3ASR as soon as practicable.
Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause (i) each Shelf Registration Statement (as of the effective date of such Shelf Registration Statement), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date), (A) to comply in all material respects with applicable SEC Guidance and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) any related Prospectus (including any preliminary Prospectus) or Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, as of its date, (A) to comply in all material respects with applicable SEC Guidance and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, not misleading; provided, however, the Company shall have no such obligations or liabilities with respect to any written information pertaining to any Holder and furnished in writing to the Company by or on behalf of such Holder specifically for inclusion therein.
2.2 Subsequent Shelf Registration. If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 2.7, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf Registration Statement to again become effective under the Securities Act and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration Statement” and, together with the Shelf Registration Statement, the “Registration Statement”) registering the resale of all Registrable Securities (determined as of two (2) business days prior to such filing).  If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration Statement shall be on Form S-3 to the extent that the Company is eligible to use such form at the time of filing.
5

2.3 Additional Registrable Securities. Subject to Section 2.7, in the event that the Investor becomes the holder of Registrable Securities subsequent to the consummation of the Merger, the Company, upon written request of the Investor, shall promptly use its commercially reasonable efforts to cause the resale of such additional Registrable Securities to be covered by either, at the Company’s option, any then available Shelf Registration Statement (including by means of a post-effective amendment) or by filing a Subsequent Shelf Registration Statement, and cause the same to become effective as soon as practicable after filing such Shelf Registration Statement or Subsequent Shelf Registration Statement; provided, however, that the Company shall not be required by this Section 2.3 to cause fewer than 100,000 additional Registrable Securities to be so covered in any Shelf Registration Statement or Subsequent Shelf Registration Statement.
2.4 Requests for Underwritten Shelf Takedowns.
(i) Subject to Section 2.7, at any time and from time to time when an effective Shelf Registration Statement is on file with the SEC, one or more Holders (a “Demanding Holder”) may request to sell all or any portion of its Registrable Securities in an underwritten offering that is registered pursuant to the Shelf Registration Statement (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder, either individually or together with other Demanding Holders, with a total offering price of at least $10.0 million in the aggregate (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown.  A majority-in-interest of the Demanding Holders shall have the right to select the underwriter or underwriters in connection with an Underwritten Shelf Takedown (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s prior written approval (which shall not be unreasonably withheld, conditioned or delayed).  Holders may demand not more than two (2) Underwritten Shelf Takedowns pursuant to this Section 2.4 within any twelve (12) month period. Notwithstanding anything to the contrary in this Agreement, the Company may effect any underwritten offering pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such offering.
(ii) If the managing underwriter or underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company and the Demanding Holders and the Holders requesting piggy back rights pursuant to this Agreement with respect to such Underwritten Shelf Takedown (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Shares or other equity securities that the Company desires to sell and all other Common Shares or other equity securities, if any, that have been requested to be sold in such underwritten offering pursuant to separate written contractual piggy-back registration rights held by any other shareholders, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such underwritten offering, before including any Common Shares or other equity securities proposed to be sold by the Company or by other holders of Common Shares or other equity securities, the Registrable Securities of (i) first, the Demanding Holders that can be sold without exceeding the Maximum Number of Securities (pro rata based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown and the aggregate number of Registrable Securities that all of the Demanding Holders have requested be included in such Underwritten Shelf
6

Takedown) and (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown and the aggregate number of Registrable Securities that all of the Requesting Holders have requested be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities.
(iii) Prior to the pricing of such Underwritten Shelf Takedown, any Demanding Holder initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the underwriter or underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown; provided that the Investor may elect to have the Company continue an Underwritten Shelf Takedown if the Investor still wants to participate in the Underwritten Shelf Takedown. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Underwritten Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with an Underwritten Shelf Takedown prior to its withdrawal under this Section 2.4(iii).
2.5 Piggyback Registration.
(i) If the Company or any Holder proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to the Registration of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of shareholders of the Company (or by the Company and by the shareholders of the Company including, without limitation, an Underwritten Shelf Takedown pursuant to Section 1.4), other than a Registration Statement (or any registered offering with respect thereto) (a) filed in connection with any employee stock option or other benefit plan, (b) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to SEC Rule 145 under the Securities Act or any successor rule thereto), (c) for an offering of debt that is convertible into equity securities of the Company, or (d) for a dividend reinvestment plan, then the Company shall give written notice of such proposed offering to all Holders of Registrable Securities as soon as practicable but not less than twenty (20) days before the anticipated filing date of such Registration Statement or, in the case of an underwritten offering pursuant to an existing Registration Statement, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters (if any) in connection with an Underwritten Shelf Takedown, and (B) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within ten (10) days after receipt of such written notice (such registered offering, a “Piggyback Registration”). Except with respect to an Underwritten Shelf Takedown under Section 1.4, the rights provided under this Section 2.5 shall not be available to any Holder at such time as there is an effective Shelf Registration Statement available for the resale of the Registrable Securities pursuant to Section 2.1. Subject to Section 2.5(ii), the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing underwriter or underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Holders pursuant to this Section 2.4 to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the
7

intended method(s) of distribution thereof.  The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to enter into an underwriting agreement in customary form with the underwriter or underwriters in connection with an Underwritten Shelf Takedown.
(ii) If the managing underwriter or underwriters in connection with an Underwritten Shelf Takedown that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of Common Shares or other equity securities that the Company desires to sell, taken together with (a) Common Shares or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (b) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (c) Common Shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, exceeds the Maximum Number of Securities, then:
(a) if the Registration or registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or registered offering (A) first, Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.4, pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such underwritten offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such underwritten offering, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities;
(b) if the Registration or registered offering is pursuant to a demand by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration or registered offering (A) first, the Common Shares or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.4, pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such underwritten offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such underwritten offering, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Shares or other equity securities, if any, as to
8

which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities; and
(c) if the Registration or registered offering and Underwritten Shelf Takedown is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.5 hereof, then the Company shall include in any such Registration or registered offering securities in the priority set forth in Section 2.5(ii).
(iii) Any Holder of Registrable Securities (other than a Demanding Holder), whose right to withdraw from an Underwritten Shelf Takedown, and related obligations, shall be governed by Section 2.4(iii) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the underwriter or underwriters (if any) in connection with an Underwritten Shelf Takedown of his, her or its intention to withdraw from such Piggyback Registration prior to the pricing of such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons or entities pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the SEC in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement (other than Section 2.4(iii)), the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.5.
2.6 Market Stand-off.  In connection with any Underwritten Shelf Takedown, if requested by the managing underwriter or underwriters, each Holder that is, or is controlled by an executive officer or director of the Company, agrees that, to the extent such Holder participates in such underwritten offering, it shall not Transfer any Common Shares or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the thirty (30)-day period, or such other longer or shorter time period agreed to by the managing underwriter or underwriters in connection with an Underwritten Shelf Takedown, beginning on the date of pricing of such offering, except as expressly permitted by such lock-up agreement or in the event the managing underwriter or underwriters in connection with an Underwritten Shelf Takedown otherwise agree by written consent. Each such Holder agrees to execute a customary lock-up agreement in favor of the underwriter or underwriters in connection with an Underwritten Shelf Takedown to such effect (in each case on substantially the same terms and conditions as all such Holders).
2.7 Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights
(i) Upon receipt of written notice from the Company that: (a) a Registration Statement or Prospectus contains a Misstatement; (b) any request by the SEC for any amendment or supplement to any Registration Statement or Prospectus or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement or Prospectus, such Registration Statement or Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or (c) upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, the Investor and each other Holder shall forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement
9

covering such Registrable Securities until (A) in the case of (a) or (b), it has received copies of a supplemented or amended Prospectus (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as reasonably practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed, or (B) in the case of (c), until the restriction on the ability of “insiders” to transact in the Company’s securities is removed, and, if so directed by the Company, each such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the most recent Prospectus covering such Registrable Securities at the time of receipt of such notice.
(ii) Subject to Section 2.7(iii), if the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (a) require the Company to make an Adverse Disclosure, (b) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (c) in the good faith judgment of the majority of the Board of Directors such Registration, be detrimental to the Company and the majority of the Board of Directors concludes as a result that it is advisable to defer such filing, initial effectiveness or continued use at such time, the Company may, upon giving prompt written notice of such action to the Investor and each other Holder (which notice shall not specify the nature of the event giving rise to such delay or suspension), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under this Section 2.7, the Investor and the other Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until the Investor or other Holder receives written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents.
(iii) The right to delay or suspend any filing, initial effectiveness or continued use of a Registration Statement or registered offering pursuant to this Section 2.7 shall be exercised by the Company, in the aggregate, for not more than forty-five (45) calendar days during any twelve (12)-month period, provided, however, that no delay or suspension exercised by the Company pursuant to this Agreement shall be effective unless all directors are subject to a trading blackout of equal time and such delay or suspension is applicable to all other selling security holders named in any effective, pending or proposed registration statement filed (or proposed to be filed) by the Company pursuant to the Securities Act and, provided further, the Company shall not offer, sell or issue any securities during the time that any delay or suspension of the Registration Statement pursuant to this Agreement is in effect, other than issuances pursuant to an award under the Company’s equity incentive plan.
2.8 Obligations of the Company.  Whenever required under this Section 2 to effect the registration of Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(i) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or have ceased to be Registrable Securities;
(ii) prepare and file with the SEC such amendments and supplements to such Registration Statement, and the Prospectus used in connection with such Registration Statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such Registration Statement;
10

(iii) furnish to each Holder such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;
(iv) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue‑sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
(v) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such Underwritten Shelf Takedown;
(vi) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;
(vii) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(viii) promptly make available for inspection by the Holders, any underwriter(s) participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;
(ix) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and
(x) after such Registration Statement becomes effective, notify each Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.
2.9 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is required by applicable law to effect the registration of such Holder’s Registrable Securities.
2.10 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, listing, and qualification fees, including with respect to any filings required to be made with the SEC
11

or FINRA or compliance with any securities or “Blue Sky” laws; printers’ and accounting fees; and fees and disbursements of counsel for the Company (but for the avoidance of doubt not including legal fees of counsel for the Holders, if any), shall be borne and paid by the Company.  All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.
2.11 [Reserved]
2.12 Indemnification.  If any Registrable Securities are included in a registration statement under this Section 2:
(i) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, and the partners, members, officers, directors, and shareholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.12 shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder expressly for use in connection with such registration, except to the extent such information has been corrected in a subsequent writing prior to or concurrently with the sale of Registrable Securities to the Person asserting the claim.
(ii) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in such registration and that has not been corrected in a subsequent writing prior to or concurrently with the sale of Registrable Securities to the Person asserting the claim; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.12 shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder) except in the case of willful fraud or gross negligence by such Holder.
(iii) Promptly after receipt by an indemnified party under this Section 2.12 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made
12

against any indemnifying party under this Section 2.12, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.12, only to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.12.
(iv) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (a) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.12 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.12 provides for indemnification in such case, or (b) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.12, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (A) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.12, when combined with the amounts paid or payable by such Holder exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful fraud or misconduct by such Holder.
(v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that any matter expressly provided for or addressed by the foregoing provisions of this Section 2.12 that is not expressly provided for or addressed by the underwriting agreement shall be controlled by the foregoing provisions.
(vi) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this
13

Section 2.12 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement or any provision(s) of this Agreement.
2.13 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S‑3, the Company shall:
(i) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144;
(ii) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
(iii) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S‑3.
2.14 Termination of Registration Rights.  The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2.1 or 2.2 shall terminate upon the earliest to occur of (i) the closing of a winding up event, as such term is described in the Bylaws, (A) in which the consideration received by the Holder in such winding up event is in the form of cash and such that the Investor no longer holds any Registrable Securities, or (B) in which the Holder received publicly traded securities and the Holder receives rights from the acquiring company or other successor to the Company reasonably comparable to those set forth in this agreement; (ii) such time that the Holder may sell all of the Holder’s Registrable Securities under SEC Rule 144, or another similar exemption under the Securities Act without limitation (including volume limitations) during a three‑month period and all restrictive legends have been removed from all of the Common Shares owned by such Holder; and (iii) such time as there are no Registrable Securities.
3.	Board of Directors Representation.
3.1 Appointment and Nomination of Directors.
(i) For so long as the Investor has Beneficial Ownership of at least twenty percent (20%) of the issued and outstanding Common Shares, the Investor shall have the right to designate up to two (2) members of the Board of Directors (each an “Investor Designee” and collectively the “Investors Designees”) and for so long as the Investor has Beneficial Ownership of at least ten percent (10%) but less than twenty percent (20%) of the issued and outstanding Common Shares, the Investor shall have the right to designate one (1) Investor Designee.  Each Investor Designee shall, in the reasonable judgment of the Board of Directors (a) have the requisite skill and experience to serve as a director of a publicly traded company, (b) not be prohibited or disqualified from serving as a director of the Company pursuant to any rule or regulation of the SEC, Nasdaq Stock Market (or, if different, the listing exchange on which the Common Shares are then traded) or by applicable law, rule or regulation, and (c) otherwise be reasonably acceptable to the Company, and at least one of the Director Designees shall be determined in the reasonable judgement of the Board of Directors to be independent as determined in accordance with Nasdaq Stock Market Rules
14

5605(a)(ii) and 5605-6.  At the Company’s request, Investor will cause each Investor Designee to complete and execute the Company’s standard Director and Officer Questionnaire prior to being appointed to the Board of Directors or being nominated for re-election.  In the event of the death, disability, resignation, removal for cause, disqualification or termination of service of an Investor Designee for any other reason during such time as Investor has the right to designate one or more Investor Designees, the resulting vacancy shall be filled by the Board of Directors with a replacement Investor Designee designated by the Investor within a reasonable amount of time following the occurrence of such vacancy, provided, however, that if at the time such vacancy is created the Investor is entitled to designate two (2) Investor Designees and the remaining Investor Designee serving on the Board of Directors is not independent as determined in accordance with Nasdaq Stock Market Rules 5605(a)(ii) and 5605-6, the replacement Investor Designee selected by the Investor must qualify as independent within the meaning of Nasdaq Stock Market Rules 5605(a)(ii) and 5605-6.
(ii) Prior to the closing of the Merger and subject to the Investor Designee qualifications set for in Section 3.1(i), the Company shall cause the Board of Directors to be expanded to add two (2) additional board seats, and shall cause the Investor Designees designated by the Investor pursuant to this Section 3.1 to be appointed to the Board of Directors to fill the vacancies created by such increase in the size of the Board of Directors immediately following the closing of the Merger.  Prior to each annual meeting of shareholders of the Company at which the Investor has the right to designate at lease one Investor Designee, the Company shall cause each Investor Designee the Investor is entitled to designate to be nominated for election by the shareholders of the Company to the Board of Directors at each annual meeting of shareholders at which directors are to be elected, shall solicit proxies in favor thereof, and at each annual meeting of the shareholders of the Company at which directors of the Company are to be elected, shall recommend that the shareholders of the Company elect to the Board of Directors each such Investor Designee at such annual meeting.
(iii) Immediately following the appointment of the Investor Designees upon the closing of the Merger, the Board of Directors shall consist of nine (9) members, inclusive of the Investor Designees.  Concurrently with the appointment of the Investor Designees, at least one Investor Designee who shall have been determined to be independent pursuant to Nasdaq Stock Market Rules 5605(a)(ii) and 5605-6, shall be appointed to serve on the Company’s compensation committee and such Investor Designee (or at the request of the Investor any alternate Investor Designee determined to be independent pursuant to Nasdaq Stock Market Rules 5605(a)(ii) and 5605-6 and otherwise qualified to serve on such committee) shall be reappointed annually to the compensation committee until such time the Investor no longer has the right to designate an Investor Designee pursuant to this Section 3.1.
(iv) Until such time as the Investor no longer has the right to designate at least one Investor Designee pursuant to this Section 3.1, the Company shall not take any action that would result in a reduction in the proportional representation of the Investor Designees on the Board of Directors except in connection with the Company’s consummation of a merger or other Fundamental Transaction.
(v) At such time as the Investor ceases to Beneficially Own at least ten percent (10%) of the issued and outstanding Common Shares of the Company, the Investor, at the request of the Board of Directors, shall use its commercially reasonable efforts to cause each Investor Designee then serving on the Board of Directors to resign from the Board of Directors, effective immediately prior to such time as a replacement director is nominated by the Board of Directors.
4.	Pre-emptive Rights, Beneficial Ownership
4.1 Pre-emptive Rights
(i) If at any time after the closing of the Merger the Company proposes to issue additional Common Shares other than in a Fundamental Transaction (a “Subject Issuance”), then, subject to the provisions set forth below, the Investor shall have the right to purchase from the Company, for cash, its pro rata share of all Common Shares issued in such Subject Issuance at the same price per share (or, if such Subject Issuance was for other than cash, at a price equal to the per share value ascribed to such Common Shares) and other terms and conditions of the Subject Issuance in order to maintain the Investor’s Beneficial Ownership percentage.  For purposes of this Section 4.1, the Investor’s pro-rata share is equal to the ratio of (a) the number of Common Shares Beneficially Owned by the Investor and its Affiliates at the time notice of the proposed issuance is given, to (b) the total number of Common Shares (including all Common Shares issued or issuable upon the exercise of any outstanding employee stock options) outstanding immediately prior to the issuance of such Common Shares.  Notwithstanding the preceding sentence, in the event the issuance of Common Shares or other equity securities issued pursuant to the Company’s equity incentive plan (a “Plan Issuance”) would result in the Investor’s Beneficial Ownership of Common Shares immediately following such Plan Issuance being less than twenty-five percent (25%) of the issued and outstanding Common Shares, Investor shall have the right to acquire from the Company for cash such number of Common Shares or other equity securities necessary to result in Investor owning at least twenty-five percent (25%) of the issued and outstanding Common Shares (as measured above) immediately following the Plan Issuance at a price equal to the per share price of the securities issued in the Plan Issuance.
(ii) If at any time after the closing of the Merger the Company proposes to issue any [equity or debt] security convertible into Common Shares other than in a Fundamental Transaction, in connection with a dividend, stock split or other distribution of Common Shares, or pursuant to the Company’s equity incentive plan (a “Subject Convertible Security Issuance”), the Investor shall have the right to participate in such Subject Convertible Security Issuance on terms no less favorable to the Investor than to any other purchaser in such Subject Convertible Security Issuance, the specific terms of Investor’s participation to be in line with the Investor’s pre-emptive rights contemplated herein and mutually agreed by the Company and Investor in good faith at the time of such Subject Convertible Security Issuance.
(iii) If the Company proposes to issue Common Shares or other securities convertible into Common Shares in a Subject Issuance or a Subject Convertible Security Issuance, the Company shall give the Investor written notice (the “Pre-emptive Right Notice”) of its intention, describing the Common Shares or other securities and the price and other terms and conditions upon which the Company proposes to issue the same or such terms as mutually agreed by the Company and Investor pursuant to 4.1(ii), above.  Investor shall have five (5) Business Days from the date the Pre-emptive Right Notice is deemed given (the “Response Period”) to exercise its right to purchase all, but not less than all, of its pro rata share of the Common Shares or other securities on the terms and conditions specified in the Pre-emptive Right Notice by giving written notice thereof to the Company. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Common Shares or other securities to the Investor if doing so would cause the Company to be in violation of applicable securities laws by virtue of such offer or sale; provided that the Company shall use its reasonable best efforts to complete the sale (if applicable) in a transaction that complies with applicable law.  The Company shall have sixty (60) days after the earlier of (a) the termination of the Response Period and (b) receipt of the Investor’s response to exercise or not exercise its pre-emptive rights hereunder to sell the Common Shares or other securities in respect of such Subject Issuance or Subject Convertible Security Issuance on terms no more favorable to the purchasers thereof, after which the Company shall deliver another Pre-emptive Right Notice in accordance with the provisions set forth above.
4.2 Ownership Limitation
15

(i) Nothing set forth in this Agreement shall prohibit or restrict the Investor from acquiring, in open market transactions or otherwise, additional Common Shares or other securities of the Company, subject to the Company’s insider trading policy in effect on July 22, 2024 (“Additional Investor Share Purchases”), provided that, subject to the following clause of this Section 4.2, Investor shall not become, through Additional Investor Shares Purchases or otherwise, the Beneficial Owner of in excess of thirty percent (30%) of the issued and outstanding Common Shares (the “Beneficial Ownership Limitation”) at any time; provided further, that the Investor Beneficial Ownership Limitation shall be automatically waived if (A) the Board of Directors has consented to such acquisition or (B) in the event and at such time that the Board of Directors reasonably determines that the Company (including without limitation acting through its Board of Directors or any committee thereof) has commenced negotiations with respect to the terms of a potential transaction between the Company and any Person that may reasonably be expected to result in a Change of Control of the Company immediately following the consummation of such transaction (a “Qualifying Transaction”).  For the avoidance of doubt, the Company’s request solely for additional information relating to a potential transaction shall not be deemed to constitute the negotiations of the terms of a transaction that, if consummated, may reasonably be expected to constitute a Qualifying Transaction.
5. Miscellaneous.
5.1 Successors and Assigns.  The Investor’s rights pursuant to Section 3 and Section 4 of this Agreement may be assigned by the Investor to one or more Affiliates of the Investor subject to compliance with clause (i) and (ii) of the following sentence of this Section 5.1 by the Investor and its affiliated assignees.  The rights under this Agreement other than the rights granted pursuant to Section 3 and Section 4 may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities; provided, however, that (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (ii) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement. For the purposes of determining the number of Registrable Securities held by a transferee, the holdings of a transferee that is an Affiliate or shareholder of a Holder shall be aggregated together and with those of the transferring Holder. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.
5.2 Governing Law.  This Agreement shall be governed by the laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the laws of the State of New York.5.3 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
5.4 Titles and Subtitles.  The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.
5.5 Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or
16

(i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on the signature pages hereto, or (as to the Company) to the principal office of the Company and to the attention of the Chief Executive Officer, or, in any case, to such email address or address as subsequently modified by written notice given in accordance with this Section 5.5. If notice is given to the Company, a copy (which copy shall not constitute notice) shall also be sent to Seward & Kissel LLP, One Battery Park Plaza, New York, New York, 10004, Attention: Edward Horton (horton@sewkis.com), and if notice is given to the Investor, a copy (which copy shall not constitute notice) shall also be sent to Seward & Kissel LLP, One Battery Park Plaza, New York, New York, 10004, Attention: Keith Billotti (billotti@sewkis.com).
5.6 Amendments and Waivers.  Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Investor.
5.7 Severability.  In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.
5.8 Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.
5.9 Inconsistent Agreements.  The Company is not currently a party to, and shall not hereafter enter into without the prior written consent of the Investor, any agreement with respect to its securities that is inconsistent with the rights granted to the Investor by this Agreement, including allowing any other holder or prospective holder of any securities of the Company registration rights in the nature or substantially in the nature of those set forth in Section 2 that would have priority over the Registrable Securities with respect to the inclusion of such securities in any Registration.  In addition, the Company covenants and agrees that it shall take no action or enter into any agreement or arrangement that in any manner materially delays, impedes, prohibits, limits, frustrates or has the effect of nullifying any of the Investor’s rights hereunder.
5.10 Specific Performance. The Company and the Investor agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms thereof, that monetary damages may not be adequate compensation for any loss incurred in connection therewith and that the parties thereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions thereof in any federal court located in the State of New York or any New York state court, in addition to any other remedy to which they are entitled at law or in equity, and the parties to this Agreement waived any requirement for the posting of any bond or similar collateral in connection therewith. The parties to this Agreement agreed
17

to waive in any action for specific performance of any such obligation (other than in connection with any action for temporary restraining order) the defense that a remedy at law would be adequate.
5.11 Legend Removal.  The Company covenants and agrees to instruct its transfer agent to remove and will remove any restrictive legend with respect to any Common Shares held by any Holder (“Holder Common Shares”) within one (1) trading day of the earlier of (1) the date that any Holder’s Common Shares are sold or transferred pursuant to Rule 144 under the Securities Act (subject to all applicable requirements of Rule 144 being met) or pursuant to the Registration Statement registering such Holder’s Common Shares for resale, and (2) the earlier of the date (x) that is one year from the date of issuance of the Holder Common Shares or (y) that the Holder Common Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144I(1) (or Rule 144(i)(2), if applicable) or the volume and manner of sale limitations under Rule 144(e), (f) and (g) under the Securities Act; provided, that Holder shall have timely provided customary representations and stock transfer information to the Company, its counsel and/or its transfer agent in connection therewith.  The Company shall further provide or cause to be provided to its transfer agent within one (1) business day of the effectiveness of the Shelf Registration Statement a blanket legal opinion authorizing the removal of the restrictive legends from any Holder Common Shares in accordance with the first sentence of this Section 5.11.  Any reasonable and documented fees (with respect to the transfer agent, the Company’s counsel or otherwise) associated with the issuance of any legal opinion required by the Company’s transfer agent or the removal of such legend shall be borne by the Company.
5.12 Section 16 Filings.  The Company covenants and agrees that, at the request of each Investor Designee then sitting on the Board of Directors, the Company will prepare and cause to be filed with the SEC any filing required to be made by such Investor Designee pursuant to Section 16 of the Exchange Act with respect to his or her ownership of Common Shares, subject to written approval of the filing by such director.
5.13 Delays or Omissions.  No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
(signature page follows)
18

IN WITNESS WHEREOF, the parties have executed this Investor and Registration Rights Agreement as of the date first written above.

EXECUTED by

PANGAEA LOGISTICS SOLUTIONS LTD

By: ______________________________________________
Name:
Title:

STRATEGIC SHIPPING INC.

By: ______________________________________________
Name:
Title:

19